Table of Contents

As filed with the Securities and Exchange Commission on March 4, 2026

Registration No. 333-289205

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post Effective Amendment No. 3

FORM F-1

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

For Ordinary Shares

CUSIP Number G27599 102

DAVION HEALTHCARE PLC

(Exact name of issuer of deposited securities as specified in its charter)

(Translation of issuer’s name into English)

N/A

(Translation of Registrant’s Name into English)

Republic of Ireland	3841	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The Cube Building, Monahan Road,

Cork, T12 H1XY, Ireland

Telephone: +353 21 212 9330
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David E Price

3 Bethesda Metro Center

Suite 700

Bethesda

MD 20814

202 536 5191

(Address, including zip code, and telephone number, including area code, of agent for service)

Transfer Agent and Registrar in the United States:

VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, USA

Approximate date of commencement of proposed sale to the public: Not applicable.

This Amendment No. 2 is being filed as a post-effective amendment to a registration statement that became automatically effective on November 28, 2025, pursuant to Section 8(a) of the Securities Act of 1933.

The Registrant is not seeking effectiveness of this Amendment.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933. Emerging growth Company  ☒

If an emerging growth Company that prepares its financial statements in accordance with U.S. IFRS, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement relates solely to a direct listing of our ordinary shares by the registered shareholders identified in this prospectus (“Registered Shareholders”), which are being registered for a secondary offering. The Registered Shareholders may or may not, elect to sell their ordinary shares covered by this prospectus, as and to the extent they determine. All 25,000,000 issued and outstanding ordinary shares are being registered solely to permit trading on the Nasdaq Global Market. Our ordinary shares are being registered for resale under Rule 415 of the Securities Act. Resales by our affiliates will remain subject to the limitations of Rule 144.

The validity of the issuance of the Ordinary Shares has been passed upon by David E. Price, Esq. of Washington, DC. The full opinion itself is filed as an exhibit (Exhibit 5.1 – Opinion of Counsel as to the Legality of the Securities Being Registered).

We have appointed Revere Securities LLC as our corporate advisor and as our Lead Market Maker in connection with this direct listing. There is no underwriter in this transaction.

The opening price of our ordinary shares will not be fixed in advance. It will be established by Nasdaq’s opening auction process, which will be facilitated by the Lead Market Maker. After the opening auction, our Ordinary Shares will trade in the continuous market in the same manner as other Nasdaq-listed securities, with quotes provided by market participants, including the designated market maker. For purposes of meeting Nasdaq’s initial listing requirements, management has used an expected opening price of $12 per share solely as a valuation reference.

Planned Duration of Effectiveness. The Company currently intends to maintain the effectiveness of this registration statement for a period of up to two (2) years following the date of initial effectiveness, or such shorter period as all registered ordinary shares have been sold or the registration statement is earlier withdrawn by the Company by post-effective amendment. The Company may elect to extend or terminate this registration statement at any time in its sole discretion, subject to applicable securities laws and exchange requirements.

Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section of this prospectus for the risks and uncertainties you should consider before investing in our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EXPLANATORY NOTE

This Amendment No. 3 is being filed as a post-effective amendment to the Registration Statement on Form F-1 (File No. 333-289205), which became automatically effective on November 28, 2025, under Section 8(a) of the Securities Act. This Amendment supplements and updates the disclosure contained in the Registration Statement on Form F-1 as previously amended, including Post-effective Amendment No. 2.

This Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form F-1 is filed to provide additional disclosure enhancements in response to comments received from the Staff of the U.S. Securities and Exchange Commission, including expanded discussion of valuation methodology, regulatory pathways, intellectual property, trading mechanics, market integrity considerations, exchange discretion, and related risk factors, consistent with investor-protection principles.

This Amendment does not register any additional securities, does not modify the terms of the offering, and does not include or amend the audited financial statements.

The Company is not requesting effectiveness of this Amendment and respectfully invites the Staff of the U.S. Securities and Exchange Commission to review the additional disclosures provided herein.

NOT AN OFFERING; NO SOLICITATION OF SHAREHOLDER SALES

This direct listing does not constitute an offer of securities by the Company. We are not conducting a primary or secondary offering. We are not asking any shareholder to sell shares, and we are not recommending, encouraging, soliciting, or advising any shareholder with respect to the resale of Ordinary Shares. All decisions regarding whether, when, and how many shares to sell are made solely by each selling shareholder, independently of the Company.

The information in this filing is subject to completion or amendment. The Registration Statement is currently effective.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor any of the Registered Shareholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared or that have been prepared on our behalf or to which we have referred you. Neither we nor any of the Registered Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Shareholders are offering to sell, and seeking offers to buy, shares of their ordinary shares only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Neither we nor any of the Registered Shareholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares by the Registered Shareholders and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-1 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the Registered Shareholders may from time to time sell the ordinary shares covered by this prospectus in the manner described in “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in this prospectus, including the “Plan of Distribution.” You should read this prospectus before deciding to invest in our ordinary shares. You may obtain this information without charge by following the instructions under “Where You Can Find Additional Information” appearing elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected growth of our product sales or revenues generated from our licensee;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with customers, contract manufacturers, component suppliers, third-party service providers, strategic partners and other stakeholders;

•	competition in our industry;

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary—Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations,” “Business” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The industry and demand for our products may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of the Class I medical industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

1

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

“Davion”, “D”, “BreastCheck”, “FootFlow”, “Testic”, “ThermaDerm” and other trademarks or service marks of Davion appearing in this prospectus are the property of Davion Healthcare Plc or its subsidiaries. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply an endorsement or sponsorship of us by any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. None of the reports or studies cited in this prospectus were commissioned by the Company.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

2

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully. Unless the context otherwise requires, references in this prospectus to the “Company,” “Davion,” “we,” “us,” “our” and other similar designations refer to Davion Healthcare Plc and its consolidated subsidiary.

Direct Listing; Exchange-Controlled Commencement of Trading

The Company intends to seek the commencement of trading of its ordinary shares through a direct listing on a national securities exchange. The Company will not sell any ordinary shares in connection with the commencement of trading and will not receive any proceeds from any sales of ordinary shares by existing shareholders.

The commencement of trading, the determination of the opening price, and the timing of such commencement will be determined exclusively by the applicable exchange in accordance with its rules and procedures. The Company will not participate in price-setting, order collection, or price discovery.

Nasdaq Listing and Listing Requirements

We have applied to list our Ordinary Shares on The Nasdaq Global Market under the symbol “DAVI.” The approval of our listing is subject to our satisfaction of all applicable initial listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and the completion of Nasdaq’s standard review and approval procedures.

The initial listing requirements applicable to The Nasdaq Global Market include, among other things:

•	a minimum number of publicly held shares;
•	a minimum number of round-lot shareholders;
•	a sufficient public float;
•	satisfaction of market value requirements applicable to direct listings;
•	adherence to corporate governance standards, including board and committee composition; and
•	compliance with disclosure requirements relating to the direct listing process.

We believe that we satisfy, or will satisfy prior to the commencement of trading, all applicable quantitative and qualitative initial listing requirements of The Nasdaq Global Market. However, Nasdaq retains broad discretion with respect to the application of its listing criteria, and there can be no assurance that our Ordinary Shares will be approved for listing.

Nasdaq will permit our Ordinary Shares to begin trading only after:

1.	the SEC has declared our registration statement effective – Declared effective on November 28, 2025.
2.	Nasdaq has completed its listing review,
3.	Nasdaq has determined that we meet its initial listing requirements, and
4.	Nasdaq has conducted the opening auction, including determining the reference price and matching buy and sell interest in accordance with its rules.

If our Ordinary Shares are approved for listing, trading is expected to commence on the Nasdaq Global Market under the symbol “DAVI” on the date of our direct listing.

SEC Effectiveness and Exchange Approval Are Separate Determinations

The effectiveness of this registration statement under the Securities Act of 1933, as amended, does not imply that any securities exchange has approved or will approve the listing or commencement of trading of our ordinary shares. Approval to list, and the timing and conditions of the commencement of trading, are separate determinations made exclusively by the applicable securities exchange pursuant to its own rules, procedures and discretion.

3

NO STABILIZATION OR PRICE SUPPORT

Neither the Company, nor any selling shareholder, nor our financial advisor, nor the designated market maker will engage in any form of price stabilization, market support, or aftermarket intervention.

NOT AN OFFERING; NO SOLICITATION OF SHAREHOLDER SALES

This direct listing does not constitute an offer of securities by the Company. We are not conducting a primary or secondary offering. We are not asking any shareholder to sell shares, and we are not recommending, encouraging, soliciting, or advising any shareholder with respect to the resale of Ordinary Shares. All decisions regarding whether, when, and how many shares to sell are made solely by each selling shareholder, independently of the Company.

DIRECT LISTING PROCESS OVERVIEW (SUMMARY VERSION)

We are pursuing a direct listing of our Ordinary Shares on The Nasdaq Global Market. In a direct listing, the Company does not issue new shares, there is no underwriter, and there is no bookbuilding or price-stabilization activity. Instead, our existing shareholders may sell their Ordinary Shares on a continuous basis after our Ordinary Shares begin trading.

Nasdaq will determine the reference price for our Ordinary Shares independently and solely through its own methodologies using pre-opening order book information. This reference price is not an offering price and may differ materially from the opening trading price.

The opening trading price will be established by Nasdaq’s automated opening auction, which matches aggregated buy and sell interest submitted by market participants. We do not participate in, influence, or have visibility into the auction order book, and neither we nor our financial advisor nor our designated market maker takes any action to stabilize, support, or influence the opening price.

The number of shares that may become available for trading on the first day cannot be predicted, as selling decisions are made solely by our existing shareholders. Certain shareholders holding more than 1,000 Ordinary Shares have voluntarily agreed to orderly market sale limitations, although participation is voluntary and not universal.

Because there is no underwriter, the opening price and subsequent trading prices may be volatile and may not reflect the value of our business. We will not receive any proceeds from the resale of shares by selling shareholders.

Our Company

Davion Healthcare Plc is an Irish Public Limited company focused exclusively on the development and commercialization of non-invasive home tests for the early detection of health anomalies, including cancers. Our home tests are non-diagnostic, focusing on early detection of potential health anomalies, for which if identified, further clinical tests outside of the scope of our products would be required.

We currently have four non-invasive home tests completed, namely, BreastCheck, FootFlow, Testic, and ThermaDerm. Our flagship product, BreastCheck, will be the first product to be launched in the first half of 2026. BreastCheck is a non-invasive home test designed to detect temperature anomalies in breast tissue, which may be indicative of cancer or other health conditions. The second product to be launched will be FootFlow, which is a home test for diabetics to monitor blood flow in feet and hands, for which poor circulation as a result of diabetes can lead to fingers and toes being amputated if poor blood circulation goes unchecked. The third product to be launched will be Testic. Testic is a home test for testicular anomalies, including testicular cancer. Testic works in a similar way to BreastCheck, by monitoring testicular temperature. Our fourth home test is ThermaDerm. ThermaDerm monitors skin temperature across various locations on the body to identify potential temperature changes which appear abnormal compared to other similar locations to help identify potential anomalies. None of the company’s home tests are diagnostic. They provide early warning of potential anomalies, for which further clinical investigation would be required in order for a diagnosis to be provided. The Company’s broad suite of non-invasive home testing kits help provide targeted additional health indicators for early detection, prevention, and wellness monitoring.

Each of the Company’s products — BreastCheck, FootFlow, Testic, and ThermaDerm — are designed and intended to be sold directly to consumers over the counter, without the involvement of a healthcare professional, subject to compliance with applicable regulatory requirements in each jurisdiction. The ability to sell a product over the counter is a product-specific determination and does not apply to all Class I medical devices generally.

4

BreastCheck and FootFlow have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets and are commercially prepared for launch. Testic and ThermaDerm do not require premarket regulatory clearance or approval prior to launch beyond the manufacturer’s standard Class I medical device declaration of conformity and the required registration or notification of the products with the relevant regulatory authority in each country in which the products are planned to be marketed.

Our products, including BreastCheck and FootFlow, use thermography to detect small but meaningful changes in skin surface temperature. Liquid crystal film placed on the skin produces color shifts in response to temperature differences, creating a simple thermal map that highlights areas of concern.

An earlier, clinically administered version of the BreastCheck product, marketed as the BreastCare / BreastAlert Differential Temperature Sensor, was cleared by the U.S. Food and Drug Administration as a Class II medical device pursuant to Section 510(k) premarket notification number K832989 for use by medical practitioners. In connection with that clearance, approximately 5,000 clinical tests, of which the majority were conducted across hospitals in North and South America to support the regulatory submission, and summaries of those results are included in Exhibit 10.8 to this prospectus.

The Company’s current BreastCheck product is not a Class II medical device pursuant to Section 510(k), but utilizes the same underlying thermochromic liquid crystal film and differential temperature-mapping principles included in BreastCare. However, the current configuration is designed for home use and is registered as a Class I medical device under applicable self-declaration and registration frameworks. The Company has not conducted large-scale, randomized clinical trials for the current home-use configuration. Product performance and reliability are supported by internal testing, prototype validation, and applicable regulatory registrations for Class I medical devices. Safety and efficacy of our products are determinations that are solely within the authority of the FDA or similar foreign regulators.

BreastCheck applies this approach to identify abnormal breast tissue patterns that may warrant further clinical assessment, while FootFlow monitors circulation in the extremities of diabetic patients to detect risks associated with reduced blood flow, infection, or inflammation. By combining this film-based technology with artificial intelligence analysis of smartphone images, our products deliver standardized, reliable, and easy-to-understand results. This enables early detection at home in a safe, non-invasive, and scalable way.

All four tests meet Class I regulatory standards for non-invasive medical devices in the USA (FDA), in Europe (CE) and in the United Kingdom (UKCA). Regulatory approval for Class I products is by self-declaration, confirming that products registered meet the relevant regulatory standards as proscribed. Currently BreastCheck and FootFlow are registered with the FDA in the United States and have been since November 2023, and with regulatory bodies in the UK and the European Union also since November 2023.

All four products, BreastCheck, FootFlow, Testic and ThermaDerm are registerable as Class I Medical devices (which are “over the counter” product, meaning they can be sold in pharmacies, and on line, and are not required to be provided through clinicians), with the FDA in the USA, CE in Europe and UKCA in the United Kingdom. Non-invasive, non-diagnostic medical devices such as our four home tests, are registered under a “self-declaration” process, provided the device specification adheres to regulatory standards for Class I medical devices, supported by medical data sheets. Medical regulators have the ability to “question” the classification category for any medical device, and may on examination require re-classification of any medical device and the requirement for any such product to meet the revised technical product standard re-categorized as necessary in order to be able to be sold in the relevant country/region.

Our commercial strategy is primarily focused on licensing the manufacturing, marketing, sales, and distribution rights for our products to regional or global commercial partners. These licensees are responsible for obtaining necessary regulatory approvals in their territories and for delivering product support, including customer service and warranty administration. We believe this structure enables us to leverage the established infrastructure, expertise, and market reach of third parties, while allowing us to remain a capital-efficient innovator in medical device technology.

Although our strategic model is licensing-driven, we continually evaluate market conditions and the performance of our licensees. If we determine that a licensee has failed to meet its obligations or if commercial, operational, or regulatory conditions change, we may elect to assume responsibility for manufacturing, sales, or distribution of one or more of our products directly. Such a transition may require additional capabilities, resources, and investment and may involve a period of operational realignment as we establish or expand internal commercialization capacity.

5

Product launches commence with BreastCheck in the USA in the second half of 2026, under a global license agreement with NeuRX Health, Inc. (“NeuRX”), with follow on product launches in Europe and the United Kingdom, the timing of which will be subject to market conditions while the Company will monitor on an ongoing basis. In respect of initial product launches in the USA, FootFlow is anticipated to launch six months after the initial launch of BreastCheck, and like BreastCheck, it will launch in the USA initially and then develop operations into Europe and the United Kingdom. ThermaDerm and Testic launch dates will be reviewed by management as to launch times and all regulatory filings will be established and filed as applicable, prior to the launch of those two products. During our initial year of commercialization, we expect revenues to be derived primarily from BreastCheck and FootFlow. During the year ended December 31, 2024, we incurred an operating loss of €1.3 million. For additional discussion of risks related to our business and products, see the “Risk Factors” section.

Direct Listing of Ordinary Shares

We are not offering any new securities in this Registration Statement. We are registering 25,000,000 ordinary shares, par value €0.01 per share, for which we have submitted an application to be listed for trading on the Nasdaq Global Market under the ticker symbol “DAVI”.

The Company’s ordinary shares have been assigned CUSIP number G27599 102, and will be held electronically through DTC under nominee Cede & Co.

This prospectus relates to the registration of the resale of all 25,000,000 of our issued and outstanding ordinary shares by the shareholders identified in this prospectus (the “Registered Shareholders”) in connection with the direct listing on the Nasdaq Global Market. All of these ordinary shares are already recorded in our register of members maintained by our registrar. The Registered Shareholders may, but are not required to, elect to sell some or all of their ordinary shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. Any such sales, if made, will be conducted through brokerage transactions at prevailing market prices. This registration statement does not register any primary offering by us and we will not receive any proceeds from the sale of ordinary shares by the Registered Shareholders.

There are no underwriters involved. We have appointed Revere Securities LLC (“Revere”) as our corporate advisor and as our Lead Market Maker in connection with this direct listing.

The opening price of our ordinary shares will not be fixed in advance. It will be established by Nasdaq’s opening The opening auction is conducted by Nasdaq’s automated matching engine in accordance with Nasdaq rules. The Company, its advisors, and the designated market maker do not participate in or influence this process. The Lead Market Maker will provide continuous quotations and may observe publicly disseminated Nasdaq auction imbalance information, where available, but does not receive non-public order book data and does not influence price formation, following the commencement of trading. For purposes of meeting Nasdaq’s initial listing requirements, management has used an expected opening price of $12 per share solely as a valuation reference.

A blanket lock-up agreement has been entered into for a period of 90 days from the first day of trading of the company’s ordinary shares for all 8 members of the board of directors. The three Executive Directors, Jack Kaye, Andreas Ttofi, and David Over, together with the five non-executive directors, Sir Eric Peacock, Kevin Riches, Susan M. King, Jan Dulman, and Julian Sluyters.

Risks Associated with our Business and of Owning Our Ordinary Shares

An investment in our ordinary shares involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and, in the “Risk Factors” section, contained in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

6

Our business and owning our ordinary shares are subject to numerous risks and uncertainties. These risks include, but are not limited to, the following:

•	your ability to sell your ordinary shares at or above the price you bought them for due to (i) our listing not having the same safeguards as an underwritten initial public offering, which may result in the public price of our Class A ordinary shares being volatile and declining significantly upon listing, or (ii) the failure of an active, liquid, and orderly market for our ordinary shares to develop or be sustained;
•	we are a pre revenue Company with a history of operating losses that is dependent on our CEO to fund its cash needs;
•	our operating model, which includes the reliance on a single third party licensee for the manufacture and distribution of BreastCheck exposes us to risks beyond our control;
•	our future growth depends on demand for BreastCheck and consumer adoption;
•	our business depends substantially on the continuing efforts of our executive officers;
•	our 2025 operating results are artificially low and not indicative of our future cost structure once we are publicly listed;
•	you will be diluted by future issuances of additional ordinary shares in connection with our future business plans;
•	our products are subject to a variety of government regulations, including HIPPA and FDA compliance in the U.S.
•	we may not fully recover the value of our intellectual property portfolio; and
•	risks related to our status as a foreign private issuer.

Planned Future Capital Raise

While this Registration Statement relates solely to the direct listing of our existing ordinary shares, we may pursue a registered offering or other capital raise following the effectiveness of this Registration Statement and commencement of trading on Nasdaq.

Nasdaq Listing Requirements

To comply with the listing requirements of the Nasdaq Global Market, we have a sufficient number of both our ordinary shares and shareholders prior to listing to ensure that:

•	There are at least 400 round-lot holders, each holder with a value of $100 or more;
•	At least 50% of the 400 round lot holders, hold shares valued at $3,500 or more;
•	1,100,000+ publicly held shares;
•	Market value of publicly held shares exceeding $45 million;
•	Share price exceeds $4.00;
•	Total shareholders exceeding 450;
•	DTC eligibility through Cede & Co.;
•	Corporate governance compliance
•	Audit committee compliance

Note that the opening trading price will be determined by Nasdaq’s auction process without underwriter support, which may increase volatility. Recent sales prices for our ordinary shares may bear little or no relation to the trading price at or subsequent to the opening of trading of the originally shares on Nasdaq.

There will be no underwriters to provide research coverage, stabilization, or marketing support.

Limited precedent exists for direct listings, creating additional uncertainty. We have appointed Revere Securities LLC as our corporate advisor and as our Lead Market Maker in connection with this direct listing. There is no underwriter in this transaction.

No assurance can be given that Nasdaq will approve our application.

7

Corporate Structure

Davion Healthcare Plc is incorporated in Ireland, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also an “emerging growth company” under the U.S. Jumpstart Our Business Startups Act (JOBS Act), and as such, we may take advantage of reduced reporting obligations.

Summary Consolidated Financial Information

We are a pre-revenue Company that has incurred operating losses of €0.3 million for the six months ended June 30, 2025 and losses of €1.3 million and €5.3 million for the years ended 2024 and 2023, respectively. We will not generate revenues until the commercial launch of our licensed BreastCheck product by our licensee, NeuRX Health Inc, which is now expected in the second half of 2026. Up to the date of this Registration Statement, we have not generated any revenue and continue to operate at a loss, primarily due to ongoing product development and operational costs. Consequently, our liquidity has been limited, and we have been dependent on the CEO’s support to meet our working capital requirements and cover expenses. See “Related Party Transactions” for additional information and “Capitalization” for information regarding unaudited pro forma financial data related to the direct listing.

The Company’s regulatory-approved product portfolio and strategic licensing agreement with NeuRX Health Inc. are expected to provide future revenue and cash inflows. The Company believes as of the date of this Registration Statement, that with its current capitalization, our Chief Executive Officers’ ongoing financial support, and future contractual inflows, the Company believes that it has sufficient financial resources to meet its obligations for at least the next 12 months.

The consolidated financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and audited by WithumSmith+Brown, PC, a PCAOB-registered independent public accounting firm. A complete copy of our audited consolidated financial statements for the fiscal years ended December 31, 2024, and December 31, 2023, and our unaudited interim consolidated financial statements for the six months periods ended June 30, 2025, and 2024, are provided in the Appendix to this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this prospectus; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth Company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a Company incorporated in Ireland, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules corporate governance listing standards. However, the company will follow the Nasdaq rules regarding corporate governance. See “Risk Factors — Risks Related to Our Shares”.

8

RECENT DEVELOPMENTS

F-1 automatic effectiveness on Nov 28, 2025 under 8(a)

Filing of our 8-A statement on November 28th, 2025, following effectiveness of our F-1.

Appointment on Dec 2, 2025, of both our Chief Financial Officer and of our Independent Audit Chair. Confirmation of Nasdaq application in process.

Confirmation that no offering is occurring as per effective SEC F-1 filing.

Directors are subject to a 90 day lockup from 1st day of listing and the majority of shareholders holding more than 999 shares have voluntarily agreed to maintain orderly market rules for a period of 180 days from date of listing.

On January 1, 2026, the Company acquired Davion Healthcare Corporation, a related party company owned by Jack Kaye, our CEO, for $1. The acquisition will increase Davion’s cash and related party advances by approximately $445,000. Davion Healthcare Corporations has no substantive operating activities.

January 5, 2026 6-K Filing Addendum amendment to the NeuRX Health Inc contract. See Exhibit 10.7.

9

RISK FACTORS

Risks Related to Our Business and Operations

Risks Related to the Direct Listing of Our Ordinary Shares

SUMMARY OF RISKS RELATED TO THE DIRECT LISTING

Key risks associated with our direct listing include:

•	The trading price of our Ordinary Shares may be highly volatile and may decline significantly following our direct listing.
•	The opening auction price may differ significantly from the reference price.
•	Nasdaq determines the reference price and opening price independently of us.
•	There is no underwriter to provide price stabilization or bookbuilding.
•	We may experience limited liquidity or delayed opening on the first day.
•	Significant sales by existing shareholders could depress the trading price.
•	Not all shareholders entered voluntary orderly market sale agreements.
•	Nasdaq may determine we do not satisfy initial listing requirements.
•	Trading may be halted if Nasdaq identifies unusual volatility or imbalance.

Prospective investors should carefully review the full “Risk Factors” section for a detailed discussion of these and other risks.

Because we are conducting a direct listing rather than an underwritten initial public offering, there will be no underwriter to provide price support, manage the order book, or stabilize the trading price of our Ordinary Shares. The price at which our Ordinary Shares will begin trading on The Nasdaq Global Market will be determined solely through Nasdaq’s automated opening auction based on buy and sell interest submitted by market participants immediately prior to the commencement of trading. As a result, the opening price may differ significantly from the reference price or from any valuation implied by private market transactions.

Following our direct listing, the market price of our Ordinary Shares may be subject to extreme volatility, including rapid and substantial increases or decreases in price. This volatility may be unrelated to our operating performance and may result from fluctuations in volume, investor sentiment, or sales by shareholders.

Nasdaq will determine the reference price and the opening auction price independently of the Company, which may result in an initial trading price that does not reflect the value of our business.

In a direct listing, Nasdaq determines both the reference price and the opening auction price using proprietary methodologies and real-time auction order book information. We do not propose, negotiate, recommend, or influence the reference price or the opening auction price, nor do we participate in matching orders or in the price-discovery process. There is a risk that Nasdaq’s reference price may differ substantially from the opening auction price, and that the opening auction price may not reflect the underlying value of our Company.

The ability of investors to pursue claims under Sections 11 and 12(a)(2) of the Securities Act may be limited due to challenges in tracing their shares to this registration statement in a direct listing.

Because we are conducting a direct listing rather than a traditional underwritten initial public offering, our ordinary shares will not be issued pursuant to a single, discrete offering transaction. Instead, all of our issued and outstanding ordinary shares are being registered for resale and may be sold by existing shareholders from time to time in the public market. As a result, investors who purchase shares in the open market may find it difficult or impossible to trace the particular shares they purchased to this registration statement.

Claims under Section 11 and Section 12(a)(2) of the Securities Act generally require a plaintiff to establish that the securities at issue were issued pursuant to, or traceable to, a registration statement or prospectus that contained a material misstatement or omission. The absence of a traditional underwritten offering and the commingling of registered and unregistered shares in the public market following a direct listing may make such tracing impracticable. As a result, the remedies available to investors under the Securities Act may be more limited than in a traditional IPO.

10

The absence of underwriter involvement increases the risk that the opening price may deviate materially from investors’ expectations or from subsequent trading prices.

The ability of Registered Shareholders to sell their ordinary shares at their discretion, notwithstanding voluntary orderly market agreements and a limited-duration lock-up applicable to our directors and executive officers, may result in significant volatility and downward pressure on the trading price of our ordinary shares.

Unlike a traditional underwritten initial public offering, in which underwriters typically impose contractual lock-up agreements on significant shareholders, this direct listing does not include mandatory lock-ups for all Registered Shareholders. As a result, any Registered Shareholder that is not subject to a voluntary restriction may sell some or all of their ordinary shares in the public market at any time after trading commences, subject only to applicable securities laws.

Many of our more significant Registered Shareholders, have voluntarily entered into orderly market agreements pursuant to which, for a period of 180 days following the commencement of trading, each such shareholder has agreed not to sell more than the lesser of (i) 5% of the average daily trading volume of our ordinary shares over the previous five trading days and (ii) 5% of such shareholder’s total shareholding.

These agreements are intended to promote an orderly trading market; however, they are voluntary in nature, do not apply to all shareholders, and may be waived or terminated in accordance with their terms.

Our directors and executive officers have voluntarily agreed to a 90-day lock-up period beginning on the first day of trading. Upon expiration of this period, these affiliates will be permitted to sell their ordinary shares, subject to applicable securities laws including Rule 144.

The sale or anticipated sale of a substantial number of ordinary shares by shareholders who are not subject to orderly market agreements, by shareholders after the expiration of such agreements, or by affiliates following the expiration of the voluntary lock-up period, could place significant downward pressure on the trading price of our ordinary shares, reduce liquidity, and increase price volatility. Even the perception that such sales may occur could adversely affect the market price of our ordinary shares.

Risks Related to the Commencement of Trading and Exchange Discretion

The commencement of trading of our ordinary shares is subject to exchange discretion, and trading may be delayed or may not commence at all.

Although our registration statement is effective, the commencement of trading of our ordinary shares on any securities exchange is subject to the rules, procedures, and discretion of that exchange. An exchange may delay, condition, or decline to commence trading for reasons unrelated to the effectiveness of our registration statement, including considerations relating to market conditions, order imbalances, or other factors the exchange deems relevant to the maintenance of an orderly market. There can be no assurance that trading will commence on any particular date or at all.

If our ordinary shares are not approved for listing on The Nasdaq Global Market, we currently intend to file a post-effective amendment to terminate the resale registration under this registration statement.

There may be an insufficient amount of buy or sell interest to support an active trading market, which may negatively affect the liquidity and trading price of our Ordinary Shares.

The depth of buy and sell interest submitted before the opening auction will significantly influence the opening price and the initial liquidity of trading in our Ordinary Shares. There can be no assurance that a sufficient number of orders will be submitted to produce meaningful price discovery. If limited buy interest exists at the time of the opening auction, the opening price could be lower than anticipated or trading may be delayed. Even if trading begins promptly, there may be limited liquidity, which could cause the price of our Ordinary Shares to be highly volatile.

11

Sales of a substantial number of Ordinary Shares by existing shareholders, or the perception that such sales may occur, could cause the price of our Ordinary Shares to decline.

This registration statement registers the resale of up to 25,000,000 Ordinary Shares by existing shareholders on a continuous or delayed basis under Rule 415. After our Ordinary Shares begin trading, selling shareholders may sell their shares in the public market at any time. Sales by a large number of shareholders, or even the perception that such sales may occur, could place downward pressure on the trading price of our Ordinary Shares.

Shareholders who did not enter into voluntary orderly market agreements are free to sell any number of shares at any time after our direct listing, subject to applicable securities laws.

Although certain shareholders have voluntarily agreed to orderly market limitations, participation is not universal and such agreements may not effectively reduce volatility in the trading price of our Ordinary Shares.

A majority of our shareholders holding more than 999 Ordinary Shares voluntarily agreed to limit their daily sales for the first 180 days following our direct listing. However, these agreements are voluntary, are not binding on all eligible shareholders, and are not enforceable by the Company. Shareholders who did not enter into such agreements may sell without limitation, which may disrupt trading patterns or contribute to price volatility. Even participating shareholders may choose to sell up to permitted daily volumes, which may impact the trading price of our Ordinary Shares.

The lack of an underwriter may result in an unstructured or unstable market for our Ordinary Shares.

In a traditional IPO, underwriters conduct bookbuilding, allocate shares to institutional investors, and often engage in research and stabilization activities. These activities support price discovery and help create an orderly trading market. In a direct listing, no underwriter is involved, and none of these stabilization mechanisms exist. As a result, our Ordinary Shares may experience significant price swings, lower liquidity, or unusual trading patterns.

Because there is no underwriter, there will be:

•	no price stabilization,
•	no syndicate support, and
•	no aftermarket buy-side interest created through allocation commitments.

The Opening Price may be highly volatile.

Neither the Company nor its management will influence price discovery.

The Company, its directors, officers, and management will not participate in price-setting, order placement, or any activity intended to influence price discovery. Price discovery will be determined solely by market participants in accordance with exchange rules.

If Nasdaq determines that certain listing requirements have not been satisfied, our Ordinary Shares may not be approved for listing or may be subject to delisting.

Nasdaq must confirm that we satisfy all applicable initial listing requirements before our Ordinary Shares can commence trading. If Nasdaq determines that our registration statement does not include sufficient disclosure relating to the direct listing process, or that we do not meet any quantitative or qualitative listing criteria, it may delay or deny the approval of our listing. Failure to list our Ordinary Shares as expected could adversely affect the liquidity of our shares and our ability to access capital markets in the future.

The opening auction may be delayed, which may negatively affect market perception and trading behavior.

12

Nasdaq may delay the opening of trading in our Ordinary Shares if the opening auction does not receive sufficient buy or sell interest or if imbalance messages cannot be resolved at a single executable price. Any such delay could undermine market confidence and could result in increased volatility once trading commences.

Trading in our Ordinary Shares may be halted or suspended following the direct listing if Nasdaq detects unusual volatility or order book instability.

Nasdaq has authority to halt trading in circumstances involving extraordinary volatility, order imbalance, or technical issues affecting order matching. A halt shortly after initial trading may negatively affect investor confidence, disrupt liquidity, or contribute to erratic trading behavior after the halt is lifted.

The Opening Auction May Produce an Unpredictable Market Price

Nasdaq’s opening auction balances supply and demand.

Large imbalances, or thin supply from shareholders, may cause:

•	a significant divergence from the $12.00 reference price,
•	a low opening price,
•	a trading delay, or
•	price swings in the first minutes of trading.

The Absence of Traditional Lock-Ups May Increase Selling Pressure

Registered Shareholders may sell at their discretion.
Affiliates (board and officers) are voluntarily locked for 90 days only.

There Is No Bookbuilding or Institutional Price Discovery

In a traditional IPO:

•	underwriters meet with institutions,
•	collect indications of interest,
•	set a price range, and
•	allocate shares.

None of these mechanisms exist in a direct listing.

Shareholder Sales Will Drive Liquidity and Price Formation

Trading volume will depend entirely on shareholder supply.

Low supply could reduce liquidity; high supply could pressure the price.

If we fail to satisfy continued listing requirements

If we fail to satisfy the continued listing requirements of The Nasdaq Global Market, our Ordinary Shares could be delisted.

Certain existing shareholders have voluntarily agreed to 180-day orderly market sale limitations, but these restrictions are not universal and may not reduce selling pressure.

Many of our existing shareholders holding more than 1,000 Ordinary Shares have voluntarily agreed to limit the volume of Ordinary Shares they may sell during the 180-day period following our direct listing. Although a majority of such shareholders have elected to participate,

Because participation in the voluntary orderly market agreements is not universal and the Company does not enforce or supervise compliance, the trading price of our Ordinary Shares may still be subject to significant volatility resulting from selling activity by shareholders who are not subject to these voluntary limitations.

13

Our dependence on licensees exposes us to significant operational, financial, regulatory, and reputational risks.

Our license and warranty model relies on third parties to execute critical commercial and customer-facing functions, and any failure by a partner may materially impact our business. Our commercial strategy is based on granting regional or global licenses and delegating to these licensees substantial responsibility for manufacturing, marketing, distribution, sales support, customer service, and honoring product warranties. Because we do not directly control these activities, our business performance is dependent on their operational capabilities, financial strength, and strategic motivation. If a licensee does not perform effectively, our revenues, brand reputation, and regulatory compliance could suffer.

Global or regional licensee underperformance or default could abruptly restrict our market access and revenue streams.

In many cases, we may depend on a single licensee in a territory or even globally. Should that licensee experience financial distress, bankruptcy, management changes, loss of regulatory approval, or simply choose to withdraw from the market, we may have no immediate alternative route to market. Replacing such partners may take significant time due to regulatory approvals, onboarding, supply chain reconfiguration, and renegotiation of commercial arrangements. These delays could materially harm our ability to stabilize revenue and maintain market share.

Our risk exposure increases when licensees are responsible for warranty obligations and after-sales service.

Customers of our products will typically seek recourse from the licensee that sold or manufactured the product. If a licensee fails to properly administer warranty claims, provide replacement products, or deliver adequate post-sales support, consumer satisfaction may decline. Any lack of support perceived by customers can damage our brand and result in claims or complaints directed at us, even if the licensee is contractually responsible. Additionally, if a licensee becomes unable or unwilling to fulfill warranty obligations, we may be required to assume those liabilities ourselves, which could increase our costs and reduce profitability.

When a partner controls manufacturing, disruptions in their operations can directly translate to lost product availability.

Our licensees may rely on third-party component suppliers, logistics providers, and distributors. Instability anywhere in their supply chain could lead to stock shortages, inconsistent product quality, or delays in launch timelines. We may not be able to mitigate these impacts quickly, especially where tooling, technical know-how, or regulatory registration is tied to that licensee.

Exclusive licensee arrangement structures increase key-partner concentration risk.

Where we grant exclusive licenses across large geographic territories or product categories, the dependency risk intensifies. If that exclusive partner fails to meet commercial milestones, restricts product availability, or deprioritizes our product line in favor of competing offerings, we may be left with no practical alternative for commercializing our technology in that region for the duration of the exclusivity term.

We may be forced to assume direct responsibility for manufacturing, sales, distribution, or warranty services if a licensee fails to perform, which could require substantial time and resources and may not be successful.

If a licensee does not meet its obligations or withdraws from a market, or if market conditions change and we determine that continued reliance on third parties is no longer viable or commercially advantageous, we may need to transition one or more of our products to direct commercialization. This may include assuming responsibility for manufacturing, supply chain, sales force development, regulatory compliance, customer support, or warranty administration. We have limited internal experience, infrastructure, and personnel to carry out these functions at scale. Any such transition could result in significant additional cost, production delays, loss of market share, adverse regulatory findings, or reputational harm. There is no assurance that we would be able to successfully implement direct commercialization or achieve the level of market penetration, pricing, or performance that we currently expect licensees to deliver.

We could experience cost increases or disruptions in the supply of raw materials, such as liquid crystal and/or thermochromic inks and films used in BreastCheck.

BreastCheck is to be manufactured and distributed under license by NeuRX Health Inc., a U.S. registered company. NeuRX Health may incur significant costs in procuring the raw materials required to manufacture and assemble BreastCheck. Manufacturing of BreastCheck specifically for the North American market will take place in the USA, with all product components supplied by U.S based providers to our licensed manufacturer NeuRX Health Inc. The prices of these materials fluctuate due to factors beyond the control of our licensee, including market conditions, global demand, currency fluctuations, tariffs, fuel shortages, and political or economic instability. Substantial increases in these costs could raise manufacturing and distribution expenses and reduce our royalty margins.

14

Our licensed manufacturers are dependent on their suppliers.

BreastCheck uses multiple parts sourced from numerous suppliers, some of which are limited or single-source. Any disruption in supply could temporarily halt production until alternative sources are qualified, which may not be achievable on acceptable terms or within a reasonable timeframe. Events such as supplier business failures, force majeure, regulatory changes, or other unforeseen factors could materially and adversely impact royalty revenues we expect to receive from NeuRX Health.

Our business and prospects depend significantly on our ability to build and maintain the BreastCheck brand.

Our future growth relies heavily on consumer awareness and acceptance of BreastCheck. We intend to pursue branding initiatives, including digital community engagement and ongoing awareness campaigns by our distributor. These efforts may not succeed and could require more costly traditional advertising channels. Negative publicity, unfavorable product reviews, or adverse social media commentary could harm consumer confidence and materially impact our business.

We are initially dependent on a limited number of products.

During our first year of commercialization, we expect to generate revenues primarily from BreastCheck and FootFlow. If we encounter delays in manufacturing, regulatory issues, adverse publicity, or lack of market acceptance of either product, our financial results could be materially and adversely affected.

Our 2025 financial results are artificially low and not indicative of our future operating costs. We will incur increased costs as a result of becoming a public company.

In 2025 our executive officers and directors have waived their right to their annual renumeration of €3.6 million, until such time that the Company is listed on Nasdaq. As such, our 2025 financial results are artificially low and are not indicative of our future on-going cost structure once the Company is listed. Additionally, compliance with SEC and Nasdaq requirements and higher costs to operate as a public company will increase our expenses for legal, accounting, compliance, insurance, director and executive officer costs, stock compensation costs, amongst others.

Regulatory authorities may reclassify our products, which could increase costs and delay commercialization.

Our products are registered or eligible for registration as Class I medical devices. Regulators retain the discretion to reclassify devices into higher categories that require additional testing, data, or approvals. If any of our products were reclassified, we could incur significant costs, delays, or be unable to commercialize those products.

Our products are not diagnostic tests and may be misunderstood by consumers or healthcare professionals.

Our products are designed to provide early warning indicators and are not diagnostic. Consumers may misinterpret the results, fail to seek further medical evaluation, or rely on the tests as substitutes for clinical diagnosis. Misuse or misunderstanding of our products could result in adverse outcomes for consumers, reputational damage, and potential liability claims against us.

We have a limited operating history with no commercial sales.

Although we have completed development and achieved regulatory registration for certain products, we have not yet launched commercial sales. Investors have limited basis to evaluate our ability to successfully market and sell our products. Our failure to achieve commercial success in the early stages could impair our growth prospects and financial condition.

Our revenue may be adversely affected if our products are not accepted by consumers and healthcare professionals.

The commercial success of our products depends on market acceptance. Factors that may affect acceptance include consumer confidence in the reliability of the tests, recommendations from healthcare providers, pricing, competing products, and regulatory or media scrutiny. Failure to achieve broad acceptance would materially limit our revenue.

15

Our business depends substantially on the continuing efforts of our executive officers.

Our success depends on the continued service of our executive team. If one or more were to leave, we might not be able to replace them in a timely manner. Competition for qualified personnel is intense, and we have not obtained “key person” insurance. If our executives joined a competitor or founded a competing business, we could lose know-how, talent, and customer relationships.

Our future growth depends on demand for BreastCheck and consumer adoption.

Demand for BreastCheck is influenced by general economic, political, and social conditions, as well as product pricing, regulatory requirements, and consumer health awareness. Volatility in demand may lead to reduced sales, pricing pressure, and adverse effects on our financial results.

We may become subject to product liability claims.

Because BreastCheck is a health-related product, we face the risk of liability claims if it does not perform as expected. Any such claims, whether or not successful, could result in substantial monetary awards, damage to our reputation, negative publicity, and inhibited commercialization. Insurance coverage may be inadequate to cover all potential liabilities.

If we fail to manage our growth effectively, we may not be able to market and sell BreastCheck successfully.

As we expand our licensing model and product portfolio, we must scale our operations, infrastructure, and personnel. Failure to manage this growth effectively could materially and adversely affect our business and financial results.

If we fail to properly protect and store consumer medical records, we may be subject to significant liability, litigation and reputational harm.

Our products involve the generation, collection, and storage of first-party medical records created through test results. These records are classified as highly sensitive personal information, and their handling is subject to strict regulatory frameworks, including data protection and privacy laws in the jurisdictions in which we operate. The requirements of such regulations are complex, may differ across markets, and are continually evolving.

Any failure by us, or by third parties on whom we rely, to implement and maintain adequate systems to protect this information could result in unauthorized access, data loss, misuse, or cyberattack. A breach of security affecting medical records could expose us to significant liability, governmental investigations, civil penalties, private litigation, and reputational harm. Even the perception that our data security measures are inadequate could have a material adverse effect on our ability to attract and retain customers.

We are dependent on third party mobile platforms for our product to work. If we fail to comply with a third party’s platform requirements our product acceptance will be negatively impacted.

We depend on mobile applications that operate on Apple iOS and Google Android platforms to allow customers to capture images of their test results using mobile phone cameras and transmit those images to our servers for further analysis. These applications are critical to the customer experience, and any disruption in their availability or performance could materially and adversely affect adoption of our products.

Because our mobile applications must comply with the requirements and policies imposed by Apple and Google, we are exposed to risks outside our control. Changes to technical standards, developer policies, or distribution rules could impair the functionality of our applications, delay necessary updates, or prevent continued availability through the Apple App Store or Google Play Store. Additionally, defects, performance failures, or security vulnerabilities in our applications, whether real or perceived, could undermine user confidence, damage our reputation, and expose us to claims of product malfunction.

If we are unable to properly maintain our technology infrastructure and comply with evolving laws on artificial intelligence use in healthcare, our business will be materially and adversely impacted.

The performance of our products depends heavily on the reliability of our back-end server infrastructure and the application of artificial intelligence (“AI”) algorithms to analyze customer test results. These systems must operate accurately and consistently in order to produce meaningful outcomes. Failures in server capacity, outages, software errors, cybersecurity incidents, or flaws in our AI-based analysis could result in inaccurate or delayed results. Such outcomes may cause customers to lose confidence in our products and could expose us to regulatory enforcement, liability claims, and reputational damage.

16

Moreover, the regulatory environment for AI technologies remains uncertain and continues to evolve. New laws or guidance governing AI use in healthcare, data analysis, or medical devices could increase our compliance costs, impose new operational requirements, or restrict our ability to deploy AI in the manner we currently anticipate. If we are unable to maintain the accuracy, security, and compliance of our back-end infrastructure and AI systems, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to Our Sales-and-Licensing Business Model

We depend significantly on third-party licensees for the commercialization of our products, and our success depends on their performance.

Our business model relies on entering into licensing and distribution agreements with third parties for the manufacturing, marketing, and sale of our medical devices. For example, we have entered into a global license agreement with NeuRX to manufacture and distribute our first product, BreastCheck. We do not have, and may never develop, our own large-scale sales force or internal manufacturing facilities. As a result, our financial performance will depend heavily on the efforts and capabilities of our licensees. If these partners do not devote sufficient resources, expertise, or priority to our products, our revenues and market adoption may be materially harmed.

If our licensees fail to achieve required regulatory approvals or comply with applicable laws, our commercialization efforts may be delayed or prevented.

Our partners are responsible for regulatory submissions, manufacturing compliance, quality control, adverse event reporting, and ongoing regulatory obligations in various jurisdictions. Any failure by a licensee to obtain necessary regulatory approvals or to maintain ongoing compliance may result in delayed product launches, inability to market products, product recalls, regulatory sanctions, reputational damage, and reduced revenue to us.

We have limited control over the sales, pricing, and marketing strategies of our licensees, and mismanagement could adversely impact our brand and revenues.

Our agreements generally grant partners discretion over commercial strategy, including marketing spend, product promotion, sales coverage, and pricing decisions. If a partner’s strategy is ineffective or inconsistent with our brand positioning or market expectations, product uptake may be hindered, and our reputation and business prospects could suffer.

Our license agreements may be terminated, and we may not secure alternative licensees in a timely manner, if at all.

Many of our agreements include termination rights for non-performance or other commercially customary reasons. If a licensee elects to discontinue a product line, shifts focus to competing priorities, or becomes financially distressed, we may experience significant delays while we seek replacement partners. Such delays could materially impact revenues and market penetration.

Our licensees may market or develop competing products, reducing their focus on our portfolio.

Some partners may sell or develop products that compete with ours, which may dilute their commercial commitment. Even where exclusivity applies, licensees may still allocate their resources toward more profitable or strategically important alternatives, impairing our ability to achieve expected revenue.

If our partners fail to meet minimum manufacturing or sales targets, we may not receive anticipated royalties or milestone payments.

We may rely on contractual minimums that do not guarantee actual performance. Failure to meet sales or production targets could result from inadequate resources, poor regulatory execution, limited market acceptance, supply chain issues, or general economic conditions. We may also be forced to renegotiate terms on less favorable conditions.

Disputes with partners could result in costly litigation or arbitration and disrupt commercialization.

Licensing arrangements may give rise to disagreements regarding milestone obligations, royalties, product quality, marketing commitments, and regulatory compliance. Resolving disputes can divert management attention, incur significant legal expenses, damage relationships, and interrupt supply or sales.

17

Our reliance on third parties creates confidentiality and intellectual property enforcement risks.

We must share proprietary information with our licensees. Despite contractual protections, we cannot ensure that partners will maintain confidentiality or refrain from misusing our intellectual property. Infringement or unauthorized use may reduce our competitive advantage and result in costly enforcement actions.

Failure by our licensees to maintain adequate product quality and supply may harm our reputation and commercial success.

We rely on partners to produce devices consistent with regulatory standards and our specifications. Variations in product quality, manufacturing delays, stock shortages, or product recalls attributable to partners could significantly harm the market perception of our technologies and materially reduce revenue.

Risks Related to Government Regulations

Failure to comply with U.S. federal and state healthcare privacy and data protection laws, including HIPAA, could result in significant liability and adversely affect our business.

Our online proprietary test portal collects, transmits, and maintains health-related and personal information from users in the United States. As the licensor and operator of the portal, we are responsible for compliance with applicable U.S. federal and state healthcare privacy and data protection laws, including the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and its implementing regulations.

HIPAA and related rules establish extensive privacy, security, and breach-notification obligations for “covered entities” and their “business associates” with respect to protected health information (“PHI”). To the extent our technology or services involve the creation, receipt, maintenance, or transmission of PHI, we may be deemed a business associate and required to implement and maintain robust administrative, technical, and physical safeguards to protect such data.  In addition, numerous U.S. states have enacted complementary or more stringent privacy and cybersecurity laws, some of which apply to consumer health information, biometric data, or other personally identifiable information, regardless of HIPAA status. Complying with these overlapping and evolving requirements may require significant resources and continuous updates to our policies, systems, and contractual arrangements with service providers.

Any failure, or perceived failure, by us or our third-party vendors to comply with HIPAA or applicable state privacy and security requirements could result in investigations, enforcement actions, substantial civil or criminal penalties, and mandatory corrective measures. A data breach or other security incident affecting information collected through our connected devices or portal could expose us to litigation, loss of customer confidence, and reputational harm.  Because we are in the early stages of commercialization and rely on digital connectivity for product performance and support, any such event could materially delay our ability to generate revenues, increase our compliance costs, or limit our ability to enter into commercial arrangements.

Although we plant to implement privacy and data-security policies designed to safeguard PHI and other personal data, and plan to conduct periodic risk assessments of our systems and vendors, no security measures are infallible. Cyberattacks, human error, or system vulnerabilities could result in unauthorized access to or loss of data. In addition, evolving interpretations of HIPAA or new state-level privacy laws may impose additional obligations or liabilities on us.  Any failure to comply with these requirements could result in regulatory sanctions, financial penalties, or operational disruptions, any of which could materially adversely affect our business, financial position, and results of operations.

Compliance by our licensees with U.S. FDA regulations applicable to Class I medical devices.

Because we rely on third-party licensees to manufacture and distribute our Class I medical devices in the United States, any failure by these licensees to comply with U.S. Food and Drug Administration (“FDA”) regulations could expose us to regulatory, commercial, or reputational risks.

The Company’s test portal and proprietary software platform are used to display, process, and transmit thermal imagery generated by the Company’s products. The Company does not believe that this software requires separate premarket regulatory clearance or approval as a standalone medical device in the United States, European Union, or Middle East, because it does not independently perform diagnostic decision-making or automated clinical interpretation and is used as a supporting visualization and data management tool, however, regulators may in the future determine that certain software functions constitute regulated Software as a Medical Device (SaMD).

18

We license certain of our technologies and product rights to third-party licensees that are responsible for manufacturing, labeling, and distributing the related medical devices in the United States. These products are regulated by the U.S. Food and Drug Administration (“FDA”) as Class I medical devices under the Federal Food, Drug and Cosmetic Act (the “FD&C Act”). Although such devices are generally considered low-risk and are subject primarily to the FDA’s “general controls,” including establishment registration, device listing, labeling, complaint handling, and medical device reporting obligations, our licensees are directly responsible for ensuring compliance with these requirements.

While our agreements typically require our licensees to comply with all applicable laws and regulations and to maintain appropriate quality systems, we do not control their day-to-day regulatory, manufacturing, or distribution activities. As a result, we depend on their continued regulatory compliance and cooperation with the FDA. If a licensee fails to comply with applicable FDA requirements—such as quality system regulations, labeling rules, or medical device reporting obligations—the FDA could take enforcement action against the licensee, including warning letters, product seizures, injunctions, or recalls.  Even though we are not the registered manufacturer, such actions could adversely affect our brand, restrict product availability, or lead to claims against us as the technology owner or licensor.

Further, the FDA may determine that a product manufactured or marketed by a licensee requires a pre-market notification (510(k)) submission or other regulatory clearance. If the licensee is delayed or unable to obtain such clearance, commercialization of the affected product could be delayed or suspended, resulting in reduced royalty income to us.  Any material compliance issues by our licensees could therefore disrupt supply, delay revenue, or damage our reputation in the medical community.

Although we seek to mitigate these risks through contractual oversight, reporting requirements, and quality review rights, we cannot assure you that our licensees will maintain full compliance with all FDA regulations at all times.  Any actual or perceived non-compliance by a licensee could result in enforcement action, reputational harm, loss of market access, or financial penalties, any of which could materially adversely affect our business, financial position, and results of operations.

Risks Related to Intellectual Property and Competition

We may not fully recover the value of our intellectual property portfolio in the future.

Our ability to recover the value of our intellectual property portfolio is subject to a variety factors, many beyond our control. We regularly review our long-lived assets, including identifiable intangible assets for impairment. Acquired indefinite life intangible assets are subject to impairment review on a periodic basis and whenever potential impairment indicators are present. The amount of identifiable intangible assets on our consolidated balance sheet as of December 31, 2024 and 2023 was €65.0 million. We determine the recoverability of these assets based on our estimate of value under a value in use model that utilizes discounted cash flow analysis. The inputs to determine these cash flows requires significant judgment regarding future business conditions, consumer demand for our products, pricing for our products to name a few. We may record significant impairment charges in the future if there are changes in market conditions impacting inputs into our determination of the value in use v, a significant reduction in share price or other changes in the future outlook. Future events or decisions may lead to asset impairments and/or related charges. Certain impairment may result from a change in our strategic goals, business direction or other factors relating to the overall business environment. Any significant impairment charges could have a material adverse effect on our results of operations.

We may need to defend against patent or trademark infringement claims.

Competitors or other parties may assert intellectual property rights that interfere with our ability to manufacture or license BreastCheck. If we were found to infringe such rights, we could be required to cease sales, redesign our products, or obtain licenses on unfavorable terms. Litigation, even if not successful, could divert resources and harm our reputation.

We may not be able to prevent others from unauthorized use of our intellectual property.

We consider our patents, trademarks, and trade secrets critical to our success. However, patents may expire, be invalidated, or provide only limited protection, and enforcement can be costly and uncertain, particularly in foreign jurisdictions. Unauthorized use of our intellectual property could erode our competitive position and harm our revenues.

We may be subject to risks associated with strategic alliances or acquisitions.

Future joint ventures, licensing partnerships, or acquisitions could expose us to risks such as loss of proprietary information, non-performance by partners, integration difficulties, or exposure to unanticipated liabilities. Acquisitions may also require significant capital or equity issuances, resulting in dilution.

19

Risks Related to Macroeconomic Conditions

Adverse macroeconomic or geopolitical events could affect our business.

Global economic uncertainty, including inflation, energy price volatility, geopolitical conflicts, and public health crises, may reduce consumer confidence and impact demand for BreastCheck and other future products.

Risks Related to Our Direct Listing and Capital Markets

Because we are conducting a direct listing rather than a traditional underwritten IPO, investors face additional risks.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, prior to the opening of trading on the Nasdaq, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our ordinary shares on the Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public. Moreover, there will be no underwriters assuming risk in connection with the initial resale of our ordinary shares. Additionally, because there are no underwriters, there is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our ordinary shares on the Nasdaq immediately after the listing. In an underwritten initial public offering, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing. See also “—The public price of our ordinary shares may be volatile, and could, upon listing on the Nasdaq, decline significantly and rapidly.”

•	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Registered Shareholders or other existing shareholders will sell any or all of their ordinary shares and there may initially be a lack of supply of, or demand for, ordinary shares on the Nasdaq. Alternatively, we may have a large number of Registered Shareholders or other existing shareholders who choose to sell their ordinary shares in the near-term resulting in oversupply of our ordinary shares, which could adversely impact the public price of our ordinary shares once listed on the Nasdaq.

•	Other than management and Affiliates, none of our Registered Shareholders have entered into contractual lock-up agreements or other contractual restrictions on transfer. In an underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after listing. Consequently, any of our shareholders who own our ordinary shares may sell any or all of their ordinary shares at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant quantum, it may result in an oversupply of our ordinary shares in the market, which could adversely impact the public price of our ordinary shares.

•	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on the Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our ordinary shares and uncertain trading volume and may adversely affect your ability to sell your ordinary shares.

20

The public price of our ordinary shares may be volatile, and could, upon listing on the Nasdaq, decline significantly and rapidly.

As this listing is taking place via a novel process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the Nasdaq. Pursuant to Nasdaq Rules, all pricing is established by Nasdaq’s opening auction system, based solely on supply and demand. We have appointed Revere Securities LLC (“Revere”) as our corporate advisor and our Lead Market Maker (“LMM”) in connection with this direct listing. Revere will facilitate interactions with market participants and will assist Nasdaq in the price-discovery process during the opening auction. For more information, see “Plan of Distribution.”

Prior to the opening trade, there will not be a price at which underwriters initially sold ordinary shares to the public as there would be in an underwritten initial public offering. This lack of an initial public offering price could impact the range of buy and sell orders collected by the Nasdaq from various broker-dealers. Consequently, the public price of our ordinary shares may be more volatile than in an underwritten initial public offering and could, upon listing on the Nasdaq, decline significantly and rapidly.

We may conduct a public offering or other capital raising transaction shortly after listing.

Any future transaction may dilute existing shareholders and adversely affect our share price. In addition, announcements relating to financings, acquisitions, litigation, or changes in financial performance may create volatility in our trading price.

If securities or industry analysts do not publish research about us, or publish unfavorable reports, our share price and trading volume could decline.

The market price and trading volume of our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us and our business. We will have no control over these analysts or their content. If analysts do not cover us, if coverage is limited, or if they issue negative or inaccurate reports regarding our business, our industry, or our stock, the market price and trading volume of our ordinary shares could decline.

Risks Related to Ownership, Taxation and Jurisdiction

Because we have no current plans to pay cash dividends on our ordinary shares, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our ordinary shares in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our ordinary shares may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the ordinary shares you purchase in this offering will be your sole source of gain for the foreseeable future.

Our executive management, directors and their respective affiliates on a combined basis own a significant percentage of our outstanding shares and will be able to exert significant influence over matters subject to shareholder approval, especially if one or a few shareholders who own between 1% but less than 5% of our ordinary shares, vote based on their recommendations.

As of the date of this Registration Statement, our executive officers, directors and five percent or greater shareholders and their respective affiliates, beneficially own, in the aggregate, approximately 46% of our outstanding ordinary shares. To the extent that the same group continue to own a significant percentage of our ordinary shares following this direct listing, these shareholders, if they act together, will be able to significantly influence the management and affairs of our Company and most matters requiring shareholder approval. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares that you or other shareholders may feel are in your or their best interest as one of our shareholders.

21

You will be diluted by future issuances of additional ordinary shares in connection with our future adoption of an incentive plan, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our share price.

Our direct listing advisor, Revere Securities, LLC, will receive 0.5% of our outstanding equity as part of their listing fee at the time of the listing or 125,000 ordinary shares. This stock issuance, along with our plans to put in place a share option plan for executive officers, directors and third party service providers post listing, as well as other future business plans may require the issuance of significant additional shares including, investments, acquisition of a business, the acquisition of intellectual property or financing activities. Stock issuances related to any of these activities will dilute our existing shareholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for our ordinary shares.

If a United States person is treated as owning 10% or more of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our shares, such person may be treated as a “United States shareholder” with respect to us and each of our controlled foreign corporation (“CFC”) subsidiaries (if any). A United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation.

Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether we are or any of our non-U.S. subsidiaries is treated as CFC or whether any investor is treated as a United States shareholder with respect to any such CFC or furnish to any United States shareholder information that may be necessary to comply with the above reporting and tax paying obligations. The United States Internal Revenue Service has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and tax paying obligations with respect to foreign-controlled CFCs. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our ordinary shares.

U.S. holders of our ordinary shares may suffer adverse consequences if we are treated as a passive foreign investment company.

We would be a passive foreign investment company (“PFIC”), for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended) (the “Code”); or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

If we are treated as a PFIC, adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in the section titled “Taxation—United States Federal Income Tax Considerations”) if we are treated as a PFIC for any taxable year during which such U.S. Holder holds our ordinary shares. U.S. Holders are urged to consult their tax advisors about the potential application of the PFIC rules to their investment in our ordinary shares.

As an Irish company, investors may face difficulties enforcing their rights.

Irish corporate law differs from U.S. law, and shareholder protections are less developed. In addition, most of our directors and officers reside outside the United States, making it difficult to enforce U.S. judgments.

22

Risks Related to Reporting and Compliance

We identified a material weakness for the years ended December 31, 2024, 2023, and 2022 and we may identify material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. If we identify material weaknesses in our internal control over financial reporting or fail to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. Under Section 404 of the Sarbanes-Oxley Act, we will be required to evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report as to internal control over financial reporting. Failure to maintain effective internal control over financial reporting also could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. In connection with the audit of our financials for the years ended December 31, 2024, 2023, and 2022, we and our auditors identified certain deficiencies in internal controls that are considered to be material weaknesses. These material weaknesses contributed to the restatement of our 2024 and 2023 consolidated financial statements. We intend to remediate these weaknesses by hiring additional resources and modifying our internal and disclosure controls over financial reporting. We cannot assure you that these existing material weaknesses will be remediated or that additional material weaknesses will not exist or otherwise be discovered, any of which could materially adversely affect our business, operating results, and financial condition.

We qualify as an emerging growth company and a “foreign private issuer.”

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) five years from the date of our initial public offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

It is possible that some investors will find our ordinary shares less attractive as a result of the foregoing, which may result in a less active trading market for our ordinary shares and higher volatility in our share price.

23

USE OF PROCEEDS

This registration statement relates solely to the registration of our ordinary shares in connection with a direct listing of those shares on the Nasdaq Global Market.

The issuer is not offering any shares in this Registration Statement and will not receive any proceeds from the registration or potential resale of our ordinary shares by the Registered Shareholders. Any future capital raises by the Company will be subject to a separate registration statement or exemption therefrom.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the registration of our Ordinary Shares and the listing on the Nasdaq Global Market. All amounts are estimates, except for the SEC registration fee.

Expense Estimated Amount (USD)

SEC registration fee	$36,900
Legal fees and expenses	250,000
Direct listing advisor fees	300,000
Transfer agent and registrar fees	10,000
Nasdaq listing fee	295,000
Printing and filing expenses	5,000
Miscellaneous	25,000
Total	$921,900

These cash expenses will be funded through continued advances from Malbrite Ltd. Malbrite Ltd is wholly owned and controlled by our Chief Executive Officer, Jack Kaye. As a result, these funding arrangements represent related-party transactions. Advances are non-interest-bearing, unsecured, and repayable only upon completion of a future capital raise. The dual role of Mr. Kaye as both CEO of Davion Healthcare Plc and owner of Malbrite Ltd may create potential conflicts of interest in respect of the Company’s financing arrangements. Malbrite Ltd is not and never has been a shareholder of the Company.

On the 22nd October 2025, a letter of financial support from Malbrite Ltd was provided to WithumSmith+ Brown, the Company’s PCAOB auditor, confirming the continuing ongoing financial support of Malbrite Ltd to the Company, a copy of which is filed as Exhibit 99.4 to this Registration Statement.

DIVIDEND POLICY

Following this registration, the payment of dividends will be at the discretion of our board of directors, subject to certain requirements of Ireland law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Ireland law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this registration. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

24

CAPITALIZATION

The following table sets forth the capitalization of Davion Healthcare Plc as of June 30, 2025:

•	on an actual basis, and
•	on a pro forma basis, giving effect to (i) the completion of our direct listing on Nasdaq, (ii) the issuance of 125,000 ordinary shares to our listing advisor and the related $200,000 cash advisory fee and $100,000 expense reimbursement payable upon completion of the listing, and (iii) the payment of approximately $621,920 in estimated additional costs and professional fees directly attributable to the listing (total €782,002 of cash expenses including cash advisory fees), are first applied as a reduction to cash and the balance to increase “Advances from related parties”.

This information should be read together with our consolidated financial statements and the related notes included elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma information is presented for illustrative purposes only and does not purport to represent our actual financial position or results of operations had these events occurred on the dates indicated.

Pro Forma Capitalization	Unaudited	Unaudited
	June 30, 2025	June 30, 2025
	Actual	Pro Forma

Cash and cash equivalents	€4,396	€–
Advances from related parties	€321,084	€1,098,690
Short-term and long-term debt	€–	€–
Stockholders' equity:
Share capital 25,000,000 shares @ .01	€250,000	€251,250
Share premium	71,374,078	71,922,811
Deficit	(6,906,126)	(8,265,111)
Total stockholders' equity	€64,717,952	€63,908,950

Total capitalization	€65,034,640	€65,007,640

The following table sets forth our unaudited pro forma basic and diluted loss per share for the periods indicated, giving effect to the issuance of 125,000 advisory shares valued at $12 per share or $1,500,000 (€1,358,958) upon completion of our direct listing, as if the transaction occurred on January 1, 2024.

Pro Forma Loss Per Share		Unaudited
	Actual EPS	Pro Forma EPS

For the year ended December 31, 2024	€(0.06)	€(0.12)

Unaudited for the six months ended June 30, 2025	€(0.01)	€(0.01)

25

Notes to Unaudited Pro Forma Information

(1) Basis of Presentation

Prepared in accordance with IFRS as issued by the IASB (including IAS 33, IAS 32 and IFRS 2). Adjustments reflect transactions directly attributable to the direct listing that are factually supportable and expected to have a continuing effect.

(2) Advisor Compensation and Expense Reimbursement

Upon completion of the direct listing, we will compensate our direct listing advisor, Revere Securities LLC, as follows: (i) a cash fee of $200,000 payable upon completion, (ii) reimbursement of $100,000 of listing-related expenses, and (iii) issuance of 125,000 ordinary shares valued at $12 per share (total fair value $1.5 million). The shares are recognized as a non-cash share-based compensation expense under IFRS 2. The cash fee and reimbursement are direct equity transaction costs under IAS 32.35 and deducted from share premium. The 125,000 shares are included in pro forma capitalization and weighted-average shares for EPS.

(3) Estimated Listing and Professional Fees

Estimated direct listing and professional fees of approximately $921,900 (legal, accounting, exchange and advisory costs) are deducted from equity and not reflected in pro forma earnings, as they are non-recurring and directly attributable to the equity transaction. Audit fees for historical financial statements are expensed in the period incurred and not treated as direct listing costs.

(4) Earnings Per Share

Pro forma basic and diluted loss per share reflect the weighted-average shares outstanding including the 125,000 advisor shares. Diluted loss per share equals basic loss per share as potential dilutive instruments are anti-dilutive given our net loss position.

(5) Limitation

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily represent actual results that would have occurred had the direct listing been completed on the assumed dates.

26

DILUTION

This Registration Statement relates solely to a direct listing of the Company’s Ordinary Shares, and no new securities are being offered or sold by the Company. As part of the direct listing, the Company is issuing Revere 0.5% of our outstanding ordinary shares, or 125,000 shares, on the date of the direct listing, along with $200,000 of cash and up to $100,000 for reimbursement of expenses. As such, there will be dilution to existing shareholders upon completion of the direct listing.

We may seek to raise additional capital following the listing, through a registered public offering or other financing transactions. Any such offering would be subject to separate registration or exemption from registration under U.S. securities laws.

EXCHANGE RATE INFORMATION

The Company’s functional and presentational currency is the Euro. However, the Company’s business is also conducted in other currencies such as $ USD and £ GBP, therefore certain amounts will need to be remeasured into Euros. Due to changes in exchange rates fluctuations, this could lead to changes in the Company’s reported consolidated financial results from period to period. Among the factors that may affect currency values are trade balances, levels of short-term interest rates, difference in relative values of similar assets in different currencies, long term opportunities for investments and capital appreciation and political or regulatory developments.

27

CORPORATE HISTORY AND STRUCTURE

Davion Healthcare Plc. (“Cyprus”) was incorporated in the Republic of Cyprus on November 29, 2022 with an initial issue of 12,258,458 Ordinary Shares, along with a further 7,741,542 Ordinary Shares being issued in 2023, and an additional 5,000,000 Ordinary Shares issued in 2024, resulting in a total of 25,000,000 subsequently issued and outstanding as at December 31, 2024.

Share issuances of 12,258,458 and 7,741,542 were at par (€0.01) in connection with capitalization and intellectual property transfers. In 2023, the Company issued 12,258,458 shares at par (€0.01) in connection with intellectual property acquisition of €65 million. A copy of the sale and purchase agreement relating to the acquisition is filed as Exhibit 10.6 to this Registration Statement. There are no future payment obligations related to the intellectual property rights. The non cash transaction was completed at a share price of €5.30 per share (par value being €0.01), with shares being distributed to all shareholders of Davion Healthcare Ltd (“UK company”) on a pari pasu basis to their percentage shareholding in the UK company at the time of transfer. General meetings of the shareholders of both the seller and buyer took place, and resolutions were passed by both parties, fully approving the terms of the sale and purchase agreement. This transaction was considered a related party transaction as Jack Kaye, CEO, was a director and shareholder of both the seller and buyer, but declared his interest prior to the transaction and excluded himself from voting either as a director or shareholder in respect of both buyer and seller. In considering the mutually agreed upon value of €65 million for the intellectual property portfolio, the directors, considered many factors, including the following: the nature of the intellectual property, its current development stage, further technical refinements necessary for the commercialization of Class I home tests, principally focused on BreastCheck, as well as, management’s estimates of run rate EBIT and market multiples of similar companies, all adjusted for the consideration of the risks associated with regulations, launching a new product, securing distribution and potential customer acceptance.

The issuance in June 2024 of 5,000,000 related to the conversion of debt to equity at a conversion of one share for every $10 of debt and also for payment in equity rather than cash to some providers of services to the Cyprus based operation.

These transactions are exempt from U.S. Securities Act registration, as they were conducted outside of the United States, and in accordance with Cyprus law and UK law at the time of the transaction. No direct selling took place that targeted the U.S. market, and in fact no direct selling took place at all.

In September 2024, Davion Healthcare Plc. was incorporated in Ireland. In December 2024, a restructuring occurred with the shareholders of Cyprus, exchanging their shares for the same number of shares in Davion Healthcare Plc. making Cyprus a wholly owned subsidiary. Since both companies were under common control, this transaction was treated similar to a “reverse merger” with the combination of both entities at December 31, 2024.

The consolidated financial statements are comprised of Davion Healthcare Plc. and its wholly owned subsidiary, Cyprus, give effect to the restructuring as if it occurred on January 1, 2023. Since Cyprus was inactive when formed, there were no transactions recognized for the period November 29, 2022 (inception) through December 31, 2022.

Davion Healthcare is a healthcare company focusing on the development and commercialization of non-invasive home tests for the early detection, prevention and monitoring of health anomalies, including cancers.

The Company has used third party research and development (Universities and specialized companies) together with outsourced manufacturing and design, to make products, which are then patented (where applicable), manufactured, sold and internationally distributed through licensing agreements. In the future development pipeline, there is a range of other non-invasive home tests covering a wide variety of medical conditions which the Company expects to roll out over the next few years. However, currently no third party research and development work is taking place as the four home tests are market ready and the Company is focusing on commercialization for the time being.

28

When we refer to a product as being “market ready,” we mean that the product design, specifications, and manufacturing processes have been completed, and that manufacturing could commence immediately if required. The term does not refer to the completion of all regulatory filings or approvals in every jurisdiction.

BreastCheck and FootFlow have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets, the USA and Europe, and are commercially prepared for launch.

With respect to ThermaDerm and Testic, the remaining regulatory step prior to commercial launch in any particular country is the filing of a manufacturer’s self-declaration of conformity for a Class I medical device and the required registration or notification with the relevant regulatory authority in the country of intended distribution. These filings do not require premarket regulatory approval. However, regulatory authorities may, on a post-market basis, request additional information to confirm the Company’s stated device classification and, in some cases, may require further testing or product modifications.

As our business develops, we may need to modify our business model or change our services and solutions. These changes may not achieve expected results, which could have a material adverse effect on our results of operations and prospects.

Furthermore, we may be unable to keep up with changes in product technology and, as a result, our competitiveness may suffer. Our research and development efforts may not be sufficient to adapt to changes in electric product technology. As technologies change, we plan to upgrade or adapt BreastCheck and introduce new models in order to continue to provide BreastCheck with the latest technology, which could involve substantial costs and lower our return on investment for existing BreastCheck. There can be no assurance that we will be able to compete effectively with alternative BreastCheck or source and integrate the latest technology into BreastCheck, against the backdrop of our rapidly evolving industry. Even if we are able to keep pace with changes in technology and develop new models, we are subject to the risk that our prior models will become obsolete more quickly than expected, potentially reducing our return on investment.

Corporate Information

Shareholders should submit any inquiries to the address and telephone number of our principal executive offices, The Cube Building, Monahan Road. Cork, T12 H1XY, Ireland. Our main website is www.davionhealthcare.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is the Law Offices of David E Price PC, 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814.

29

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read with, and is qualified in its entirety, by reference to the section entitled “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” and our audited consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

The selected consolidated financial data for the years ended December 31, 2024 and 2023 and as of December 31, 2024 and 2023, which have been derived from our audited consolidated financial statements and the notes thereto and our unaudited interim condensed consolidated financial statements for six months ended June 30, 2025 and 2024, included elsewhere in this prospectus. We prepared our audited consolidated financial statements for the years ended 2024 and 2023 and our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2025 and 2024, in accordance with International Financial Reporting Standards (“IFRS”). Our historical results are not necessarily indicative of results expected for future periods.

The following tables present our Selected Consolidated Financial Data for the periods indicated.

	(Restated)		(Unaudited)
	Year ended December 31,		Six months ended June 30,
	2023	2024	2024	2025
	(in €, except share and per share data)
Consolidated Statements of Operations:
Administrative expenses	€(2,292,734)	€1,312,194	€(1,080,597)	€(277,441)
Research & development	(3,015,598)	(8,159)	–	–
Operating loss	(5,308,332)	(1,302,353)	(1,080,597)	(277,441)
Income tax expense	–	–	–	–
Net loss	€(5,308,332)	€(1,302,353)	€(1,080,597)	€(277,441)

Net loss per share:
Basic and diluted	€(0.35)	€(0.06)	€(0.05)	€(0.01)

Weighted average shares outstanding:
Basic and diluted	15,257,794	22,909,836	20,444,444	25,000,000

Consolidated Statements of Cash Flow:
Net cash flows (used in)/from operating activities	€(668)	€679	€(299)	€4,385
Net cash flows from investing activities	–	–	–	–
Net cash flows from financing activities	–	–	–	–

Noncash investing & financing activities
Shares issued for amounts due to related parties	–	€5,600,000	€5,600,000	–
Shares issued for trade and other payables	–	€919,663	€919,663	–
Shares issued for intangible assets	€65,000,000	–	–	–

	(Restated)		(Unaudited)
	As of December 31,		As of June 30,
	2023	2024	2025
	(in €)		(in €)
Consolidated Statements of Financial Position:
Cash	€679	€11	€4,396
Intangible assets	€65,000,000	€65,000,000	€65,000,000
Total assets	€65,008,149	€65,001,010	€65,018,036
Advances from related parties	€4,631,670	€–	€321,084
Total liabilities	€5,231,927	€39,756	€327,084
Total equity	€59,769,083	€64,968,393	€64,690,952

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF CONSOLIDATED

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following Management’s Discussion and Analysis of our Consolidated Financial Condition and Results of Operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Overview of Our Company

Davion Healthcare Plc is focused exclusively on the development and commercialization of non-invasive home tests for the early detection of health anomalies, including cancers. Our home tests are non-diagnostic, focusing on early detection of potential health anomalies, for which if identified, further clinical tests outside of the scope of our products would be required.

We have focused our unique technologies on an exceptionally affordable home-based test system. Our strength as a Company at this early stage is twofold, that we possess our own intellectual property, patents and technology; and that to date, there are no other known competitors attempting to utilize like-technologies.

We currently have four non-invasive home tests completed, namely, BreastCheck, FootFlow, Testic, and ThermaDerm. Our flagship product, BreastCheck, will be the first product to be launched in the second half of 2026. Our products, including BreastCheck and FootFlow, use thermography to detect small but meaningful changes in skin surface temperature. Liquid crystal film placed on the skin produces color shifts in response to temperature differences, creating a simple thermal map that highlights areas of concern. By combining film-based technology with artificial intelligence analysis of smartphone images, our products deliver standardized, reliable, and easy-to-understand results. This enables early detection at home in a safe, non-invasive, and scalable way.

Operating Model

Revenue from our current and future commercial operations is expected to be generated primarily from license fees and royalties received from our commercial partners. Our operating results may therefore fluctuate depending on the timing of license execution, the achievement of commercial milestones, and the sales performance of our licensees in the territories they serve.

We monitor the performance of our licensees and continually assess whether further investment or changes in commercialization strategy are required to enhance product market penetration. Should a licensee fail to meet its commercial or regulatory responsibilities, or should we identify an opportunity where direct commercialization may deliver greater value, we may elect to take over responsibility for sales, marketing, manufacturing, or warranty management for certain products. Any such shift could materially affect our cost structure, working capital needs, and revenue profile during the period of operational transition.

Future capital expenditure and operating cost forecasts therefore include the possibility of increasing internal commercialization capacity, whether through strategic hiring, investment in manufacturing or supply chain capabilities, or collaboration with additional third-party service providers to support direct sales or distribution.

Shifting From Development to Commercialization

To date, we have not generated any revenue and do not expect to do so until the second half of 2026 at the earliest. Since our inception, our focus has been on the development, research, and registration of a portfolio of innovative medical devices, which we anticipate will form the foundation of our future revenue streams. These activities have required significant investment in product development, regulatory approvals, and intellectual property protection.

31

Our expenses have primarily been driven by research and development (“R&D”) costs, as well as costs associated with obtaining regulatory approval in key markets, including the United States, Europe, and the United Kingdom. The approval of our products in these regions represents a major milestone, positioning us for future commercial success.

Consequently, our financial performance to date reflects the nature of a pre-revenue Company, with substantial outflows in R&D and administrative costs necessary to bring our products to market. We expect these trends to continue in the near term, with ongoing investments in product development and preparing for market entry. Our ability to generate revenue in the future will depend on the successful commercialization of our products, especially BreastCheck, which we believe will enable us to recoup the substantial costs incurred during the development phase and drive sustainable financial performance going forward.

In September 2025, we finalized our first global manufacturing and distribution agreement with NeuRX Health, Inc (“NeuRX”). The agreement, as amended in December 2025, provides for $120 million in staged license fee payments together with minimum annual royalties of $10 million per year over the initial ten-year term. The $120 million license fee is payable with $20 million in cash in the first year with an additional $100 million of NeuRx freely tradable shares payable in 10 equal installments over the 10 year term. Cash royalty payments are based on manufacturing and distribution volumes, subject to the minimum annual royalty. The initial term is for 10 years and Davion has an option to renew for an additional 10 year term. Under the agreement, Davion is required to provide ongoing access to our proprietary test portal. The Company may terminate the agreement if the licensee fails to make royalty and license payments when due and for other uncured breaches of contract.

In September, Davion entered into a 1 year infrastructure, software and services agreement to complete the development of our regulatory compliant database that will house data first party data for €0.7 million. NeuRX intends to initially launch BreastCheck in the U.S. in the second half of 2026, with additional launches in international markets commencing in 2027, subject to market conditions. We have not entered into any additional license agreements for our three other products.

Operating Results

Six Months Ended June 30, 2025 vs. June 30, 2024

For the six months ended June 30, 2025 and 2024, we incurred operating losses of €0.3 million and €1.1 million, respectively. The decrease in operating losses in 2025 was principally due to lower administrative expenses due to the executive officers and directors waiving accrual of their renumeration, €3.6 million annually, until such time that the Company is listed on Nasdaq. As such, our expense run rate through June 30, 2025 is not indicative of our future cost structure, which will increase with reinstating the aforementioned waived executive officer fees and director fees, along with expected higher costs associated with being a publicly listed company; related to increased legal, insurance, accounting, investor relations, stock compensation and compliance costs. Additionally, we expect our operating costs to increase due to our obligation under our license agreement with NeuRX to provide access to our proprietary test portal. We expect our run rate operating expenses through June 30, 2025, will continue until such time that we are public listing on Nasdaq.

Year ended December 31, 2024 vs. 2023

For the year ended December 31, 2023, we did not generate any revenue, as our primary focus remained on research, development, and securing regulatory approval for our innovative medical devices. During the year, the Company incurred an operating loss of €5.3 million. This loss primarily reflects significant investment in the development of the Company’s intellectual property, which consists of a portfolio of non-invasive home medical tests, as well as related administrative expenses of €2.3 million. A substantial portion of the Company’s operating expenses in 2023 was related to research and development, totaling €3.0 million. These R&D costs were primarily related to the development of BreastCheck, the Company’s flagship product, which successfully secured regulatory approvals in key markets such as the USA, Europe, and the UK by the end of 2023.

For the year ended December 31, 2024, we did not generate any revenue, with the Company incurring an operating loss of €1.3 million, reflecting ongoing pre-revenue activities. Following the completion of regulatory work on our home test products in 2023, there was a €4.0 million drop in expenses in 2024, given that the Company had four products ready for market, without requiring further research and development and lower regulatory work. Year over year, research and development expenses decreased by €3.0 million and administrative expenses decreased by €1.0 million related to lower consulting costs.

32

Liquidity and Capital Resources

Since our inception, we have relied exclusively on the personal financial support of our Chief Executive Officer, who has provided all of our funding to date through his private company Malbrite Ltd and through which ongoing financial support for the Company continues. Operating losses in 2023 and the first half of 2024 were partially settled through stock issuances in 2024 to our executive officers and third parties for their services (see Non cash investing activities below and “Related Party Transactions” section for additional information). Through June 30, 2025, our operating losses have been funded by advances from our CEO. We have not raised any capital through any external financing or investment activities. To reduce the cash needs of the Company, in 2025, the executive officers and directors of have waived accrual of their compensation until such time that the Company is listed.

Through the date of filing, we have not generated any revenue and continue to operate at a loss, primarily due to ongoing product commercialization readiness and operational costs. Consequently, our liquidity has been limited, and we have been dependent on the CEO’s support to meet our working capital requirements and cover expenses. Advances by our CEO are non-interest-bearing, unsecured, and repayable only upon completion of a future capital raise and the Company is in a financial position to do so without prejudice to its ongoing operations. Monetization of the Company’s regulatory-approved product portfolio and licensing agreement with NeuRX Health Inc. are expected to provide future revenue and cash inflows. The Company believes as of the date of this Registration Statement, that with its current capitalization, our Chief Executive Officers’ ongoing financial support, and future contractual inflows, the Company believes that it has sufficient financial resources to meet its obligations for at least the next 12 months.

To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our shareholders, while the incurrence of debt financing or convertible debt would result in debt service obligations. Such debt instruments also could introduce covenants that might restrict our operations. We may require additional capital to support business growth and objectives, including acquiring complimentary companies to our business or additional intellectual property, and this capital might not be available on acceptable terms, if at all.

Cash Flows

We have a €4,396 and €11 of cash as of June 30, 2025 and December 31, 2024, respectively. We are dependent on our CEO to fund our operating expenses through his on-going advances which were €0.3 million as of June 30, 2025.

Operating Cash Flows

Cash flows provided by operations during the six months ended June 30, 2025, were €4,385, principally driven by advances from related parties. Cash used in operation during the six months ended June 30, 2024, were €(299), reflecting a reduction in net reduction in trade and other payables.

Cash flows (used in)/provided by operations was €(668) in 2024 and €679 for the years ended December 31, 2024 and 2023, respectively. The decrease in cash flows year over year was due to lower spending, principally partially offset by higher VAT receivables.

Investing & Financing Cash Flows

There were no investing and financing cash flows for the six months ended June 30, 2025 and 2024, as well as, in the full year for 2024 and 2023.

Non cash Investing & Financing Activities

In 2024, the Company issued ordinary shares to its executive officers and third parties in satisfaction of trade and related party advances in total of €6.5 million. In 2023, the Company issued ordinary shares for the acquisition of intellectual property for €65.0 million.

33

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements and related notes requires us to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We have based our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our senior management has discussed the development, selection and disclosure of these estimates with our Board of Directors. Actual results may differ from these estimates under different assumptions or conditions.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements. We believe the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of our consolidated financial statements. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and related notes and other disclosures included in this report.

Acquired Intellectual Property – Related Party Transaction

In February 2023, the Company issued 12,258,458 shares to acquire intellectual property through a related party transaction for €65.0 million. Our CEO, Jack Kaye, was a shareholder and manager of Davion Healthcare Ltd. (Cyprus) and Davion Healthcare Ltd. (U.K.). Given the related party nature of the transaction, management evaluated whether the transaction represented a common control transaction. Although the CEO had an ownership interest in both entities, management concluded that such ownership does not convey control over either entity and control was not held by the same party or group before or after the transaction. Note, the CEO abstained from voting in the transaction.

Management determined that the transaction represented an asset acquisition rather than a business combination or a share-based payment arrangement. The Company acquired a bundle of identifiable intellectual property rights at a point in time and obtained control over those rights. The seller did not retain any obligation to perform future development activities or provide services to the Company, and the Company assumed full responsibility for completing and commercializing the technology. Management concluded that the transaction had commercial substance and the fair value was reliably measurable. Accordingly, the transaction was accounted for under IAS 38, Intangible Assets, with the acquired intellectual property recognized as an intangible asset upon acquisition.

Consideration of Share-Based Payment Accounting

In determining the appropriate accounting framework, management considered whether the issuance of equity instruments required application of IFRS 2, Share-based Payment. Management concluded that IFRS 2 was not applicable because the transaction did not involve the receipt of goods or services in a compensatory arrangement. The equity instruments were issued as consideration for the acquisition of identifiable intellectual property rights rather than as compensation for services, and the consideration was not contingent upon future performance, vesting conditions, or ongoing involvement by the seller. This determination required significant judgment, particularly given the related-party nature of the transaction and the development status of the intellectual property at the acquisition date.

Measurement of Fair Value

The cost of the acquired intellectual property was measured at fair value at the acquisition date in accordance with IAS 38 and IAS 13. The fair value of the intellectual property was determined at the transaction date using a forward EBITDA market multiple methodology based on normalized cash flows. Such measurement is classified as a Level 3 fair value measurement due to the use of significant unobservable inputs. Significant unobservable inputs include assumptions related to forecasted revenues and EBIT margin, market risk adjusted EBIT multiple and a discount rate appropriate in the circumstance, as follows:

•	Model: forecasted 2023- 2028, utilized 3 year run rate December 2025 EBIT applied against an EBITDA multiple and discounted
•	Projected 3 year run rate revenue of €72.6 million based on (0.44% annual market penetration of ~400m addressable U.S. and E.U. female population) or 151,375 units per year priced at €40 per unit, resulting in €30.0 million EBIT
•	EBITDA Multiple: 6x: 2/3 less than 19x multiple for observed public company comparables for risk
•	Discount rate (risk adjusted): 40%, given the nature of risk associated with a pre-revenue company and new product

34

Management’s December 2025 run rate estimated cash flow and the resulting valuation are reasonable and can be viewed as reliably estimable because the key drivers—price, unit volume, margins and multiples—sit within observable industry ranges, with the main stretch (high EBIT per unit) explicitly compensated by conservative valuation parameters through the reduced/risk adjusted EBITDA multiple and higher discount rate. Overall, management concluded that the estimated fair value was reasonable in the circumstances, for the development stage of the intellectual property and the pre-revenue nature of the Company.

The fair value measurement was performed solely to establish the transaction price at initial recognition and does not represent an ongoing fair value measurement. The intellectual property is subsequently accounted for using the cost model under IAS 38 – Intangible Assets.

Sensitivity to Key Assumptions

Changes in key valuation assumptions, including projected cash flows, discount rates or EBITDA multiple would have an impact on the estimated fair value of the acquired intellectual property. In particular, changes in the discount rate, EBIT margin (result of reduced forecasted revenues or profitability) or EBTIDA multiple applied would impact the estimated fair value. Certain assumptions are interrelated, and changes in one assumption may magnify or offset the effect of changes in another. Changes to the key valuation assumptions utilized, as illustrated below, would produce the hypothetical following ranges of estimated fair value of the transaction:

•	3 year run rate EBIT €30M: -/+10%: (€27M = €59M, €33M =€72M)
•	EBITDA multiple 6x: -/+ .05%: (5.5x = €60M, 6.5x = €71M)
•	Discount rate 40%: -/+ 5%: (35% = €73M, 45% = €59M)

Intangible Assets – Impairment of Intellectual Property

At December 31, 2024 and 2023, the Company’s indefinite-lived intangible assets of €65.0 million was a single class of acquired technology that represents its core intellectual property and is a fundamental driver of the Company’s business model, revenue generation, and long-term strategy. These assets are accounted for under the cost model and are not amortized. As a result, the annual impairment assessment of these assets involves significant management judgment and estimation and has a material impact on the Company’s consolidated financial statements.

Determination of Indefinite Useful Life

The conclusion that the Company’s acquired intellectual property has an indefinite useful life requires significant judgment. In making this determination, management considers the expected period over which the intellectual property is anticipated to contribute to future cash flows, the absence of contractual, legal, regulatory, or economic factors that would limit its useful life, the Company’s ability to maintain and enhance the intellectual property through ongoing development efforts, and the expected pace of technological change within the relevant markets.

Management currently has determined that there is no foreseeable limit to the period over which the Company’s intangible assets are expected to generate net cash inflows. This conclusion is based on:

•	the platform nature of the underlying thermographic and temperature-mapping technology, which can be applied across multiple current and future product categories and medical indications;

•	the Company’s licensing-based commercialization model, which enables the technology to be monetized through successive licensing arrangements in different geographic markets and product applications; and

•	the Company’s strategy of continuous research, development, and incremental patent filings, which management expects will extend the commercial relevance of the technology beyond the life of any single patent or product.

Given the Company’s stage of development and evolving market dynamics, changes in competitive conditions, technological disruption, or regulatory developments could result in a reassessment of the asset’s useful life, which could lead to the commencement of amortization and materially affect future operating results. The Company reviews the classification of its intangible assets as having an indefinite useful life at least annually, and more frequently if events or changes in circumstances indicate that the classification may no longer be appropriate. In this regard, factors that could result in a reclassification to a finite useful life include, but are not limited to: i) significant adverse changes in regulatory requirements that restrict commercialization of products incorporating the technology; ii) the emergence of competing technologies that materially reduce the expected future economic benefits; iii) the loss or non-renewal of key licensing arrangements without suitable replacements; or iv) the expiration of patent protection without the successful development of replacement or follow-on intellectual property.

35

Impairment Testing Methodology

Indefinite-lived intangible assets are tested for impairment annually, and more frequently if events or changes in circumstances indicate that the assets may be impaired. For impairment testing purposes, the carrying amount of the intellectual property is allocated to the cash-generating unit (“CGU”) that is expected to benefit from the use of the asset.

The recoverable amount of the CGU is determined based on value in use, which represents the present value of the future cash flows expected to be derived from the continued use of the CGU. This approach reflects management’s assessment of the economic benefits expected to be generated by the intellectual property through its use in the Company’s operations. Because the recoverable amount was determined using a value in use methodology, the impairment assessment does not represent a fair value measurement.

Key Assumptions and Estimation Uncertainty

The value in use calculation is highly sensitive to changes in assumptions and requires management to make estimates regarding future performance that are inherently uncertain, particularly in light of the Company’s limited operating history as a public company.

The most significant assumptions include:

•	the size of the addressable target population and expected market adoption of our non-invasive home tests;
•	anticipated pricing in the United States and international markets;
•	the duration of patent product design;
•	the probability of achieving the regulatory requirements within projected development timelines; and
•	forecasted revenues, costs of goods sold, and required selling and marketing expenses, in developing distribution agreements with third parties.

We apply risk-adjusted discount rates to reflect uncertainties inherent in the commercialization of our products. Because these estimates are inherently subjective and based on factors outside of our control, actual results could differ materially. A change in any key assumption—such as slower-than-expected market uptake, reduced pricing, earlier-than-anticipated entry of a competing product, or delays due to regulations — could have a material impact on the carrying value of our IP and our results of operations.

Cash flow forecasts are derived from management’s internally developed strategic plans and reflect assumptions that may differ materially from actual results.

Sensitivity to Changes in Assumptions

Because the intellectual property represents a significant portion of the Company’s total assets, relatively small adverse changes in key assumptions could result in the recoverable amount of the CGU falling below its carrying amount and the recognition of a material impairment charge. Such changes could include lower-than-expected revenue growth, delays in commercialization, increased competitive pressure, higher operating costs, or increases in discount rates.

The Company has not recognized an impairment loss for its indefinite-lived intangible assets to date; however, future impairments could be material and could have an adverse effect on the Company’s results of operations and financial position.

The Company’s estimate of the value in use amount as of December 31, 2024 has increased since the acquisition of the acquired technology in 2023 due to regulatory registration of its products, technical milestones achieved and the signing of a 10 year $220 million global distribution agreement that supports commercial forecasts.

36

Impairment Losses

If the carrying amount of the CGU exceeds its recoverable amount, an impairment loss is recognized in profit or loss. Impairment losses recognized for indefinite-lived intangible assets are not reversed in subsequent periods.

See “Risk Factors — We may not fully recover the value of our intellectual property portfolio” for additional discussion of the uncertainties inherent in management’s estimates and the potential for such estimates to differ materially from the amounts reflected in our financial statements.

Going Concern

Management believes the Company is a going concern and has sufficient sources of cash to operate the Company for the next twelve months based on the combination of anticipated future cash flows from the NeuRX license agreement and the on-going financial support from Jack Kaye, the Company’s CEO.

Recent Accounting Pronouncements

See recent accounting pronouncements applicable to Davion as described in Note 2 “Adoption of new and revised accounting standards and changes in accounting policies”, in our June 30, 2025, unaudited interim consolidated financial statements contained elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Our activities expose us to a variety of market risks. Our primary market risk exposures relate to currency risk and geopolitical market risk. To manage these risks and our exposure to the unpredictability of financial markets, we seek to minimize potential adverse effects on our financial performance where possible.

Currency Risk

Currency risk manifests itself in transaction exposure, which relates to business transactions denominated in foreign currency required by operations (purchasing and selling) and/or financing (interest and amortization). We currently do not engage in transactional hedging or translational hedging to protect our net investment in our Cyprus operation. Under our NeuRX license agreement we will have future transactional exposure for licensing and royalty receipts paid in U.S. dollars.

37

Geo Political Market Risk

As more fully described in Note 14 to our annual consolidated financial statements, the Company has no direct exposure to Russia, Ukraine and Belarus or to Israel and the Gaza Strip and as such does not expect significant impact from direct exposure to these countries.

Despite the limited direct exposure, the conflicts are expected to negatively impact the tourism and services industries in Cyprus. Furthermore, the increasing energy prices, fluctuations in foreign exchange rates, unease in stock market trading, rises in interest rates, supply chain disruptions and intensified inflationary pressures may indirectly impact the operations of the Company. The indirect implications will depend on the extent and duration of these crisis and remain uncertain.

Trading Matters

Management does not control and cannot predict the timing of the commencement of trading, the opening price, or the liquidity of the Company’s ordinary shares. Management’s focus following the commencement of trading will be on operating the business in accordance with applicable disclosure obligations and corporate governance standards.

Registration Effectiveness

The Registration Statement became effective pursuant to Section 8(a) of the Securities Act. Post-effective amendments filed after effectiveness are not required to be reviewed or commented upon by the Securities and Exchange Commission. The absence of Staff comments does not affect the legal effectiveness of the Registration Statement.

38

DAVION HEALTHCARE PLC AND SUBSIDIARY

COMPANY

Directors

Jack Kaye
George Barry Jackson	(Resigned 27 April 2024)
David Paul Alexander Over
Jonathan Robin Chadwick	(Appointed 1 February 2024 and resigned 27 April 2024)
Julian Fernand Sluyters	(Appointed 1 February 2024 and resigned 27 April 2024)
Kevin Malcolm Riches	(Appointed 1 February 2024 and resigned 29 April 2024)
Mark Bernard Battles	(Appointed 1 February 2024 and resigned 27 April 2024)
Susan Matteson King	(Appointed 1 February 2024 and resigned 29 April 2024)
Vasim Ul-Haq	(Appointed 1 February 2024 and resigned 27 April 2024)
William Eric Peacock	(Appointed 1 February 2024 and resigned 29 April 2024)
Jan Dulman
Andreas Ttofi

In April 2024, as a result of the postponement of the Cyprus company’s listing plans, it was decided that such a large board of 10 directors was not required at that time, and the board was reduced to 2 executive directors. The directors that resigned all remained shareholders. Subsequent to these resignations in April 2024, in January 2025 when the company had redomiciled in Ireland, Sir Eric Peacock, Kevin Riches, Susan M King and Julian Sluyters rejoined the board in non-executive capacities. In December 2025 Jan Dulman (non-executive director) and Andreas Ttofi (Chief Financial Officer) joined the board.

Company Corporate Secretary:	Kurdam Limited

Kurdam Limited provide company secretarial services to Davion Healthcare Plc. Under Irish corporate law, as a public company a secretary – individual or corporate must be appointed to manage filings of Irish corporate documents and organize shareholder meetings and resolutions along with votes cast. They are not a member of the board but act upon instructions form the board.

Company number:	772522

Registered office:	MC2 Accountants Limited
Penrose Wharf Penrose Quay Cork
Ireland T23 XN53

Auditor:	WithumSmith+Brown, PC
1835 Market Street, Suite 1710
Philadelphia, PA, 19103-2945
United States of America

Bankers:	Bank of Cyprus

Provide banking services to the company through its Cyprus subsidiary Davion Healthcare Ltd, maintaining USD $, Euro € and GBP £ accounts for the Company.

Bank of Ireland

Provide banking services to the company in Ireland, maintaining USD $, Euro € and GBP £ accounts for the Company.

39

BUSINESS

Our Mission

Our mission is to afford early non-invasive detection of possible physical abnormalities including breast growths, testicular growths, blood flow and more.

Overview

Davion Healthcare Plc was originally incorporated in Cyprus as a public limited Company on November 29, 2022 and subsequently re-domiciled its Company headquarters to Ireland in September 2024, maintaining an operation in Cyprus through our wholly owned subsidiary, Davion Healthcare Ltd. We moved the Company from Cyprus to Ireland within the European Union community, where it can more easily focus on developing its range of home tests for a range of home test products, to identify potential medical conditions and provide early warning to enable further clinical examination where applicable.

The Company uses third party research and development (Universities and specialized companies) together with outsourced manufacturing and design, to make products, which are then patented (where applicable), manufactured, sold and internationally distributed through licensing agreements.

Operating Model

The Company operates under a licensing-based commercialization model pursuant to which it designs, develops, and patents medical products and diagnostic devices and then licenses the manufacturing, marketing, sales, and distribution rights for our products to regional or global commercial partners. These licensees are responsible for obtaining necessary regulatory approvals in their territories and for delivering product support, including customer service and warranty administration. We believe this structure enables us to leverage the established infrastructure, expertise, and market reach of third parties, while allowing us to remain a capital-efficient innovator in medical device technology.

Structure of Licensing Arrangements

Under the Company’s standard form of licensing agreement, the licensee is granted the right, on an exclusive or non-exclusive basis depending on the territory and product, to manufacture and/or distribute the licensed product within a defined geographic region. The Company typically retains ownership of all intellectual property and grants the licensee a limited, revocable right to use the Company’s patents, trademarks, and proprietary know-how solely for the purpose of manufacturing and commercializing the licensed product in the agreed territory.

Allocation of Responsibilities

Licensees are generally responsible for:

•	Regulatory compliance and filings in their licensed territories, including product registration, notifications, and ongoing post-market surveillance;

•	Manufacturing and quality systems, including compliance with applicable quality management standards (such as ISO 13485) and local regulatory manufacturing requirements;

•	Marketing, sales, and distribution, including pricing strategy, channel development, and relationships with pharmacies, online platforms, and, where applicable, healthcare institutions; and

•	Customer service, warranty administration, and product recalls within their territories.

40

The Company retains responsibility for:

•	Product design and development and ongoing improvements to the underlying technology platform;

•	In territories where the Company wishes to commence product distribution, it will be responsible for regulatory compliance until such time that a licensee has been appointed and assumed control of the territory;

•	Maintenance and enforcement of intellectual property rights; and

•	Providing technical support and training materials to licensees as reasonably required under the applicable license agreements.

Economic Terms

The Company’s licensing agreements typically provide for:

•	An upfront or periodic licensing fee payable upon execution of the agreement or upon the achievement of specified regulatory or commercial milestones; and

•	Ongoing royalty payments calculated as a percentage of gross or net sales, or on a per-unit basis, for products manufactured and/or sold by the licensee within the licensed territory.

Current Licensing Agreements and Covered Markets

As of the date of this prospectus, the Company has entered into a global manufacturing and distribution license agreement with NeuRX Health, Inc. covering the BreastCheck product. This agreement provides NeuRX Health with the right to manufacture and distribute BreastCheck on a global basis, subject to regulatory approvals, commercialization milestones, and performance obligations set forth in the agreement. NeuRX Health is responsible for regulatory compliance, manufacturing, and commercial distribution of BreastCheck within its licensed territories.

The agreement, as amended in December 2025, provides for $120 million in staged license fee payments together with minimum annual royalties of $10 million per year over the initial ten-year term. The $120 million license fee is payable with $20 million in cash in the first year with an additional $100 million of NeuRx freely tradable shares payable in 10 equal installments over the 10 year term. Cash royalty payments are based on manufacturing and distribution volumes, subject to the minimum annual royalty. The initial term is for 10 years and Davion has an option to renew for an additional 10 year term. Under the agreement, Davion is required to provide ongoing access to our proprietary test portal. The Company may terminate the agreement if the licensee fails to make royalty and license payments when due and for other uncured breaches of contract. NeuRX intends to initially launch BreastCheck in the U.S. in the second half of 2026, with additional launches in international markets commencing in 2027, subject to market conditions.

Currently, we have not entered into any additional license agreements for any other product.

Target Markets for Additional Licensing

The Company is actively seeking additional regional and global licensees in North America, Europe, and the Middle East for its other products, including FootFlow, Testic, and ThermaDerm. These arrangements are expected to follow a similar licensing structure, with territorial exclusivity and performance-based milestones designed to promote timely commercialization and market penetration.

41

Revenue Recognition and Cash Flow

The Company expects to recognize revenue from licensing fees and royalties in accordance with IFRS 15, Revenue from Contracts with Customers, based on the satisfaction of performance obligations under its licensing agreements. Cash flows are expected to be derived primarily from milestone-based license fees and recurring royalty payments tied to the volume of products manufactured and/or sold by licensees.

Risks and Limitations of the Licensing Model

The Company’s ability to generate revenue and expand its market presence is dependent on the performance, regulatory compliance, and commercialization efforts of its licensees. Delays in regulatory filings, manufacturing scale-up, or market adoption by licensees could materially and adversely affect the Company’s revenues and growth prospects. There can be no assurance that the Company will be able to secure additional licensees for its products on commercially acceptable terms, or at all.

Although our strategic model is licensing-driven, we continually evaluate market conditions and the performance of our licensees. If we determine that a licensee has failed to meet its obligations or if commercial, operational, or regulatory conditions change, we may elect to assume responsibility for manufacturing, sales, or distribution of one or more of our products directly. Such a transition may require additional capabilities, resources, and investment and may involve a period of operational realignment as we establish or expand internal commercialization capacity.

Our Competitive Strengths

We have focused our unique technologies on an exceptionally affordable home-based test system. Our strength as a Company at this early stage is twofold, that we possess our own IP, patents and technology; and that to date, there are no other known competitors attempting to utilize like-technologies.

The Company’s intellectual property portfolio consists primarily of issued patents and pending patent applications covering its thermographic medical diagnostics platform, including the use of thermochromic liquid crystal film, differential temperature mapping, non-invasive home diagnostic configurations, and related software and system architectures. The Company seeks to protect its technology through a combination of patents, trademarks, confidentiality agreements, and proprietary know-how. The following table summarizes the Company’s major patents and patent applications as of the date of this prospectus:

Major Patents and Patent Applications

Patent / Application No: US K832989 (510(k) reference only)

Scope and Technology: Differential temperature sensing using thermochromic liquid crystal film for breast thermography

Type of Protection: regulatory clearance reference, not patent

Jurisdiction: United States

Expiration / Expected Expiration: Expired 2015

Patent / Application No: GB2208671.4

Scope and Technology: Differential temperature sensing using thermochromic liquid crystal film for breast thermography

Type of Protection: Patent

Jurisdiction: UK

Filing Date: March 2023

Expiration / Expected Expiration: 2043

42

Patent / Application No: PCT/IB2023/056131

Scope and Technology: Differential temperature sensing using thermochromic liquid crystal film thermography

Type of Protection: Patent

Jurisdiction: Worldwide including USA EU and UK

Filing Date: May 2023

Expiration / Expected Expiration: 2043

Patent / Application No: US18873943

Scope and Technology: Differential temperature sensing using thermochromic liquid crystal film thermography

Type of Protection: Patent

Jurisdiction: USA

Filing Date: June 2024

Expiration / Expected Expiration: 2044

Patent / Application No: GB2619725

Scope and Technology: Differential temperature sensing using thermochromic liquid crystal film thermography

Type of Protection: Patent

Jurisdiction: UK

Filing Date: June 2022

Grant Date: March 2025

Expiration / Expected Expiration: 2042

Patent / Application No: US 63801907 GB2502375.5

Scope and Technology: FootFlow

Type of Protection: Patent

Jurisdiction: UK USA

Filing Date: Aug 2024

Expiration / Expected Expiration: 2044

Patent / Application No: GB2502366.4

Scope and Technology: Testic

Type of Protection: Patent

Jurisdiction: UK

Filing Date: Aug 2024

Expiration / Expected Expiration: 2044

Patent / Application No: PCT 2502368.0

Scope and Technology: ThermaDerm

Type of Protection: Patent

Jurisdiction: PCT

Filing Date: May 2024

Expiration / Expected Expiration: 2044

43

No granted patents were acquired as part of the intellectual property in February of 2023. The Company’s issued patents generally have a statutory term of 20 years from the earliest non-provisional filing date, subject to the payment of maintenance fees and potential term adjustments. The Company’s pending patent applications, including international PCT filings, are subject to examination and may not result in issued patents in all jurisdictions.

In addition to patent protection, the Company relies on trade secrets, proprietary manufacturing processes, software source code, and confidentiality and invention assignment agreements with employees, consultants, and commercial partners to protect its intellectual property.

The Company believes that its intellectual property portfolio provides meaningful protection for its core technology; however, there can be no assurance that its patents will not be challenged, invalidated, circumvented, or that its pending applications will result in issued patents with claims of sufficient scope to provide competitive advantage.

When we refer to a product as being “market ready,” we mean that the product design, specifications, and manufacturing processes have been completed, and that manufacturing could commence immediately if required. The term does not refer to the completion of all regulatory filings or approvals in every jurisdiction.

BreastCheck and FootFlow have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets, the USA and Europe, and are commercially prepared for launch.

With respect to ThermaDerm and Testic, the remaining regulatory step prior to commercial launch in any particular country is the filing of a manufacturer’s self-declaration of conformity for a Class I medical device and the required registration or notification with the relevant regulatory authority in the country of intended distribution. These filings do not require premarket regulatory approval. However, regulatory authorities may, on a post-market basis, request additional information to confirm the Company’s stated device classification and, in some cases, may require further testing or product modifications.

Each of the Company’s products — BreastCheck, FootFlow, Testic, and ThermaDerm — are designed and intended to be sold directly to consumers over the counter, without the involvement of a healthcare professional, subject to compliance with applicable regulatory requirements in each jurisdiction.

The ability to sell a product over the counter is a product-specific determination and does not apply to all Class I medical devices generally. BreastCheck and Footfalls have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets and are commercially prepared for launch.

Testic and ThermaDerm do not require premarket regulatory clearance or approval prior to launch beyond the manufacturer’s standard Class I medical device declaration of conformity and the required registration or notification of the products with the relevant regulatory authority in each country in which the products are planned to be marketed.

BreastCheck

Davion Healthcare Plc specializes in the design, development, manufacture and global distribution of non-invasive home tests to provide early-stage warning of health anomalies, including potential cancers.

Our home test products, including BreastCheck and FootFlow, are based on the principle of thermography, which measures and maps variations in skin surface temperature. Subtle changes in temperature can indicate underlying physiological conditions. For example, areas of increased blood flow or inflammation typically generate more heat, while poor circulation may present as cooler regions.

To capture these variations, we use liquid crystal film, a thin layer of cholesteric liquid crystals engineered to respond to narrow temperature ranges (typically 32–38°C, the normal skin surface range). When the film is placed on the skin, its molecular structure shifts in response to local temperature, producing distinct color changes. These color patterns form a thermal map that highlights relative differences across the skin surface.

44

The approach is non-invasive, real-time, and reversible. It allows for comparative assessment between symmetrical body areas—such as left versus right breast tissue, or one foot versus the other—to identify meaningful differences that may indicate potential health anomalies.

BreastCheck and FootFlow, use thermography to detect small but meaningful changes in skin surface temperature. Liquid crystal film placed on the skin produces visible color shifts in response to temperature differences, creating a thermal map that highlights areas of potential concern.

An earlier, clinically administered version of the BreastCheck product, marketed as the BreastCare/BreastAlert Differential Temperature Sensor, was cleared by the U.S. Food and Drug Administration as a Class II medical device pursuant to Section 510(k) premarket notification number K832989 for use by medical practitioners. In connection with that clearance, approximately 5,000 clinical tests were conducted across hospitals in North and South America to support the regulatory submission, and summaries of those results are included in Exhibit 10.8 to this prospectus.

The Company’s current BreastCheck product is not a Class II medical device pursuant to Section 510(k), but utilizes the same underlying thermochromic liquid crystal film and differential temperature-mapping principles included in BreastCare. However, the current configuration is designed for home use and is registered as a Class I medical device under applicable self-declaration and registration frameworks. The Company has not conducted large-scale, randomized clinical trials for the current home-use configuration. Product performance and reliability are supported by internal testing, prototype validation, and applicable regulatory registrations for Class I medical devices. Safety and efficacy of our products are determinations that are solely within the authority of the FDA or similar foreign regulators.

Applied to our product pipeline, this technology underpins:

•	BreastCheck – Early detection of abnormal breast tissue patterns where localized heat may signal increased vascular activity.
•	FootFlow – Monitoring of diabetic circulation in the feet and hands, where cooler regions may indicate impaired blood flow and hotter regions may suggest infection or inflammation.
•	Other pipeline products – Including skin health and wound monitoring applications, where localized temperature changes can track inflammation or healing progress.

The integration of artificial intelligence enhances this process. Images of the liquid crystal film taken with a smartphone are transmitted to a secure back-end server, where AI algorithms quantify color patterns, adjust for lighting and environmental variables, and recognize thermal anomalies with greater sensitivity than manual observation. This provides standardized, reproducible results and supports scalable remote monitoring.

By combining liquid crystal film with AI-enabled analysis, our products convert simple temperature mapping into actionable health insights, making early detection more accessible and reliable for home users.

Our first product for roll-out is “BreastCheck”. BreastCheck is a non-invasive test for breast abnormalities. The test can be carried out at home and takes less than 15 minutes. The results are immediate and BreastCheck provides a guide in the first stage identification of potential breast abnormalities. While BreastCheck is not a replacement for a mammogram, it is positioned as an early stage first line investigative device for identifying potential anomalies which may require further clinical investigation. The patented technology behind BreastCheck is FDA registered in the USA under group registration number 3027486037, as a Class I medical device. It is non diagnostic and non-invasive, and as such, is eligible as a product that may be sold over the counter in pharmacies or on-line without medical prescription. It is also registered with the relevant regulatory authorities in the EU and the UK. The Company has filed and have had accepted and registered, a patent under the following patent reference GB2208671.4 (dated 06/14/2022). The patent gives coverage in the USA as part of a group of countries covered under international patent law.

BreastCheck is a non-invasive, low-cost way to routinely monitor for breast abnormalities and is intended to be used as an adjunct to established procedures for the detection of breast disease, such as clinical breast examination and mammography. Abnormalities within the breast frequently produce additional breast heat. BreastCheck averages temperature at three areas on each breast. By comparing the temperature of corresponding areas of one breast to the other, and entering the results on our Mobile App, results can be interpreted immediately. A non-invasive adjunct to mammograms in aiding early-stage warnings of breast abnormalities, through the use of measuring temperature differentials.

45

Management believes the opportunity for this product is global. Breast cancer is the most common cancer among women worldwide, accounting for about 25% of all cancers in women. The incidence of breast cancer varies widely by region, with the highest rates typically seen in North America, Europe, and Australia. Breast cancer is less common in Asia and Africa, but the incidence is increasing in these regions due to increasing rates of westernization and urbanization.

There are several factors that can influence the incidence of breast cancer, including genetics, hormonal factors, lifestyle factors (such as diet, physical activity, and alcohol consumption), and reproductive history.

It is important to note that the incidence of Breast Cancer has been increasing over the past few decades in many countries, likely due to a combination of factors such as increased awareness and detection of the disease, as well as changes in risk factors such as later age at childbirth and increased use of hormone replacement therapy.

In the USA alone in 2022 the estimated population of women between the age of 20–70 was 333 Million.

Source: www.statista.com_Society_Demographics

In 2019, Europe recorded that there are over 200 million women in this age bracket.

Data sources: UNDESA, Eurostat, World Bank – World Development Indicators data.

According to the Centers for Disease Control and Prevention (CDC), about 240,000 cases of breast cancer are diagnosed in women in the United States each year.

The Breast Cancer Research Foundation estimates that in 2023, an estimated 297,790 new cases of invasive breast cancer will be diagnosed in women in the U.S.

The World Health Organization (WHO) reports that in 2020, there were 2.3 million women diagnosed with breast cancer globally.

Breast cancer is currently the most common cancer globally, accounting for 12.5% of all new annual cancer cases worldwide. Here are the American Cancer Society estimates for breast cancer just in the United States for 2022 - This information is provided by Breastcancer.org:

•	About 13% (about 1 in 8) of U.S. women are going to develop invasive breast cancer in the course of their life.
•	In 2022, an estimated 287,850 new cases of invasive breast cancer are expected to be diagnosed in women in the U.S., along with 51,400 new cases of non-invasive (in situ) breast cancer.
•	About 2,710 new cases of invasive breast cancer were expected to be diagnosed in men in 2022. A man’s lifetime risk of breast cancer is about 1 in 833.
•	As of January 2023, there are more than 3.8 million women with a history of breast cancer in the U.S. This includes women currently being treated and women who have finished treatment.
•	Breast cancer is the most commonly diagnosed cancer among American women. In 2023, it’s estimated that about 30% of newly diagnosed cancers in women are going to be breast cancers.
•	Breast cancer incidence rates in the United States began decreasing in the year 2000, after increasing for the previous two decades. They dropped by 7% from 2002 to 2003 alone. One theory is that this decrease was partially due to the reduced use of hormone replacement therapy (HRT) by women after the results of a large study called the Women’s Health Initiative were published in 2002. These results suggested a connection between HRT and increased breast cancer risk. In recent years, incidence rates have increased slightly by 0.5% per year.
•	A woman’s risk of breast cancer nearly doubles if she has a first-degree relative (mother, sister, daughter) who has been diagnosed with breast cancer. Approximately 15% of women who get breast cancer have a family member diagnosed with it.
•	About 5% to 10% of breast cancers can be linked to known gene mutations inherited from one’s mother or father. Mutations in the BRCA1 and BRCA2 genes are the most common. On average, women with a BRCA1 mutation have up to a 72% lifetime risk of developing breast cancer. Women with a BRCA2 mutation have up to a 69% risk. Breast cancer that is positive for the BRCA1 or BRCA2 mutations tends to develop more often in younger women. An increased ovarian cancer risk is also associated with these genetic mutations. In men, BRCA2 mutations are associated with a lifetime breast cancer risk of about 6.8%; BRCA1 mutations are a less frequent cause of breast cancer in men.
•	About 85% of breast cancers occur in women who have no family history of breast cancer. These occur due to genetic mutations that happen as a result of the aging process and life in general, rather than inherited mutations.
•	The most significant risk factors for breast cancer are being a woman and getting older.
•	About 43,250 women in the U.S. are expected to die in 2022 from breast cancer. Breast cancer death rates have been decreasing steadily since 1989, for an overall decline of 43% through 2020. These decreases are thought to be the result of treatment advances and earlier detection through screening. However, the decline has slowed slightly in recent years.
•	Breast cancer is one of the leading causes of cancer-related death in women in the United States, second only to lung cancer.

46

Breast cancer is the most diagnosed cancer globally. It accounts for 1 in 4 cancer cases among women and is the leading cause of death from cancer in women. The estimated 2.2 million new cases indicate that one in every 10 cancers diagnosed in 2020 is breast cancer. In 2020, there were an estimated 684,996 deaths from breast cancer, with a disproportionate number of these deaths occurring in low-resource settings.

Survival rates for breast cancer are very high when the cancer is detected early and where treatment is available. Unfortunately, 50 to 80% of breast cancer cases are diagnosed at an advanced stage 2 in many low- and middle-income countries, when the cancer is more difficult to treat, is more expensive to do so, and is usually incurable.

Given these above statistics, and the fact that the near exclusive method of detecting and verifying breast formations today is a mammogram, it can only be assumed that there is a large and open market of women who would wish to monitor their health for potential breast anomalies in the privacy of their own home.

FootFlow

This is the second non-invasive home test product in our portfolio, utilizing the same proprietary technology platform as BreastCheck. FootFlow is specifically designed to diagnose Peripheral Arterial Disease (PAD) and Diabetes. Diabetes is estimated to affect approximately 530 million adults worldwide, with a global prevalence of 10.5 percent among adults aged 20 to 79 years [1,2]. Type 2 diabetes represents approximately 98 percent of global diabetes diagnoses, although this proportion varies widely among countries [3]. In an analysis of data from the National Health Interview Survey (2016 and 2017), the prevalence of diagnosed type 2 diabetes among adults in the United States was 8.5 percent [4]. Other national databases, such as the Center for Disease Control and Prevention Diabetes Surveillance System, reported in 2022 a prevalence of diagnosed diabetes of approximately 11.3 percent of adults (37.3 million people; 28.7 million with diagnosed diabetes, an estimated 8.5 million undiagnosed, and 95 percent of whom have type 2 diabetes) (Source: NIH, WHO, CDC)

Footflow is a non-invasive test for comparing skin temperature at your toes. The test can be carried out at home and takes 10 minutes. The results are almost immediate, and by comparing the resulting temperatures of the toes on the left foot to those on the right foot, results can be an early-stage guide for clinicians with respect to Peripheral Arterial Disease (PAD) and Diabetes. Like BreastCheck, FootFlow is registered with the FDA under registration number 3027486037 (Patent number USA63801907 dated 05/08/2025) which is the same group number that BreastCheck is registered under.

Poor blood circulation in the feet, being a common symptom of both medical conditions.

FootFlow is a reliable and accurate way to routinely monitor foot temperatures which can be used as an adjunct to established procedures for the detection and/or treatment of both PAD and Diabetes, amongst other medical conditions.

By comparing the temperature of the toes on each foot, and then entering the results either on our Mobile Application or our Website, the results can be interpreted almost immediately.

Individuals with diabetes for example may experience lower skin temperature in their toes, due to various factors associated with the condition. Diabetes can affect the blood vessels and nerves that supply the extremities, leading to a reduction in blood flow and damage to the nerves (peripheral neuropathy). This can result in a decrease in sensation and poor circulation in the feet, leading to cooler skin temperature.

Product Development

We are continually looking to improve and further develop our existing products. In the future development pipeline, there is a range of other non-invasive home tests covering a wide variety of medical conditions which the Company expects to roll out over the next few years. However, currently no third party research and development work is taking place as the four home tests are market ready and the Company is focusing on commercialization for the time being.

As part of our product development regime, all products are both patented and trademarked where applicable. The Company also registers its products with the various regulatory or authorities such as in the USA (FDA), Europe (CE), and the United Kingdom (UKCA) to enable over the counter sales to be approved.

47

Intellectual Property

Our success depends on our ability to develop and protect proprietary technology in the field of home testing.

We have significant capabilities in product engineering, development, and design, which have enabled us to create proprietary systems and technologies in the field of non-invasive home medical testing. Our strategy is to focus on areas where there is a clear unmet medical need and where few, if any, direct competitors currently offer effective solutions, particularly in the early-stage identification of potential health anomalies. By targeting these underserved markets, we aim to establish strong first-mover advantages and create intellectual property that can serve as a foundation for long-term value.

Our ability to protect these innovations is critical to our success. To accomplish this, we rely on a combination of patents, patent applications, trade secrets, employee and third-party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses, and other contractual protections. We intend to continue developing unique home test technologies and to file additional patent applications covering our devices, systems, and methods.

In addition to BreastCheck, we are pursuing a pipeline of other non-invasive home tests that leverage our core competencies in anomaly detection. These development programs are intended to expand our portfolio into broader areas of health screening and monitoring, creating multiple potential revenue streams. However, if we are unable to secure and maintain strong intellectual property rights around these innovations, or if competitors are able to replicate our technologies without infringing our rights, our ability to achieve and sustain a competitive advantage could be materially and adversely affected.

Government Regulations Regarding Our Products

When we refer to a product as being “market ready,” we mean that the product design, specifications, and manufacturing processes have been completed, and that manufacturing could commence immediately if required. The term does not refer to the completion of all regulatory filings or approvals in every jurisdiction.

Each of the Company’s products — BreastCheck, FootFlow, Testic, and ThermaDerm — are designed and intended to be sold directly to consumers over the counter, without the involvement of a healthcare professional, subject to compliance with applicable regulatory requirements in each jurisdiction.

The ability to sell a product over the counter is a product-specific determination and does not apply to all Class I medical devices generally.

BreastCheck and FootFlow have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets and are commercially prepared for launch.

Testic and ThermaDerm do not require premarket regulatory clearance or approval prior to launch beyond the manufacturer’s standard Class I medical device declaration of conformity and the required registration or notification of the products with the relevant test portal authority in each country in which the products are planned to be marketed.

BreastCheck and FootFlow have completed applicable Class I medical device self-declaration and registration or notification requirements in their initial target markets, the USA and Europe, and are commercially prepared for launch.

With respect to ThermaDerm and Testic, the remaining regulatory step prior to commercial launch in any particular country is the filing of a manufacturer’s self-declaration of conformity for a Class I medical device and the required registration or notification with the relevant regulatory authority in the country of intended distribution. These filings do not require premarket regulatory approval. However, regulatory authorities may, on a post-market basis, request additional information to confirm the Company’s stated device classification and, in some cases, may require further testing or product modifications.

The research, development, preclinical, clinical trials (where applicable), as well as the manufacture, labelling, marketing, sales, record-keeping, advertising, distribution, and promotion of medical device products are subject to extensive and rigorous government regulation in the United States and in other countries in which Company’s products are sought to be marketed.

The process of obtaining authorization to market our products varies, depending on the product categorization and the country, from merely notifying the authorities of intent to sell, to lengthy formal approval procedures which often require detailed laboratory and clinical testing and other costly and time-consuming processes. The main regulatory bodies which require extensive clinical testing are the Food and Drug Administration (“FDA”) in the United States, the Health Products Regulatory Authority (European Union), the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom and Health Canada. The process in each country varies considerably depending on the nature of the test, the perceived risk to the user and patient.

48

European Union — CE Marking

Regulation (EU) 2017/745 on Medical Devices (MDR)

In the European Union, our products are regulated under Regulation (EU) 2017/745 on medical devices (the “MDR”) and are intended to be classified as Class I non-invasive medical devices under the classification rules set forth in Annex VIII of the MDR. Class I devices are those that present a low risk to users and patients and, in most cases, may be placed on the market without the involvement of a notified body, provided the device is not sterile, does not have a measuring function, and is not reusable surgical instrumentation.

Conformity Assessment and Self-Declaration

For Class I devices, the manufacturer may demonstrate conformity through a self-declaration of conformity. This process requires the manufacturer to establish and document that the device meets the General Safety and Performance Requirements (GSPRs) set out in Annex I of the MDR. These requirements cover, among other things, device safety, clinical performance, risk management, chemical, physical and biological properties, labelling, and instructions for use.

Technical Documentation

Prior to placing a product on the market, the manufacturer must prepare and maintain technical documentation in accordance with Annex II and Annex III of the MDR, which includes:

A detailed device description and specification, including intended purpose and variants together with Risk Management documentation,

demonstrating identification, evaluation, control, and monitoring of risks throughout the product lifecycle;

Clinical evaluation demonstrating performance and safety, which may include clinical literature, equivalence data, and post-market clinical follow-up plans;

•	Device description and intended purpose;
•	Risk management and performance data;
•	Manufacturing and quality control processes;
•	Labelling and instructions for use in English;
•	A post-market surveillance and vigilance plan;
•	A Quality Management System:

The manufacturer must establish and maintain a quality management system (“QMS”) appropriate to the device and its regulatory classification. While certification to ISO 13485 is not mandatory for Class I devices, many manufacturers adopt this standard to demonstrate conformity with MDR requirements and to facilitate market access and regulatory inspections.

Economic Operators and Authorized Representatives

Manufacturers located outside the European Union must appoint an EU Authorized Representative, who acts as a regulatory contact point and holds certain compliance responsibilities under the MDR. Importers and distributors are also considered economic operators and are required to verify that the device bears the CE mark, that a declaration of conformity has been drawn up, and that the manufacturer has fulfilled applicable registration obligations. As Davion Healthcare Plc is an Irish registered company and Ireland is a member state of the European Union, no EU Authorized Representative is required.

Registration and UDI Requirements

Prior to commercialization, manufacturers must register themselves and their devices in the European Database on Medical Devices (“EUDAMED”), where available, or with the relevant national competent authority. Devices are assigned a Unique Device Identification (“UDI”) to enable traceability throughout the supply chain and post-market lifecycle.

CE Marking and Market Placement

Once conformity is demonstrated and the EU Declaration of Conformity is signed, the manufacturer may affix the CE mark and place the device on the EU market.

Post-Market Surveillance and Vigilance

Following commercialization, manufacturers are subject to ongoing post-market surveillance obligations, including the collection and analysis of performance and safety data, periodic safety update reporting where applicable, and vigilance reporting of serious incidents and field safety corrective actions. National competent authorities have the power to request technical documentation, conduct audits and inspections, and require corrective measures, including product modification, suspension, or withdrawal from the market if a device is found not to comply with

MDR requirements.

49

United Kingdom — UKCA Marking

UK Medical Devices Regulations 2002 (as amended)

In the United Kingdom, medical devices are regulated by the Medicines and Healthcare products Regulatory Agency (“MHRA”) under the UK Medical Devices Regulations 2002, as amended following the United Kingdom’s withdrawal from the European Union. Our products are intended to be classified as Class I medical devices under the applicable UK classification rules.

Conformity Assessment and Self-Certification

For Class I devices, manufacturers may place products on the UK market through a self-certification and UK Declaration of Conformity process, without the involvement of a UK Approved Body, provided that the device is not sterile, does not have a measuring function, and does not otherwise require third-party conformity assessment.

Technical Documentation

Prior to placing a product on the UK market, the manufacturer must prepare and maintain technical documentation demonstrating compliance with the applicable essential requirements, including:

•	Device description and intended purpose;
•	Risk management and performance data;
•	Manufacturing and quality control processes;
•	Labelling and instructions for use in English;
•	A post-market surveillance and vigilance plan;
•	A Quality Management System:

The manufacturer must establish and maintain an appropriate quality management system. While formal certification to ISO 13485 is not mandatory for Class I devices, it is commonly adopted to support regulatory compliance and facilitate MHRA inspections.

Responsible Person and Economic Operators

Manufacturers located outside the United Kingdom must appoint a UK Responsible Person, who acts as the point of contact with the MHRA and ensures that the manufacturer has complied with its regulatory obligations. Importers and distributors are required to verify that products are properly marked and registered prior to placing them on the market.

Registration and Device Listing

Manufacturers must register themselves and their Class I devices with the MHRA through the UK device registration system before placing the products on the UK market. Registration includes submission of device and manufacturer information and confirmation of conformity assessment status.

UKCA Marking and Market Placement

Once conformity has been demonstrated and the UK Declaration of Conformity has been signed, the manufacturer may affix the UKCA mark (or, during applicable transition periods, the CE mark as permitted by UK regulations) and place the device on the UK market.

Post-Market Surveillance and Enforcement

Manufacturers are subject to ongoing post-market surveillance and vigilance requirements, including reporting serious incidents, implementing field safety corrective actions, and maintaining traceability records. The MHRA has the authority to request technical documentation, conduct inspections, and require corrective measures, including product modification, suspension, or withdrawal from the market, if a device is determined not to comply with applicable regulatory requirements.

Depending on the nature of the Company’s registration, manufacturing and distribution of its products in each jurisdiction and the product itself, will dictate the compliance regime a product is subject to. The Company’s strategy is to minimize its product imposed government regulatory compliance through focusing on Class I medical devices and licensing its intellectual property to third parties, who handle the manufacturing and distribution.

50

Regulatory Exposures for BreastCheck in United States

BreastCheck will be manufactured and distributed in the United States by an independent licensee that is registered with the FDA as a medical device establishment. The licensee is responsible for compliance with the FDA’s quality system, labeling, and reporting requirements applicable to Class I devices. While the Company maintains certain contractual rights to monitor quality and regulatory compliance, it does not control the licensees’ operations or FDA interactions. Accordingly, the Company’s exposure to regulatory risk arises indirectly through its reliance on licensees for compliance and through the potential reputational and commercial effects of any enforcement action or compliance failure affecting licensed products.

BreastCheck and FootFlow, use thermography to detect small but meaningful changes in skin surface temperature. Liquid crystal film placed on the skin produces visible color shifts in response to temperature differences, creating a thermal map that highlights areas of potential concern.

An earlier, clinically administered version of the BreastCheck product, marketed as the BreastCare/BreastAlert Differential Temperature Sensor, was cleared by the U.S. Food and Drug Administration as a Class II medical device pursuant to Section 510(k) premarket notification number K832989 for use by medical practitioners. In connection with that clearance, approximately 5,000 clinical tests were conducted across hospitals in North and South America to support the regulatory submission, and summaries of those results are included in Exhibit 10.8 to this prospectus.

The Company’s current BreastCheck product is not a Class II medical device pursuant to Section 510(k), but utilizes the same underlying thermochromic liquid crystal film and differential temperature-mapping principles included in BreastCare. However, the current configuration is designed for home use and is registered as a Class I medical device under applicable self-declaration and registration frameworks. The Company has not conducted large-scale, randomized clinical trials for the current home-use configuration. Product performance and reliability are supported by internal testing, prototype validation, and applicable regulatory registrations for Class I medical devices. Safety and efficacy of our products are determinations that are solely within the authority of the FDA or similar foreign regulators.

Additionally, under its license for BreastCheck, the Company is obligated to provide access to its proprietary test portal to the licensee, which is essential to the functionality of the BreastCheck product. Through the test portal, the Company will collect and maintain health-related and personal information from users globally, through its connected applications and data portal.

The Company’s test portal and proprietary software platform are used to display, process, and transmit thermal imagery generated by the Company’s products. The Company does not believe that this software requires separate premarket regulatory clearance or approval as a standalone medical device in the United States, European Union, or Middle East, because it does not independently perform diagnostic decision-making or automated clinical interpretation and is used as a supporting visualization and data management tool.

The Company’s test portal and AI analysis platform are not currently regulated as standalone medical devices (Software as a Medical Device) in our principal jurisdictions; however, regulators may in the future determine that certain software functions fall within SaMD frameworks.

The Company uses proprietary medical thermal imaging software that is approved for medical use in the United States, Europe, and the Middle East. However, regulatory authorities may, in the future, determine that certain software functionalities constitute regulated medical device software, which could require additional regulatory filings, approvals, or modifications to the Company’s software platform.

The Company is responsible for compliance with HIPAA and related federal and state privacy and data-security requirements, and will implement administrative and technical safeguards to protect such information. The Company will periodically reviews its systems and vendor arrangements to ensure compliance with evolving regulations and to mitigate the risk of unauthorized access or disclosure. Non-compliance, cybersecurity incidents, or new regulatory obligations could adversely affect the Company’s operations and financial condition.

Below is additional information regarding the compliance requirements for Class I medical devices with the FDA, as well as U.S. Federal and State data privacy laws.

51

U.S. Food and Drug Administration

BreastCheck and FootFlow sold in the United States are medical devices subject to the Federal Food, Drug, and Cosmetic Act (“FDCA”), as implemented and enforced by the U.S. Food and Drug Administration (“FDA”). Certain products sold in the United States require FDA clearance to market under Section 510(k) of the FDCA, which our products are not subject too currently. Other products sold in the United States require premarket approval (“PMA”) to market.

Failure by us or by our licensee suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or other regulatory authorities, which may result in sanctions including, but not limited to:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions;
•	customer notifications for repair, replacement, refunds;
•	recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	operating restrictions;
•	refusal to grant export approval for our products; or
•	criminal prosecution.

The FDA governs the following activities that we perform or that are performed on our behalf, to ensure that medical products distributed domestically or exported internationally are safe and effective for their intended uses:

•	product design, development and manufacture;
•	product safety, testing, labelling and storage;
•	record keeping procedures;
•	product marketing, sales and distribution; and
•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions and repair or recall of products.

FDA premarket clearance and approval requirements

Davion’s product launch strategy of initially distributing in the U.S. will require either pre-market notification (more commonly known as 510(k)) clearance or approval of a pre-market approval (“PMA”) application prior to commercial distribution, unless specifically exempt. Under the FDCA, medical devices are classified into one of three classes -- Class I, Class II or Class III -- depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Davion is only engaged in Class I medical devices.

Class I devices are those for which safety and effectiveness can be assured by adherence to FDA’s general regulatory controls for medical devices, which include compliance with the applicable portions of the FDA's Quality System Regulation ("QSR"), facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labelling, advertising, and promotional materials (the “General Controls”). Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process, which none of Davion’s products are currently subject to.

52

FDA Post-market Regulation

After the FDA permits a device to enter commercial distribution, numerous regulatory requirements apply. These include:

•	product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;
•	Quality System Regulation, (“QSR”), which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;
•	labelling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off label use or indication;
•	clearance of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use of one of our cleared devices;
•	approval of product modifications that affect the safety or effectiveness of one of our approved devices;
•	medical device reporting regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury, or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur;
•	post-approval restrictions or conditions, including post-approval study commitments;
•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device;
•	the FDA's recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations;
•	regulations pertaining to voluntary recalls; and
•	notices of corrections or removals.

In respect of our products manufactured and sold in the United States, our licensees will be registered with the FDA as medical device manufacturers. The FDA has broad post-market and regulatory enforcement powers. Our licensees are subject to announced and unannounced inspections by the FDA to determine our compliance with the QSR and other regulations and these inspections may include the manufacturing facilities of our suppliers. If the FDA finds any failure to comply, the agency can institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions such as fines, injunctions, and civil penalties; recall or seizure of products; the issuance of public notices or warnings; operating restrictions, partial suspension or total shutdown of production; and criminal prosecution.

Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the Federal Trade Commission and by state regulatory and enforcement authorities. Recently, promotional activities for FDA-regulated products of other companies have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. In addition, under the federal Lanham Act and similar state laws, competitors and others can initiate litigation relating to advertising claims. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired.

53

Furthermore, our products could be subject to voluntary recall if we or the FDA determine, for any reason, that our products pose a risk of injury or are otherwise defective. Moreover, the FDA can order a mandatory recall if there is a reasonable probability that our device would cause serious adverse health consequences or death.

U.S. State and Federal Privacy Laws

Under the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or collectively, HIPAA, the U.S. Department of Health and Human Services (“HHS”), has issued regulations to protect the privacy and security of individually identifiable health information, also known as protected health information (“PHI”), held, used or disclosed by health care providers, such as our reference laboratory, and other covered entities.

HIPAA also regulates standardization of data content, codes and formats used in certain electronic health care transactions and standardization of identifiers for health plans and providers. HIPAA also governs patient access to laboratory test reports. Effective October 6, 2014, individuals (or their personal representatives, as applicable) have the right to access test reports directly from laboratories and to direct that copies of those reports be transmitted to persons or entities designated by the individual.

HIPAA’s Security Rule and certain provisions of the HIPAA Privacy Rule and Breach Notification Rule apply to business associates of covered entities (i.e., entities that provide services to covered entities that may require access and use of protected health information on behalf of covered entities), and business associates are subject to direct liability for violation of these rules.

In addition, a covered entity may be subject to criminal and civil penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and notification must also be made to the U.S. Department of Health & Human Services, Office for Civil Rights (OCR) and, in certain situations involving large breaches, to the media. The OCR enforces the HIPAA Rules and performs compliance audits and investigations. In addition to enforcement by OCR, HIPAA authorizes state attorneys general to bring civil actions seeking either injunction or damages in response to HIPAA violations that impact state residents.

In addition to federal privacy regulations, there are a number of state laws governing the privacy, confidentiality and security of individually identifiable health information and other personal information that are applicable to our business. Where these state laws are stricter than the requirements imposed by HIPAA or impose different or additional requirements than HIPAA, we may be subject to additional restrictions and liability above and beyond HIPAA’s requirements.

There are numerous other laws, regulations and legislative and regulatory initiatives at the federal and state levels addressing privacy and security of personal information. We also remain subject to federal and state privacy-related laws that may be more restrictive or contain different requirements than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties. For example, the Federal Trade Commission, or FTC, uses its consumer protection authority to initiate enforcement actions against companies relating to their use and disclosure of personally identifiable information. Specifically, FTC has asserted authority and issued enforcement actions in response to actual or perceived unfair or deceptive practices by a company in the handling of consumer information. The FTC has also pursued enforcement actions against companies for violations of its Health Breach Notification Rule and the Children’s Online Privacy Protection Act. Our use of personal information is also subject to our published privacy policies and notices.

54

The laws governing privacy and security of health information and other personal information are rapidly changing and new laws governing privacy and security may be adopted in the future as well. We can provide no assurance that we are or will remain in compliance with diverse privacy and security requirements in all of the jurisdictions in which we do business or process personal information, or in which our patients reside, or that we will be able to keep up with the cost of complying with new or additional requirements. Failure to comply with privacy and security requirements could result in damage to our reputation, adversely affect customer or investor confidence in us and reduce the demand for our services from existing and potential customers. In addition, we could face litigation, penalties and regulatory actions including civil or criminal penalties and significant costs for compliance with new or changing requirements, all of which could generate negative publicity and which could have a materially adverse effect on our business.

HIPAA also created federal criminal statutes that prohibit, among other actions, knowingly and willfully executing or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation.

A violation of each of these statutes is a felony and may result in fines, imprisonment or exclusion from governmental payor programs. Many states have similar statutes that may carry significant penalties.

Employees

As of October 31, 2025, we had no full-time or part time employees. Management functions, including our executive officers, are contracted as service providers.

Insurance

We maintain Director & Officer liability insurance. We believe that our insurance coverage is adequate to cover our business at this stage.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in any material respects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

55

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Director	Age	Title	Date appointed Ireland entity*
Sir Eric Peacock	80	Non-Executive Chairman	6th January 2025

Jack Kaye	73	Chief Executive Officer	25th September 2024

David Over	62	Chief Commercial Officer	25th September 2024

Andreas Ttofi	35	Chief Financial Officer	2nd December 2025

Kevin Riches	62	Non-Executive Director	6th January 2025

Susan M King	62	Non-Executive Director	6th January 2025

Julian F Sluyters	65	Non-Executive Director	6th January 2025

Jan Dulman	52	Non-Executive Director	2nd December 2025

*some directors were previously at various times, directors of Davion Healthcare Plc registered in Cyprus, prior to the company being re-domiciled in Ireland. The above table refers to appointments to the board of the Irish registered company Davion Healthcare Plc which was first registered on the 25th September 2024.

Jack Kaye – Chief Executive Officer

With over 45 years business experience across the telecom, technology and healthcare sectors, Mr. Kaye established one of the first mobile phone network resellers in the early eighties which was sold on to Hutchison Whampoa and formed part of what became the Orange mobile phone network in the UK. Mr. Kaye is also on the boards of a number of private SME companies.

He is a Serial Entrepreneur and has a history of developing a number of successful businesses, many from a start-up position, and has held Executive positions including that of CEO, on the boards of a number of Private and Publicly Quoted Companies in both Europe and North America.

Jack is engaged as CEO of the Company under a service contract dated January 1, 2024.

Under the terms of this contract, he will after Admission be entitled to directors’ fees of €1,800,000 per annum. His contract can be terminated on 12 months’ notice from either party.

56

Sir Eric Peacock – Chairman (Non-Executive)

Sir Eric Peacock is the Chairman of IPro Sport Holdings Ltd (hydration drinks), Buckley Jewelry Ltd, Stevenage Packaging Ltd, Kingfisher Beer Europe Ltd and is the Senior Non-Executive Director of Bango Plc.

He was formerly a Non-Executive Director at the government business United Kingdom Export Finance and has previously sat on a number of other government boards namely United Kingdom Trade and Investment, Foreign and Commonwealth Office and the Department for Innovation and Skills.

He has a wide ranging experience of start up’s, turnarounds, financing, acquiring, disposal and floatation with a significant international background having run businesses in Australia, New Zealand, South Africa, France and Ireland. Sir Eric was knighted in 2003 for his services to International Trade.

He is also Chairman of the charity The Big Cat Sanctuary and the charities Uniqueness and The AB Trust both of which focus on disadvantaged children and young adults.

David Over – Chief Commercial Officer

David has over 30 years of extensive international leadership serving at the C-Level for a variety of British and American companies. He has helped them transform and align their strategies, marketing, products, people and systems to accelerate breakthrough growth. He has held leadership positions as CEO, COO and CMO.

With a solid track record of success leading financial growth, digital transformations, operational change, building start-ups within global businesses, and rapidly developing businesses. David has been actively involved in development and funding of a number of public and private companies in the UK and USA.

Providing executive leadership across major business areas: Operations, Strategy, M&A, Marketing, Sales, Partnerships & Alliances across a variety of B2B and B2C sectors, including digital marketing, magazine publishing, fintech and environmental energy.

Andreas Ttofi – Chief Financial Officer

Andreas Ttofi is a fully qualified ACCA Member and accomplished accountant with more than a decade of professional experience spanning audit, financial reporting, tax compliance, and operational finance. Since 2012, he has delivered high-level accounting and advisory services to a broad portfolio of corporate and private clients across multiple industries, earning a reputation for technical precision, regulatory integrity, and dependable execution.

Andreas has extensive expertise in statutory accounts preparation, audit oversight, Capital Gains Tax analysis, and self-assessment compliance. His background also includes significant responsibility for payroll administration, staff remuneration, tax submissions, and the management and safeguarding of corporate funds. His approach is characterized by meticulous attention to detail, strong governance discipline, and adherence to the highest standards of professional ethics.

He is committed to continuous professional development and maintains up-to-date proficiency in evolving accounting standards, financial regulations, and best-practice corporate reporting frameworks.

As Chief Financial Officer, Andreas brings a strong blend of analytical capability, operational leadership, and regulatory compliance expertise, ensuring robust financial stewardship and contributing to the long-term growth, transparency, and stability of the organization.

57

Kevin Riches – Non-Executive Director

Kevin has a background in starting, building and selling companies, in sectors ranging from technology re-manufacture and sales and mobile communication. He has a specialty in supporting and growing established businesses.

He has worked within management teams to help define and develop strategy and to bring new clients as a part of the growth and diversification strategy. Current businesses outside of Davion include The Big Issue Group, The Big Exchange and Adalta International.

Susan M King – Non-Executive Director

Ms. King is a Board Director, private investor, senior executive and advocate. She is a financial services executive with extensive experience in global asset management and investment banking.

Ms. King serves on several corporate and non-profit boards. She is an active investor in early-stage companies directly through her membership in Golden Seeds.

Ms. King earned a B.A. in Economics cum laude from Claremont McKenna College. She is based in New York.

Julian F. Sluyters – Non-Executive Director

Julian F. Sluyters has been in the financial services industry his entire career. He spent the first 10 years of his career in public accounting, where his primary industry focus was banks and asset management firms, and the mutual funds which they sponsored. For the past 30 years, Mr. Sluyters has served in various capacities working for several asset management firms. His roles have been varied. These include the CEO of a global mutual fund firm, CEO of a major European fund services company, and several asset management COO roles based in the United States. In connection with these roles, he has also served as the Chief Financial Officer of a large mutual fund complex, and the CEO and President for several fund complexes, both in the United States and Europe. He has a BS degree in accounting and finance from Lehigh University, Pennsylvania, USA. Mr. Sluyters is a certified public accountant (inactive) in the State of New York, USA.

Julian brings an unparalleled amount of Board experience, serving as the CEO for over 20 different mutual funds boards (in the US and Europe), as well as serving as an interested Trustee for over five different US and EU boards. Mr. Sluyters has been dealing with corporate boards for practically his entire professional career, which started in 1982. He also qualifies as an audit committee financial expert. Mr. Sluyters has a wealth of private equity and alternative asset class experience and currently serves on the advisory Board of EQX Biome, a New York-based biodiversity impact company focused on the mission of mobilizing financial markets towards protecting the world’s remaining biodiversity. He is based in the United States.

58

Jan Dulman – Non-Executive Director

Jan Dulman is a seasoned Certified Public Accountant (CPA) and Chief Financial Officer (CFO) with a rich professional journey marked by dynamic growth and impactful leadership.

Kicking off his career in the financial hub of Stamford, CT, Jan embarked on his professional journey at a small public accounting firm. It was here that he honed his expertise, laying down the foundational skills that would pave the way for his future success. He joined a public gold and mining exploration company as the Controller in 2005, became the CFO in 2007 and serves an outsourced CFO role on a limited basis to this day.

In 2010, Jan took a bold step forward by founding a new CPA partnership that reflected his diverse skill set and comprehensive background in finance. Building on this momentum, Jan orchestrated a strategic merger in 2015, integrating his firm into a prominent national practice. In his role as a Partner and leader within this organization, Jan spearheaded the development and support of the firm's Attest Services division. Jan recognized the potential for expansion into specialized areas of financial services, and under his guidance, later developed and managed national SEC and Broker Dealer practice.

Throughout his career, Jan has been intimately involved in numerous high-stakes projects, including the management of registration statements. Notably, he played a pivotal role in overseeing one of the largest Regulation A filings in history, demonstrating his ability to navigate complex regulatory landscapes with finesse and precision.

Save as disclosed, no Director has in the 5 years prior to the date of this Admission Document:

1.	had any convictions in relation to fraudulent offences;

2.	been a director or a member of the administrative, management or supervisory body of any company which has been placed in receivership or liquidation whilst he was acting in that capacity for that company;

3.	been a partner in or a member of the administrative, management or supervisory body of any partnership placed into liquidation where such director was a partner or a member of the administrative, management or supervisory body at the time of or within the 12 months preceding such event;

4.	been the subject of any official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies) or been disqualified by a court from acting as a member of the administrative, management or supervisory body of any entity or from acting in the management or conduct of the affairs of any entity.

Board of Directors

Our board of directors consists of eight directors, the majority of which will be independent, upon the SEC’s declaration of the effectiveness of our registration statement on Form F-1. The board consists of three executive directors, Jack Kaye as CEO, Andreas Ttofi as Chief Financial Officer, and David Over as Chief Commercial Officer, with five independent non-executive directors, Sir Eric Peacock, Kevin Riches, Susan M King, Julian Sluyters and Jan Dulman. A director is not required to hold any shares in our Company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (a) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the Company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

59

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1: an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s functions are described below.

The audit committee (comprising of Jan Dulman, Sir Eric Peacock, Susan M King and Julian F Sluyters) will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual Reviewed financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

The compensation committee (comprising Julian Sluyters, Kevin Riches and Sir Eric Peacock) will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•	reviewing and approving, or recommending to the board for its approval, compensation for our chief executive officer and other executive officers;

•	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

60

The nominating and corporate governance committee comprising of Sir Eric Peacock, Susan M King and Kevin Riches, will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•	advising the board periodically regarding significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Ireland law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•	declaring dividends and distributions;

•	appointing officers and determining the term of office of the officers;

•	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•	approving the transfer of Ordinary Shares in our Company, including the registration of such shares in our share register.

61

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our Company to be or becomes of unsound mind.

Agreements and Indemnification Agreements

We have entered into executive agreements with each of our three executive officer, Jack Kaye, Andreas Ttofi, and David Over. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Currently in 2026 the Chief Executive Officer and the Chief Commercial Officer receive under service contracts a combined annual income in total of €3,000,000. Both executive directors have agreed to freeze their service contracts without any accrual being credited, until listing, at which time the contracts will commence. Copies of the service contracts for both officers are filed as Exhibit (number 10.4 and 10.5) to this Registration Statement.

62

Jack Kaye — Chief Executive Officer

Mr. Kaye is party to a rolling service agreement with the Company that may be terminated by either party upon 12 months’ written notice. Mr. Kaye is entitled to a base salary of €150,000 per calendar month and reimbursement of reasonable expenses incurred in the performance of his duties. The agreement does not currently provide for any bonus, incentive compensation, or severance benefits beyond continued salary and benefits during the applicable notice period.

David Over — Chief Commercial Officer

Mr. Over is party to a rolling service agreement with the Company that may be terminated by either party upon three months’ written notice. Mr. Over is entitled to a base salary of €100,000 per calendar month and reimbursement of reasonable expenses incurred in the performance of his duties. The agreement does not currently provide for any bonus, incentive compensation, or severance benefits beyond continued salary and benefits during the applicable notice period.

Andreas Ttofi — Chief Financial Officer

Mr. Ttofi is party to a rolling service agreement with the Company that commences on the first day of listing, and which may be terminated by either party upon three months’ written notice. Mr. Ttofi is entitled to a base salary of €10,000 per calendar month and reimbursement of reasonable expenses incurred in the performance of his duties. The agreement does not currently provide for any bonus, incentive compensation, or severance benefits beyond continued salary and benefits during the applicable notice period.

The Company has five non-executive Directors whose remuneration will commence on listing of the Company’s Ordinary Shares and will receive a combined annual income of €700,000.

No monies have been set aside or accrued to provide pension, retirement or other similar benefits to any of our executive officers and non-executive directors. The Company has no full time or part time employees.

Equity Incentive Plan

The board of directors adopted an equity incentive plan for the executive officers in January 2025, which was subsequently terminated during the year. The board of directors compensation committee intends to recommend a new equity incentive plan for the executive officers, independent directors once our listing is completed. Any stock issuances under such plan will dilute existing ordinary shareholders.

63

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

Shareholders with 5% or more of the issued share capital.

Entity	Shares	Total	Percentage
Rallinson Ltd.	Direct	3,860,530	15.44%
Rallinson Corp.	Direct	1,245,000	4.98%

The Beneficial Owner of both Rallinson Ltd. and Rallinson Corp. is Mr. Jack Kaye, and the above two shareholdings are shown above as they add to Jack Kaye’s collective shareholding.

Our CEO Jack Kaye is also a shareholder in his own right in Davion Healthcare Plc with 5,163,418 shares held (20.65%). Collectively, Jack Kaye’s combined shareholding in the company amounts to 10,268,948 Ordinary shares held, which is 41.07% of the issued share capital.

We are not aware of any arrangement that may, result in a change of control of our Company.

AFFILIATE SHAREHOLDERS

Directors	Shares Held	% Shareholding

Sir Eric Peacock	10,000	0.04%

Jack Kaye	10,268,948	41.07%

David Over	1,217,000	4.86%

Kevin Riches	5,000	0.02%

Susan King	5,000	0.02%

Julian F Sluyters	5,000	0.02%

Jan Dulman	10,000	0.04%

Andreas Ttofi	Nil

64

RELATED PARTY TRANSACTIONS

Malbrite Ltd, a private company owned by Jack Kaye, our CEO, has provided ongoing financial support for the Company since its inception and continues to provide such financial support. We have not raised any money to date and continue to rely on the support of our CEO until such times as revenue from payments relating to product licensing agreements and ongoing sales royalties commence in the second half of 2026 or until the company conducts an equity raise, whichever is the sooner. Advances are non-interest-bearing, unsecured, and repayable only upon completion of a future capital raise. Advances paid directly to third parties were €0.1 million and €4.6 million in 2024 and 2023, respectively. Because Mr. Kaye is both the CEO of Davion Healthcare Plc and the sole owner of Malbrite Ltd, these arrangements constitute related-party transactions and may give rise to potential conflicts of interest. These transactions have been reviewed and approved by the Company’s board of directors.

In 2023, the Company issued 12,258,458 shares at par (€0.01) in connection with intellectual property acquisition of €65 million. A copy of the sale and purchase agreement relating to the acquisition is filed as Exhibit 10.6 to this Registration Statement. There are no future payment obligations related to the intellectual property rights. The non cash transaction was completed at a share price of €5.30 per share (par value being €0.01), with shares being distributed to all shareholders of Davion Healthcare Ltd (“UK company”) on a pari pasu basis to their percentage shareholding in the UK company at the time of transfer. General meetings of the shareholders of both the seller and buyer took place, and resolutions were passed by both parties, fully approving the terms of the sale and purchase agreement. This transaction was considered a related party transaction as Jack Kaye, CEO, was a director and shareholder of both the seller and buyer, but declared his interest prior to the transaction and excluded himself from voting either as a director or shareholder in respect of both buyer and seller.

On the June 30, 2024, advances to the Company by Jack Kaye (through Malbrite Ltd) amounting to €4.6 million and €1.0 million in fees due David Paul Alexander Over, a director of Davion Healthcare Plc were converted into 598,246 shares at a conversion rate equivalent to one ordinary share for every $10 (Euro conversion equivalent to) owed. As of and for the six month period ended June 30, 2025, Advances from related parties was €0.3 million. For the six months ended June 30, 2024, cash Advances from related parties was €0.1 million.

For the years ended December 31, 2024 and 2023, the Company incurred €NIL and €1,100,000 respectively, with regards to management fees by Malbrite Limited and Kurdam Inc., companies controlled by Jack Kaye, a director of Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €400,000 and €600,000, respectively, with regards to director fees by David Paul Alexander Over, a director of Davion Healthcare Plc. The balance payable to David Paul Alexander Over was paid in full with share issuances. For the year ended December 31, 2023, the Company paid approximately €287,000 for marketing services to Tulk House International Limited, a company controlled by David Paul Alexander Over, a director for Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €77,415, respectively, with regards to management fees by Rallinson Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €1,707,178, respectively, with regards to research and development costs by Rallinson Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €556,279 respectively, with regards to research and development costs by Malbrite Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

On January 1, 2026, the Company acquired 100% of the outstanding equity interests of Davion Healthcare Corporation, an entity wholly owned by the Company’s Chief Executive Officer, for nominal consideration of $1. Management evaluated the transaction under IFRS 3 Business Combinations and determined that the acquired entity did not meet the definition of a business, as it did not include substantive processes capable of producing outputs. The acquired entity’s assets consisted solely of $445,000 of cash and its liabilities consisted of a $445,000 related party advance to the CEO, payable on demand and is non-interest bearing, and therefore the nominal purchase price reflected the entity’s equity value.

Because the acquired entity contained only financial assets and financial liabilities and no substantive operations, the transaction was accounted for as the acquisition of a group of assets and liabilities rather than a business. The assets acquired and liabilities assumed were recognized at their respective carrying amounts, which approximate fair value, and the related-party advance remained an obligation of the acquired entity following the acquisition.

Although the acquired entity was wholly owned by the Company’s Chief Executive Officer, management concluded the entities were not under common control, as the Chief Executive Officer does not control the Company within the meaning of IFRS 10, but instead only is able to exercise significant influence through his voting control of 41% of the ordinary shares of Davion. The transaction therefore represents a related-party transaction under IAS 24.

65

DESCRIPTION OF SHARE CAPITAL

We are an exempted Company incorporated under the laws of Ireland and our affairs are governed by our amended & restated memorandum and articles of association, the Companies Law 2014 of Ireland, which we refer to as the Companies Law below and the common law of Ireland.

As of the date of this prospectus, our authorized share capital is €1,000,000 Euros, representing 100,000,000 ordinary shares with a par value of €0.01 each. As of the date of this filing, 25,000,000 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

The Company’s ordinary shares are identified under the CUSIP number G27599 102. Our transfer agent and registrar in the United States is VStock Transfer, LLC. All shares listed on Nasdaq are held in book-entry form through DTC.

All of the Company’s ordinary shares to be listed on Nasdaq will be held in book-entry form through the facilities of DTC, with Cede & Co. as the nominee of DTC.

Our Memorandum and Articles

The following are summaries of certain material provisions of the memorandum and articles of association, and of the Companies Law, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of Ireland.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearers. Our shareholders who are non-residents of Ireland may freely hold and vote their Ordinary Shares. Our articles exclude any pre-emption rights relating to transfer of shares or new issues of shares. The Company has only one class of shares, namely Ordinary Shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under the laws of Ireland, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. An ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our Company,

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the Ordinary Shares may, among other things, divide or combine their Ordinary Shares by ordinary resolution.

66

General Meetings of Shareholders. Our memorandum and articles of association provide that we hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least twenty-one calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least two shareholders present or by proxy.

The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the outstanding Ordinary Shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up, subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the Ordinary Shares held by them.

Issuance of Additional Ordinary Shares. Our memorandum of association allows our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine to the extent of available authorized but unissued shares.

This also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Ireland law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual Reviewed financial statements. See “Where You Can Find Additional Information.”

67

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Ireland law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Differences in Corporate Law

The Irish Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Irish companies and between Irish companies and non-Irish companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving Company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated Company and the vesting of the undertaking, property and liabilities of such companies to the consolidated Company. In order to effect such a merger or consolidation, the directors of each constituent Company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent Company, and (b) such other authorization, if any, as may be specified in such constituent Company’s articles of association. The plan must be filed with the Registrar of Companies of Ireland together with a declaration as to the solvency of the consolidated or surviving Company, a list of the assets and liabilities of each constituent Company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent Company and that notification of the merger or consolidation will be published in Ireland Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in Ireland or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

68

SHARES ELIGIBLE FOR FUTURE SALE

Prior to our registration & listing of our ordinary shares on the Nasdaq, there has been no public market for our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market following our listing on the Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our ordinary shares and may make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate. We will have no input if and when any Registered Shareholder may, or may not, elect to sell their ordinary shares or the prices at which any such sales may occur.

Because we are not offering any new securities in connection with this Registration Statement, and all of the Ordinary Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Ordinary Shares issued will generally be freely tradable in the United States, except for those held by our “affiliates” as defined in Rule 144 under the Securities Act.

These restricted securities are eligible for public sale only if they are registered under the Securities Act, including the ordinary shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. Substantially all of our ordinary shares may be sold after our initial listing on the Nasdaq, either by the Registered Shareholders pursuant to this prospectus or by our other existing shareholders in accordance with Rule 144 of the Securities Act.

As further described below, until we have been a reporting company for at least 90 days, only non-affiliates who have beneficially owned their ordinary shares for a period of at least one year will be able to sell their ordinary shares under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the ordinary shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the ordinary shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling ordinary shares on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of ordinary shares that does not exceed the greater of:

•	1% of the number of ordinary shares then outstanding, which will equal approximately 251,250 shares immediately after our registration; or

•	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling ordinary shares on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

69

Lock-Up Restrictions

Certain of our directors and executive officers have agreed to a lock-up period during which they will not sell or transfer their Ordinary Shares without the prior written consent of the Company. These lock-up agreements expire 90 days following the date on which our Ordinary Shares are listed on Nasdaq.

Following the expiration of any lock-up periods and subject to the restrictions described above, including Rule 144 and applicable securities laws, the ordinary shares may be sold publicly.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this registration is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Corporate Governance Exemptions for Foreign Private Issuers

The company has stated that as a Foreign Private Issuer (FPI) the company can rely on some home-country practices rather than Nasdaq rules. We intend at this point in time to follow Nasdaq rules, however we reserve the right to consider applying home-country rules if applicable, in situations which would be advantageous to the company and its operations.

70

REGISTERED SHAREHOLDERS

The following table sets forth, as of September 1, 2025, the 25,000,000 ordinary shares held by the Registered Shareholders. The Registered Shareholders include (i) affiliates of the Company with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their ordinary shares from an affiliate or the Company within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until the Company has been subject to the reporting requirements of Section 13 or Section 15(d) the Exchange Act for a period of at least 90 days, and (ii) all other shareholders. The Registered Shareholders may, or may not, elect to sell their ordinary shares covered by this prospectus, as and to the extent they may determine. Such sales, if any, will be made through brokerage transactions on the Nasdaq at prevailing market prices. As such, the Company will have no input if and when any Registered Shareholder may, or may not, elect to sell their ordinary shares or the prices at which any such sales may occur. See “Plan of Distribution” for additional information.

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this Registration Statements, if and when necessary. Because the Registered Shareholders may sell all, some, or none of the ordinary shares covered by this prospectus, we cannot determine the number of such ordinary shares that will be sold by the Registered Shareholders, or the amount or percentage of ordinary shares that will be held by the Registered Shareholders upon consummation of any particular sale. In addition, the Registered Shareholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our ordinary shares in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The Registered Shareholders are not entitled to any registration rights with respect to the ordinary shares. However, this Registration Statement will remain effective unless and until it is withdrawn or modified by post-effective amendment. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of the ordinary shares by the Registered Shareholders. However, we have engaged financial advisors with respect to certain other matters relating to our listing. See “Plan of Distribution.”

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the ordinary shares issuable pursuant to options, warrants, and RSUs that are exercisable or settled within 60 days of October 31, 2025. Ordinary shares issuable pursuant to options, warrants, and RSUs are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on total ordinary shares outstanding as of October 31, 2025. As seen below, of 604 total shareholders, 596 hold less than 5%, and 586 hold less than 1%.

Registered Shareholders	Ordinary	Number of	% of	% of
Name	Shares	Shareholders	Ownership	Voting Power

Jack Kaye*	5,163,418	1	20.7%	41.1%
Rallinson Ltd*	3,860,530	1	15.4%	**
Rallinson Corp*	1,245,000	1	5.0%	**
David Over*	1,217,000	1	4.9%	4.9%
Sir Eric Peacock*	10,000	1	0.04%	0.04%
Kevin Riches*	5,000	1	0.02%	0.02%
Susan M. King*	5,000	1	0.02%	0.02%
Julian F. Sluyters*	5,000	1	0.02%	0.02%
Jan Dulman*	10,000	1	0.04%	0.04%
Non Affiliate Shareholders 1% < 5%	9,832,815	10	39.3%	39.3%
Non Affiliate Shareholders < 1%	3,646,237	585	14.6%	14.6%

Total	25,000,000	604	100.0%	100.0%

*	Board of Directors and Rallinson Ltd and Rallinson Corp are affiliates, see “Principal Shareholders” section
**	Shares are controlled by Jack Kaye, CEO and included in his 41.1% ownership

71

TAXATION

The following summary of the material Ireland and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this Registration Statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than Ireland and the United States.

Ireland Taxation

Ireland currently levies 12.5% on profits of corporations. based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of Ireland, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of Ireland. Ireland is a party to double tax treaties with both the USA and the United Kingdom. There are no exchange control regulations or currency restrictions in Ireland.

Payments of dividends and capital in respect of our Ordinary Shares and Ordinary Shares may be subject to taxation in Ireland, however non-Irish resident holders can usually claim an exemption or a refund of any Irish Dividend withholding tax (DWTT) derived from the disposal of our Ordinary Shares or Ordinary Shares.

No stamp duty is payable in respect of the issue of the shares or Ordinary Shares, but an instrument of transfer in respect of a share may incur 1% stamp duty dependent on whether the transaction relates to an Irish or non-Irish resident holder, or whether it is exempt through exemptions where trading takes place on a regulated approved market such as Nasdaq.

To promote the growth of Irish public companies, in 2026 the Irish government removed the 1% stamp duty on all share transfers by companies with market capitalizations below 1 billion Euros. To take advantage of the exemption, companies must make a valid annual notification to the Irish Revenue Commissioners to trigger the exemption period. As such, Davion has secured such exemption through December 31, 2026 and intends to reapply annually subject to being below the market capitalization. Irrespective of this exemption being in place, Nasdaq on market trades continue to be exempt from stamp duty.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Ordinary Shares by a U.S. Holder (as defined below) that acquires the Ordinary Shares in this registration and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, alternative minimum tax, and other non-income tax considerations or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•	banks and other financial institutions;

•	insurance companies;

•	pension plans;

•	cooperatives;

•	regulated investment companies;

•	real estate investment trusts;

72

•	broker-dealers;

•	traders that elect to use a mark-to-market method of accounting;

•	certain former U.S. citizens or long-term residents;

•	tax-exempt entities (including private foundations);

•	holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•	investors that have a functional currency other than the U.S. dollar;

•	investors subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons that actually or constructively own 10% or more of our stock (by vote or value); or

•	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares or our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Ordinary Shares or our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in the Ordinary Shares or our Ordinary Shares.

73

Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions paid on the Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Ordinary Shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the shares are readily tradeable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect the Ordinary Shares, which we have applied to list on the Nasdaq, will be readily tradeable on an established securities market in the United States. There can be no assurance, however, that the shares will be considered readily tradeable on an established securities market in later years.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
•	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;
•	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and
•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

74

If we are a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares and any of our SUBSIDIARY, our variable interest entities or any of the SUBSIDIARY of our variable interest entities is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our SUBSIDIARY, our variable interest entities or any of the SUBSIDIARY of our variable interest entities.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded. For those purposes, the Ordinary Shares, but not our Ordinary Shares, will be treated as marketable stock upon their listing on the Nasdaq. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of your Ordinary Shares if we are or become a PFIC.

Our directors, officers and holders of more than 5% of the Company’s outstanding Ordinary Shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a ninety day “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued

75

DIRECT LISTING OVERVIEW

We are conducting a direct listing of all 25,000,000 of our issued and outstanding ordinary shares (the “Ordinary Shares”) on the Nasdaq Global Market (the “Direct Listing”). We are not offering any new securities, and we will not receive any proceeds from the sale of Ordinary Shares by the registered shareholders identified in this prospectus (the “Registered Shareholders”).

A direct listing differs materially from a traditional underwritten initial public offering (“IPO”). In a direct listing:

•	There is no underwriter,
•	There is no firm-commitment purchase of securities,
•	There is no bookbuilding process,
•	There is no negotiated IPO price,
•	There is no underwriter stabilization, and
•	All pricing is established by Nasdaq’s opening auction system, based solely on supply and demand.

The opening public price of our ordinary shares on the Nasdaq will be determined through Nasdaq’s automated opening auction process. Nasdaq will collect buy and sell orders submitted by broker-dealers and market participants prior to the commencement of trading and will establish a single opening price at which the maximum number of shares can be matched. Orders to buy shares at or above the opening price and orders to sell shares at or below the opening price will participate in the opening transaction. Nasdaq, in administering this opening auction process, is responsible for managing the price discovery and execution mechanics in accordance with its rules to facilitate a fair and orderly market at the start of trading.

We have appointed Revere Securities LLC (“Revere”) as our corporate advisor and our Lead Market Maker (“LMM”) in connection with this direct listing. Revere will facilitate interactions with market participants and will assist Nasdaq in the price-discovery process during the opening auction.

The Direct Listing enables all of our existing shareholders to have their Ordinary Shares registered for resale under Rule 415 on a continuous basis. Registered Shareholders may or may not elect to sell shares following the effectiveness of this Registration Statement and the commencement of trading on Nasdaq. Any such sales will be conducted through ordinary brokerage transactions at prevailing market prices.

We have applied to list our Ordinary Shares on the Nasdaq Global Market under the ticker symbol “DAVI.” No assurance can be given that our application will be approved.

76

PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of all 25,000,000 of our issued and outstanding ordinary shares by the shareholders identified in this prospectus (the “Registered Shareholders”) in connection with the direct listing on the Nasdaq Global Market. All of these ordinary shares are already recorded in our register of members maintained by our registrar. The Registered Shareholders may, but are not required to, elect to sell some or all of their ordinary shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. Any such sales, if made, will be conducted through brokerage transactions at prevailing market prices. This registration statement does not register any primary offering by us and we are not selling any securities in this Registration Statement, and will not receive any proceeds from the sale of ordinary shares by the Registered Shareholders.

Selling Shareholders

•	All selling shareholders will bear all brokerage commissions in respect of their trades.
•	The Company confirms that it is not part of order matching, bookbuilding, or stabilization.
•	Resales by affiliates remain subject to 90-day lock-in from listing day and also subject to Rule 144 even though shares are registered.

No Stabilization or Price Support

Neither the Company, nor any selling shareholder, nor our financial advisor, nor the designated market maker will engage in any form of price stabilization, market support, or aftermarket intervention.

Exchange Controlled Opening Process

The exchange will collect buy and sell orders prior to the commencement of trading and will determine the opening price in accordance with its rules and procedures. Trading will commence only when the exchange determines that orderly market conditions exist.

Exchange Listing and Trading Conditions

The Company acknowledges that the listing and commencement of trading of its ordinary shares are subject to the rules, procedures, and discretion of the applicable exchange. The Company will cooperate fully with the exchange and comply with all applicable requirements.

The Company has not entered into any agreements, arrangements, or understandings with any broker, dealer, shareholder, or other person to influence the timing, amount, or price of any sales of its ordinary shares.

77

NOT AN OFFERING; NO SOLICITATION OF SHAREHOLDER SALES

This direct listing does not constitute an offer of securities by the Company. We are not conducting a primary or secondary offering. We are not asking any shareholder to sell shares, and we are not recommending, encouraging, soliciting, or advising any shareholder with respect to the resale of Ordinary Shares. All decisions regarding whether, when, and how many shares to sell are made solely by each selling shareholder, independently of the Company.

Although the ordinary shares covered by this prospectus are already legally issued and fully paid in accordance with the laws of Ireland, they will become eligible for electronic settlement and trading in the United States only after this Registration Statement has been declared effective by the Securities and Exchange Commission and the shares have been made eligible for deposit with The Depository Trust Company (“DTC”).

All of our shareholders, including our directors, executive officers and other affiliates, as well as non-affiliates, may sell their ordinary shares from time to time after the effectiveness of this Registration Statement, subject to applicable securities laws, including the requirements of Rule 144 under the Securities Act with respect to shares held by our affiliates. Sales of our ordinary shares may be made through the Nasdaq Global Market or any other available trading market, in privately negotiated transactions, or otherwise, at prevailing market prices or at negotiated prices.

In a direct listing, there are no underwriters, and the opening trading price of our ordinary shares on the Nasdaq Global Market will be determined by buy and sell orders collected and matched by the designated market maker in consultation with Nasdaq, consistent with applicable rules of the exchange. Existing shareholders who wish to sell their ordinary shares may do so by instructing their brokers to enter sell orders on the opening day of trading. The availability of shares offered for sale by our existing shareholders will determine the supply of our ordinary shares in the opening auction, which together with investor demand will establish the initial trading price.

Once our ordinary shares are listed on the Nasdaq Global Market, sales may occur at prevailing market prices, at fixed prices, at prices related to the market price, at negotiated prices, or by any other lawful method. Sales may be effected through ordinary brokerage transactions, block trades, transactions in which brokers may act as principal and resell such shares, or otherwise. Brokers and dealers engaged by shareholders may receive commissions or discounts from such shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser).

Nasdaq will permit our Ordinary Shares to begin trading only after confirming that we satisfy all applicable initial listing requirements of The Nasdaq Global Market and after conducting the Nasdaq opening auction. We believe that we meet, or will meet prior to the commencement of trading, all applicable initial listing standards; however, Nasdaq retains discretion with respect to the application and interpretation of its listing rules.

The Lead Market Maker, Revere Securities LLC, who is also our Direct Listing advisor, acting pursuant to its obligations under the rules of the Nasdaq, is responsible for facilitating an orderly market for our ordinary shares. Based on information provided by the Nasdaq, the opening public price of our ordinary shares on the Nasdaq will be determined by buy and sell orders collected by the Nasdaq from various broker-dealers and will be set based on the Lead Market Maker’s determination of where buy orders can be matched with sell orders at a single price. On the Nasdaq, buy orders priced equal to or higher than the opening public price and sell orders priced lower than or equal to the opening public price will participate in that opening trade.

In accordance with Nasdaq rules because there has not been a recent sustained history of trading in our ordinary shares in a private placement market prior to listing, Nasdaq will facilitate an orderly auction without coordination with us, consistent with the federal securities laws in connection with our direct listing. Pursuant to such Nasdaq rules, and based upon information known to it at that time, Revere is expected to provide input and understanding of the ownership of our outstanding ordinary shares and pre-listing selling and buying interest in our ordinary shares that it becomes aware of from potential investors and holders of our ordinary shares, in each case, without coordination with us.

Affiliates of our company (including our directors, and executive officers) will be subject to limitations under Rule 144, including volume and manner-of-sale restrictions, and have also agreed collectively, to a ninety-day lock-in from the first day of trading, even though their shares are registered pursuant to this Registration Statement. Non-affiliates will not be subject to such limitations.

78

Sales by Registered Shareholders

Registered Shareholders may sell their Ordinary Shares:

•	through broker-dealers,
•	at prevailing market prices,
•	in block trades,
•	in ordinary brokerage transactions,
•	in negotiated transactions, or
•	in any manner permitted by law.

We will not receive any proceeds.

We have engaged Revere Securities LLC (“Advisor”), as our direct listing advisor to advise and assist us with respect to certain matters relating to the Direct Listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing and developing, assisting with our investor communication strategy in relation to the Direct Listing and soliciting and managing offers from third parties. In connection with its engagement as our financial advisor, the Advisor will receive an equity fee of 0.5% Equity of the Company at the time of Direct Listing (125,000 ordinary shares), to be included in the next resale registration statement or pursuant to Rule 144, whichever occurs earlier; and will be entitled to a fee of $200,000 upon the successful consummation of the Direct Listing. The Advisor will also be entitled to an expense reimbursement for all expenses for travel and other out-of-pocket expenses incurred in connection with the Advisor’s engagement not to exceed $100,000.

Prior to the Direct Listing services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

The Company has appointed VStock Transfer, LLC as its transfer agent and registrar in the United States. VStock will also handle coordination with the Depository Trust Company (DTC) and Cede & Co. for electronic trading and settlement of our ordinary shares on Nasdaq.

Market Maker Inability to Stabilize

•	The market maker cannot support, cannot stabilize, cannot maintain the price
•	They operate ONLY under Nasdaq’s market-making rules
•	They cannot coordinate with management or shareholders

DTC Eligibility Process Timeline

Following the F-1A filed on November 7 2025, which became effective on November 28th, 2025, the company at that time filed with the SEC an 8-A, and at the same time made application to DTC for registration of its ordinary shares. This process is being managed by our listing advisor, Revere Securities LLC and linked with our Transfer Agents Vstock Transfer LLC who are DWAC and FAST status registered. We expect DTC acceptance within the next 7/10 days, which will allow our transfer agent to populate our share register. There is though no guarantee of timing.

79

REFERENCE PRICE DETERMINATION

Prior to the commencement of trading, Nasdaq will independently establish a reference price for our Ordinary Shares. The reference price is not an “offering price,” does not represent a valuation of the Company, and does not reflect the price at which our Ordinary Shares will open or subsequently trade.

Nasdaq determines the reference price solely under its own methodologies, which may include:

•	the current and historical bid/ask interest in the Nasdaq order book,
•	the quantity of shares eligible for resale,
•	the supply and demand submitted by market participants,
•	overnight and indicative auction information, and
•	other order book dynamics specific to the Nasdaq opening auction.

No Relationship Between the Reference Price and the Opening Price

The reference price should not be viewed as a prediction of the opening auction price. The pricing algorithms used in the Nasdaq opening cross may result in the execution of a substantial number of shares at a price that is higher or lower than the reference price, depending entirely on actual supply and demand at the time the auction occurs.

The reference price therefore:

•	is not an estimate of fair market value;
•	is not a valuation of the Company;
•	is not a target trading price;
•	may differ significantly from the opening auction price; and
•	may bear no relationship to the subsequent trading prices of our Ordinary Shares.

No Stabilization or Support of the Reference Price

Neither the Company, nor our financial advisor, nor our designated market maker will take any action to influence, stabilize, support, or otherwise affect the reference price or the opening auction price. No person has been appointed or engaged to purchase shares to stabilize or maintain the price, and no price-support arrangements, formal or informal, exist for the direct listing.

All aspects of reference price determination are controlled exclusively by Nasdaq

Neither the Company nor our financial advisor nor our designated market maker has any authority or involvement in determining the reference price. We do not propose a price range, we do not set a valuation, and we do not influence the reference price in any way. Nasdaq has indicated to the company, based on the above process, a reference price of $12.36.

Nasdaq Listing Conditions

Nasdaq will permit our Ordinary Shares to begin trading only after it has completed its listing review, confirmed that we satisfy all applicable initial listing requirements of The Nasdaq Global Market, and completed the opening auction. We believe we meet, or will meet before trading begins, all such requirements; however, Nasdaq retains discretion with respect to the application and interpretation of its rules.

80

Opening Price Determination

The opening price of our Ordinary Shares will be determined exclusively through Nasdaq’s electronic opening auction process. We will not engage in bookbuilding, roadshow pricing, or underwriter-led valuation.

Nasdaq Opening Auction and Price Discovery

The opening trading price of our Ordinary Shares on The Nasdaq Global Market will be determined through Nasdaq’s automated opening cross auction process, in conjunction with participating market makers and broker-dealers, in accordance with Nasdaq rules. The opening cross is a price-discovery mechanism that matches aggregated buy and sell interest from market participants at a single price that maximizes the number of shares executed. Neither the Company, nor our financial advisor, nor our lead market maker has any ability to direct, influence, or participate in the matching of orders in the opening cross.

Collection of Orders and Order Types

Before the market opens for trading on the listing date, Nasdaq will begin accepting orders from broker-dealers representing their customers and other market participants. These orders may include:

•	Market Orders – orders to buy or sell at the best available price in the opening auction;
•	Limit Orders – orders to buy or sell at a specified price or better;
•	Imbalance-Only Orders – orders eligible to execute only against the imbalance in the auction;
•	Early Market Hours Orders entered during pre-market trading.

All orders destined for the opening cross must be submitted within designated cut-off times established by Nasdaq.

Pre-Auction Messages and Indicative Pricing

Throughout the pre-market period and leading up to the execution of the opening cross, Nasdaq disseminates price and imbalance information at regular intervals. These messages may include:

•	Indicative Clearing Price – the price at which the maximum number of shares can be executed based on current supply and demand;
•	Order Imbalance Indicators – showing whether more buy or sell interest exists;
•	Paired and Imbalance Shares – the number of shares matched and unmatched at the indicative price.

These indications may fluctuate significantly based on the evolving order book. The Company has no visibility into, and no influence over, such indications.

Determination of the Opening Price

At the time of the opening auction, Nasdaq’s matching engine evaluates all executable buy and sell orders and determines the opening price according to Nasdaq’s established rules, which aim to:

•	maximize the number of shares executed;
•	minimize imbalance; and
•	provide price continuity consistent with market demand.

81

The opening price is derived entirely from supply and demand reflected in the Nasdaq auction book and may differ significantly from:

•	the reference price set by Nasdaq prior to the auction,
•	the indicative clearing price shown prior to the cross,
•	the last private sale of Ordinary Shares, and
•	the subsequent intraday trading prices.

Execution of the Opening Cross

Once the auction price is calculated, Nasdaq executes the opening cross:

1.	All matched buy and sell orders are executed at the single auction price;
2.	Executed transactions are published to the consolidated tape;
3.	The opening price becomes the first sale price of our Ordinary Shares in the public market;
4.	Any unexecuted limit orders may be entered into the continuous trading book unless cancelled by the participant.

Following the opening cross, our Ordinary Shares will trade on Nasdaq under the symbol “DAVI” through regular continuous trading.

Limited Visibility Into Order Book

We do not have access to any pre-opening order book data, including:

•	indicative clearing prices;
•	imbalance messages;
•	paired share quantities;
•	uncrossed volume; or
•	auction-time order flow.

The Company, its officers, directors, employees, financial advisor, and designated market maker:

•	do not submit orders;
•	do not influence order flow;
•	do not provide pricing guidance;
•	do not stabilize or support the auction;
•	do not have insight into the auction order book.

The entire auction process is operated solely by Nasdaq according to its own rules and methodologies. Nasdaq does not provide such information to the Company, our financial advisor, or the designated market maker.

82

Potential for Price Volatility

Because the opening price results exclusively from the Nasdaq auction process, it may be subject to significant volatility and may differ materially from the reference price or from subsequent trading prices. The volume of share availability, the number of participating sellers, and the degree of pre-market buy interest may all affect the opening price.

Once the opening auction is complete, trading in our Ordinary Shares will begin on Nasdaq under the symbol “DAVI.”

Role of the Financial Advisor and Lead Market Maker

In connection with our direct listing, we have engaged a financial advisor and designated market maker (“Lead Market Maker”) to assist us in preparing for the listing of our Ordinary Shares on The Nasdaq Global Market. Their roles are limited to providing technical, administrative, and market-readiness support. Neither the financial advisor nor the Lead Market Maker acts as an underwriter in this direct listing.

No Underwriter Role

The financial advisor and the Lead Market Maker are not underwriting our direct listing. They do not:

•	purchase shares from the Company or from selling shareholders;
•	distribute or allocate shares to investors;
•	solicit, market, or sell shares to the public;
•	conduct bookbuilding or generate investor demand;
•	negotiate an offering price or valuation;
•	guarantee the execution or completion of the direct listing; or
•	assume any obligation to purchase unsold shares.

No underwriter, broker-dealer, or other intermediary has been engaged to conduct any offering activities on behalf of the Company.

No Price Setting or Valuation Activities

The financial advisor does not determine, recommend, propose, or influence:

•	the reference price set by Nasdaq,
•	the opening auction price, or
•	any price at which our Ordinary Shares may trade in the open market.

The financial advisor does not provide valuation reports, fairness opinions, or pricing guidance to the Company, to Nasdaq, or to market participants, and plays no role in the price-discovery process.

83

No Stabilization or Price Support Activities

Neither the financial advisor nor the Lead Market Maker engages in stabilization or price-support activities of any kind. In particular, they:

•	do not engage in after-market stabilization;
•	do not maintain, peg, or support the price of our Ordinary Shares;
•	do not enter bids to influence trading levels;
•	do not coordinate or manage trading interest;
•	do not receive or execute discretionary orders from the Company or selling shareholders;
•	do not conduct short-covering or syndicate-related activities.

No stabilization agent has been appointed by the Company.

Role of the Lead Market Maker

Nasdaq requires a Lead Market Maker for direct listings to help ensure orderly trading. The Lead Market Maker’s function includes:

•	maintaining fair and orderly markets during normal trading;
•	supporting the technical functioning of the Nasdaq opening auction;
•	disseminating required market data during the opening cross; and
•	handling auction-related administrative functions.

The Lead Market Maker does not:

•	set, recommend, or influence the reference price;
•	determine or influence the auction price;
•	buy or sell shares to stabilize the opening price;
•	provide liquidity guarantees;
•	act as a principal or agent for the Company or any shareholder.

The Lead Market Maker receives no placement fee, underwriting discount, or commission from the Company in connection with the direct listing.

No Advisory Role in Shareholder Sales

The financial advisor does not advise selling shareholders on:

•	whether, when, or how many shares to sell;
•	the price at which they may sell;
•	order submission strategies;
•	post-listing trading execution.

Sales in the public market will occur directly through broker-dealers selected by selling shareholders, unrelated to the advisor or Lead Market Maker.

84

Independence From Order Book and Auction Data

The financial advisor and Lead Market Maker have no visibility into the pre-opening auction order book, including:

•	pricing information,
•	imbalance data,
•	indicative clearing prices,
•	buy and sell interest, or
•	matched or unmatched volume.

They cannot influence or monitor auction inputs. Nasdaq administers the auction independently and does not share data with the Company, its advisor, or the Lead Market Maker.

In summary, the Lead Market Maker does not set the opening price and does not perform stabilization in the aftermarket.

Liquidity and Trading on the First Day

The volume of shares available for resale on the first day of trading will depend on:

•	which shareholders choose to sell
•	the timing of their sales,
•	prevailing market demand, and
•	the participation of shareholders who have entered voluntary orderly market agreements with the Company.

There can be no assurance as to the level of liquidity, the volatility of the market price, or the extent of market demand on the first day of trading or thereafter. The opening auction price may differ significantly from the reference price, and subsequent trading prices may be volatile.

Revere, as Lead Market Maker, will:

•	enter two-sided quotes,
•	coordinate with Nasdaq on auction mechanics,
•	help manage order imbalances, and
•	support a fair and orderly market.

Interaction With Nasdaq’s Auction

Prior to the opening auction:

•	Buy orders and sell orders accumulate;
•	Revere may observe publicly disseminated Nasdaq auction imbalance information, where available, but does not receive non-public order book data and does not influence price formation;
•	Nasdaq reviews price collars;
•	If necessary, Revere may call for a price collar extension;
•	Nasdaq cross-matches all orders at a single price.

85

Broker-Dealer Handling

Broker-dealers may charge commissions to Registered Shareholders who sell shares.

Broker-dealers may also purchase shares as principal, but we are not involved in these transactions.

Rule 144

Affiliates remain subject to:

•	volume restrictions,
•	manner-of-sale rules, and
•	Form 144 filing requirements.

Non-affiliates may sell freely.

Voluntary Orderly Market Agreements

In connection with our direct listing, we invited our existing shareholders holding more than 999 Ordinary Shares to enter into voluntary orderly market agreements with the Company. These agreements were designed to promote orderly trading during the first six months following the commencement of trading of our Ordinary Shares on The Nasdaq Global Market.

Participation in these orderly market agreements is entirely voluntary, and the Company has not required any shareholder to enter into such agreements as a condition to the direct listing or for any other purpose.

Summary of Voluntary Orderly Market Restrictions

Shareholders who elected to participate have agreed that, for a period of 180 days following the commencement of trading:

•	their aggregate daily sales of Ordinary Shares will not exceed 5% of the Average Daily Trading Volume (“ADV”) of our Ordinary Shares,
•	ADV will be calculated based on the preceding five trading days, and
•	the sale limit applies only on days when they choose to sell, and does not obligate them to sell at any time.

These voluntary restrictions were adopted by participating shareholders to help reduce the likelihood of significant price dislocation during the early stages of trading.

86

Majority Participation Among Larger Shareholders

A majority of our shareholders holding more than 999 Ordinary Shares have voluntarily elected to enter into these orderly market agreements.

As of the date of this prospectus, the Company has 25,000,000 issued and outstanding ordinary shares. Of these shares, approximately 4,894,287 ordinary shares, representing approximately 19.6% of the Company’s issued and outstanding ordinary shares, are held by shareholders who have voluntarily entered into orderly market agreements.

In addition, approximately 11,485,948 ordinary shares, representing approximately 45.9% of the Company’s issued and outstanding ordinary shares, are held by directors and/or affiliates and are therefore subject to the resale limitations of Rule 144 under the Securities Act, as well as a 90-day voluntary lock-up period beginning on the first day of trading of the Company’s ordinary shares. The remaining 8,619,765 (approximately 34.5%) ordinary shares are not subject to voluntary orderly market agreements or the Company’s voluntary director lock-up and may be sold in the public market, subject to applicable securities laws and any contractual or regulatory restrictions that may apply to individual shareholders.

Not all eligible shareholders have entered into such agreements. Sales by shareholders who have not signed an orderly market agreement are not restricted by the voluntary limitations described above, subject to applicable securities laws.

Shareholders Exempt from the Program

The voluntary orderly market agreements:

•	do not apply to shareholders holding 999 Ordinary Shares or fewer,
•	do not apply to investors who acquire our Ordinary Shares in the public market after the direct listing, and
•	do not apply to shareholders who chose not to sign such agreements.

Company Has No Enforcement Obligations

The Company:

•	does not monitor, enforce, or supervise compliance with these voluntary agreements;
•	does not direct, restrict, or influence the trading activity of participating shareholders;
•	does not coordinate order flow or trading instructions;
•	does not provide execution advice or assistance;
•	does not impose penalties or trading conditions on non-participating shareholders.

If a participating shareholder breaches their voluntary agreement, the Company does not have authority to restrict their ability to sell Ordinary Shares in the public market.

87

No Effect on Nasdaq Auction Process or Opening Price

The voluntary orderly market agreements:

•	do not apply to the Nasdaq opening auction;
•	do not affect the reference price or opening auction price;
•	do not influence the supply and demand used by Nasdaq in the opening cross;
•	do not impose any constraints on Nasdaq’s execution of the opening auction.

All opening price determination is carried out solely by Nasdaq.

No Underwriter or Stabilization Effect

The voluntary orderly market agreements do not:

•	constitute a lock-up agreement required by the Company;
•	constitute stabilization, manipulation, or artificial price support;
•	create any underwriter-like role for the Company or any advisor;
•	limit sales by non-participating shareholders or new investors.

The agreements were entered into independently by participating shareholders and are not intended to impact the natural functioning of Nasdaq’s trading systems.

For purposes of demonstrating compliance with Nasdaq’s initial listing rules, we have used an expected opening reference price of $12.00 per share. This reference price is illustrative only and does not represent an offering price, valuation, or guidance for investors. The actual Opening Price may differ materially.

88

ROLE OF THE FINANCIAL ADVISOR AND LEAD MARKET MAKER

Nasdaq requires that a lead market maker (“Lead Market Maker”) be assigned to the Company’s Ordinary Shares in connection with the direct listing. The Lead Market Maker’s responsibilities include supporting the technical functioning of the opening auction and maintaining fair and orderly markets during continuous trading in accordance with Nasdaq rules.

The Lead Market Maker does not:

•	determine, recommend, or influence the reference price;
•	set, influence, or participate in determining the opening auction price;
•	have visibility into the auction order book;
•	provide price support or stabilization;
•	act as a principal or agent for the Company or for any selling shareholder; or
•	guarantee liquidity or trading volume.

All aspects of price discovery and auction matching are administered solely by Nasdaq’s automated systems. The Lead Market Maker has no authority to influence price formation.

We have appointed Revere Securities LLC to act as our:

•	Direct Listing Advisor,
•	Financial Advisor, and
•	Lead Market Maker.

Revere’s responsibilities include:

1.	Advising the Company on the direct listing process;
2.	Assisting with the preparation and refinement of this prospectus;
3.	Consulting on investor education and market communication;
4.	Providing continuous two-sided quotations once trading commences;
5.	Facilitating the opening auction; and
6.	Supporting price formation by maintaining a fair and orderly market.

Revere does not:

•	purchase securities from us,
•	underwrite the offering,
•	guarantee any market price,
•	stabilize the price, or
•	conduct bookbuilding.

Revere’s compensation consists of:

•	125,000 Ordinary Shares,
•	$200,000 in advisory fees, and
•	up to $100,000 in reimbursable expenses.

These arrangements were negotiated at arm’s length

89

HOW REGISTERED SHAREHOLDERS MAY SELL SHARES FOLLOWING OUR DIRECT LISTING

After trading begins, Registered Shareholders may sell their shares by:

•	entering limit or market orders through their brokers;
•	arranging block trades;
•	using electronic brokerage platforms; or
•	negotiating directly with purchasers.

Sales may occur:

•	at market prices,
•	at limit prices,
•	in opening or closing auctions, or
•	through intraday crossing networks.

We will not coordinate, approve, or participate in any shareholder sale.

Resales of Ordinary Shares by Existing Shareholders

We have registered the resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, of up to 25,000,000 Ordinary Shares by existing shareholders of the Company. We are not offering or selling any Ordinary Shares, and we will not receive any proceeds from the sale of Ordinary Shares by selling shareholders.

The Ordinary Shares covered by our registration statement consist entirely of shares held by existing shareholders immediately prior to our direct listing on The Nasdaq Global Market. Shareholders may, but are not required to, sell their shares in the public market after our Ordinary Shares begin trading.

Continuous and Delayed Offering Under Rule 415

Because selling shareholders may choose to sell their Ordinary Shares:

•	at various times after our listing,
•	in varying amounts,
•	in transactions that may occur over an extended period, and
•	at prices determined by prevailing market conditions,
•	our registration statement constitutes a continuous or delayed offering under Rule 415(a)(1)(i) of the Securities Act.

This structure is customary for a direct listing and is required to permit existing shareholders to resell their shares from time to time after our Ordinary Shares become listed.

90

Manner of Sale

Selling shareholders may dispose of their Ordinary Shares through any method permitted by law, including:

•	sales on The Nasdaq Global Market through broker-dealers;
•	ordinary brokerage transactions;
•	block trades;
•	transactions with market makers;
•	privately negotiated transactions;
•	sales pursuant to limit orders, market orders, or other order types;
•	“at-the-market” transactions to the extent permitted by law; or
•	any combination of these methods.

Selling shareholders are responsible for making their own independent decisions regarding whether, when, and how much to sell. The Company does not provide execution advice, trading strategies, or recommendations.

No Underwriter or Selling Agent

There is no underwriter, broker-dealer, or selling agent engaged by the Company in connection with the resale of the Ordinary Shares. No party has agreed to purchase, distribute, or guarantee the sale of any Ordinary Shares.

If a selling shareholder engages a broker-dealer to sell shares, the broker-dealer may be considered an “underwriter” within the meaning of the Securities Act depending on the facts and circumstances.

Commissions and Expenses

Selling shareholders will bear:

•	brokerage commissions,
•	fees of their own financial advisors,
•	transfer taxes, and
•	other expenses of sale.

The Company will bear the expenses associated with maintaining the effectiveness of the registration statement.

Restrictions on Sales by Certain Shareholders

Shareholders who have entered into voluntary orderly market agreements have agreed to limit their sales during the 180-day period following the commencement of trading to no more than 5% of the Average Daily Trading Volume per day. These voluntary limitations apply only to those shareholders who have signed such agreements.

Shareholders who have not entered into orderly market agreements, including shareholders holding 999 Ordinary Shares or fewer, may sell their Ordinary Shares without such voluntary limits, subject to applicable securities laws.

91

Rule 144

Following the listing of our Ordinary Shares:

•	Non-affiliates holding Ordinary Shares that were registered in our registration statement as freely tradable shares, may resell such shares without restriction under Rule 144.
•	Affiliates may sell shares subject to the volume, manner-of-sale, current public information, and notice requirements of Rule 144(e), (f), (c), and (h), respectively.

Sales Independent of the Company

All sales of Ordinary Shares pursuant to this registration statement are transactions between selling shareholders and public market participants. The Company does not:

•	solicit or negotiate sales,
•	advise on the timing or size of sales,
•	place orders on behalf of selling shareholders,
•	coordinate or influence the distribution of shares, or
•	receive proceeds from such sales.

All decisions relating to sales are made solely by the selling shareholders and their brokers.

Investor Education and Investor Day

Prior to the commencement of trading, we expect to engage in investor education activities consistent with Nasdaq rules applicable to direct listings. These activities may include:

•	Public distribution of an investor presentation;
•	A webcast or in-person “Investor Day”;
•	Making our senior management available for Q&A;
•	Publication of key materials on our corporate website;
•	Providing detailed product and business overviews;
•	Ensuring investors have equal access to information.

Unlike a traditional IPO, these activities will not involve:

•	price discussions,
•	purchase solicitations, or
•	pre-marketing allocation.

All communications will comply with Rule 134 and Rule 134a under the Securities Act.

92

LEGAL MATTERS

We are being represented by the Law offices of David E Price with respect to certain legal matters as to United States federal securities compliance and New York State law, and in Ireland by RDJ LLP Solicitors in respect of Irish Law matters, who have both rendered opinions as required where applicable in respect of US Securities law compliance, valid issuance of Ordinary Shares, and Irish law matters including the exemption of Irish stamp Duty on Nasdaq share trades of the company’s Ordinary Shares.

The validity of the ordinary shares has been passed upon by David E. Price, Esq., whose opinion is included as Exhibit 5.1

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Ireland to take advantage of certain benefits associated with being an Ireland Company, such as:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages a Company incorporation in Ireland. These disadvantages include but are not limited to:

•	Ireland has a less developed body of securities laws as compared to the United States and these securities laws provide less protection to investors as compared to the United States; and
•	Ireland companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed David E. Price, Esq. of Washington, DC as our agent to receive service of process with respect to any action brought against us in the U.S. in connection with this registration under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this registration under the securities laws of the State of New York.

We have been advised that the courts of Ireland are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in Ireland, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in Ireland of judgments obtained in the United States, the courts of Ireland will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in Ireland, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Ireland judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of Ireland (awards of punitive or multiple damages may well be held to be contrary to public policy of Ireland). An Ireland Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

93

EXPERTS

The consolidated financial statements as of December 31, 2024, 2023 and 2022 appearing in this Registration Statement have been audited by WithumSmith+Brown, PC, an independent USA registered PCAOB accounting firm, as set forth in its report thereon appearing elsewhere herein and are included in the reliance upon such report given on the authority of such firm as experts in accounting and auditing. Their address is WithumSmith+Brown, PC 1835 Market Street, Suite 1710, Philadelphia, PA, 19103-2945, USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish all shareholders with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with IFRS, and all notices of shareholders’ meetings and other reports and communications.

94

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023 Audited Consolidated Financial Statements

Notes to the Consolidated Financial Statements

95

CONSOLIDATED FINANCIAL STATEMENTS APPENDIX

Company registration number 772522 (Republic of Ireland)

DAVION HEALTHCARE PLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

96

DAVION HEALTHCARE PLC AND SUBSIDIARY

97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Davion Healthcare Plc and Subsidiary:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Davion Healthcare Plc and Subsidiary (the “Company”) as of December 31, 2024, 2023, and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, 2023, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Restatement of the Previously Issued Consolidated Financial Statements

As discussed in Note 1.14 to the consolidated financial statements, the 2024 and 2023 financial statements have been restated to correct certain material misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Philadelphia, Pennsylvania

September 26, 2025

PCAOB ID Number 100

F-1

DAVION HEALTHCARE PLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

		YEAR ENDED DECEMBER 31,
	Notes	2024	2023

Administrative expenses		€(1,312,194)	€(2,292,734)
Research and development expenses		(8,159)	(3,015,598)
Operating loss	4	(1,320,353)	(5,308,332)
Income tax expense	6	–	–
Loss and total comprehensive loss for the year		€(1,320,353)	€(5,308,332)
Net loss per common share:
Basic and diluted		€(0.06)	€(0.35)
Weighted-average common shares outstanding:
Basic and diluted		22,909,836	15,257,794

The notes are an integral part of these consolidated financial statements.

F-2

DAVION HEALTHCARE PLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		DECEMBER 31,
	Notes	2024	2023	2022

ASSETS
Non-current assets
Intangible assets	7	€65,000,000	€65,000,000	€–
Current assets
VAT receivable	9	8,138	331	–
Advances to related parties		–	–	122,585
Cash and cash equivalents		11	679	–
		8,149	1,010	122,585
Total assets		€65,008,149	€65,001,010	€122,585

EQUITY
Share capital	16	€250,000	€200,000	€122,585
Share premium	17	71,347,078	64,877,415	–
Deficit		(6,628,685)	(5,308,332)	–

Total equity		€64,968,393	€59,769,083	€122,585

LIABILITIES
Non-current liabilities
Advances from related parties	11	€–	€4,631,670	€–
Current liabilities
Trade and other payables	15	39,756	600,257	–

Total liabilities		39,756	5,231,927	–

Total equity and liabilities		€65,008,149	€65,001,010	€122,585

The notes are an integral part of these consolidated financial statements.

The Consolidated Financial statements were approved by the board of directors and authorised for issue on September 25, 2025 and are signed on its behalf by:

/s/ Jack Kaye	/s/ David Paul Alexander Over
Jack Kaye	David Paul Alexander Over
Director	Director

Company registration number 772522

F-3

DAVION HEALTHCARE PLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Notes	Share capital	Share premium	Deficit	Total

Balance at December 31, 2022		€122,585	€–	€–	€122,585
Loss and total comprehensive income for the period		–	–	(5,308,332)	(5,308,332)
Exchange of issued shares for Intangible Assets		–	64,877,415	–	64,877,415
Transactions with Owners in their capacity as owners: Issue of share capital	16	77,415	–	–	77,415

Balance at December 31, 2023		€200,000	€64,877,415	€(5,308,332)	€59,769,083
Loss and total comprehensive income for the year		–	–	(1,320,353)	(1,320,353)
Transactions with Owners in their capacity as owners: Shares issued for repayment of advances and salaries	16	5,982	5,594,018	–	5,600,000
Shares issued for payment of trade and other payables	16	44,018	875,645	–	919,663

Balance at December 31, 2024		€250,000	€71,347,078	€(6,628,685)	€64,968,393

The notes are an integral part of these consolidated financial statements.

F-4

DAVION HEALTHCARE PLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)

		YEAR ENDED DECEMBER 31,
	Notes	2024	2023

Cash flows from operating activities:
Net loss	21	€(1,320,353)	€(5,308,332)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Increase in VAT Receivable		(7,807)	(331)
Increase in amount due to related parties		890,915	4,709,085
Increase in trade and other payables		436,577	600,257
Net cash (used in)/provided by operating activities		(668)	679

Net cash from investing activities		–	–

Net cash from financing activities
Net (decrease)/increase in cash and cash equivalents		(668)	679
Cash and cash equivalents at beginning of year		679	–
Cash and cash equivalents at end of year		€11	€679

Non cash investing and financing activities:
Shares issued for amounts due to related parties		€5,600,000	€–
Shares issued for trade and other payables (as restated)		€919,663	€–
Shares issued for intangible assets (as restated)		€–	€65,000,000

The notes are an integral part of these consolidated financial statements.

F-5

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

Company information

Davion Healthcare Plc (“the Company) was incorporated in the Republic of Cyprus on 29 November 2022 as a Public Company and re-registered in Ireland as a Public Limited Company on 25 September 2024. Davion Healthcare Plc is a healthcare company that specialises in inventing and commercialising innovative medical technologies, pharmaceutical products and healthcare services.

1	Material accounting policies Company information

Davion Healthcare Plc (“the Company) was incorporated in the Republic of Cyprus on 29 November 2022 as a Public Company and re-registered in Ireland as a Public Limited Company on 25 September 2024. Davion Healthcare Plc is a healthcare company that specialises in inventing and commercialising innovative medical technologies, pharmaceutical products and healthcare services.

1.1       Reporting period

These Consolidated Financial statements cover the financial year ended December 31, 2024 and 2023.

1.2       Accounting convention

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These are the Company’s first annual financial statements prepared in accordance with IFRS and are in compliance with the requirements of IFRS.

The consolidated financial statements are prepared in euros, which is the functional currency of the Company. Monetary amounts in these financial statements are rounded to the nearest euro.

The consolidated financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

The consolidated financial statements consist of the financial statements of the parent Company, Davion Healthcare Plc, together with its wholly owned subsidiary, Davion Healthcare Ltd.

All consolidated financial statements are made up to December 31, 2024 and 2023. Where necessary, adjustments are made to the financial statements of subsidiary to bring the accounting policies used into line with those used by other members of the Company.

All intra-company transactions, balances and unrealised gains on transactions between the company and its subsidiary are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

F-6

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

1.3       Liquidity

The Company incurred a loss of €1,320,353 during the first Consolidated Financial period, and, as of December 31, 2024 the Company’s current liabilities exceeded its current assets by €31,607. The Company has received a Letter of Support from its Chief Executive Officer stating that that he will continue to support the Company for a period of 12 months from the approval of these consolidated financial statements.

The Company also expects that it will have the necessary surplus to repay the debt towards the Chief Executive Officer that was incurred up to the end of the first consolidated financial period.

Management has evaluated whether there are any material uncertainties that cast significant doubt on the entity’s ability to continue as a going concern. This includes consideration of:

•	The expected timing and risk associated with initial revenue generation.
•	The robustness of the shareholder support.
•	The adequacy of the current and forecasted cash position to meet obligations as they fall due.

Having considered all relevant factors, management does not believe that any material uncertainties exist that would cast significant doubt on the entity’s ability to continue as a going concern.

1.4       Intangible assets other than goodwill

Intellectual Property Rights acquired separately are measured on initial recognition at cost. Following initial recognition, Intellectual Property Rights may be carried at a revalued amount (based on fair value) less any subsequent amortisation and impairment losses if fair value can be determined by reference to an active market. Under the revaluation model, revaluation increases are recognised in other comprehensive income and accumulated in the “Revaluation surplus” within equity except to the extent that they reverse a revaluation decrease previously recognised in profit and loss. If the revalued intangible has a finite life and is therefore subject to amortisation, the revalued amount is amortised.

Intangible assets with finite lives are amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life is reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the assets are accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in profit or loss in the expense category consistent with the function of the intangible asset.

F-7

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash generating unit level. Such intangibles are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is made on a prospective basis.

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.

1.5       Impairment of tangible and intangible assets

At each reporting end date, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, and whenever there is an indication that the asset may be impaired.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pretax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

1.6       Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities. Cash and cash equivalents are carried at amortised cost because (i) they are held for collection of contractual cash flows and those cash flows represent sole payments of principal and interest, and (ii) they are not designated at Fair Value Through Profit and Loss.

F-8

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

1.7       Financial assets

Financial assets are recognised in the Company’s consolidated statement of financial position when the Company becomes party to the contractual provisions of the instrument. Financial assets are classified into specified categories, depending on the nature and purpose of the financial assets.

All purchases and sales of financial assets that require delivery within the time frame established by regulation or market convention (“regular way”) purchases and sales) are recorded at trade date, which is the date when the Company commits to deliver a financial instrument. All other purchases and sales are recognised when the entity becomes a party to the contractual provisions of the instrument.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Financial assets at fair value through profit or loss

IFRS 13 establishes a single source of guidance for all fair value measurements. IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure fair value under IFRS when fair value is required or permitted. The resulting calculations under IFRS 13 affected the principles that the Company uses to assess the fair value, but the assessment of fair value under IFRS 13 has not materially changed the fair values recognised or disclosed. IFRS 13 mainly impacts the disclosures of the Company. It requires specific disclosures about fair value measurements and disclosures of fair values, some of which replace existing disclosure requirements in other standards.

Financial assets held at amortised cost

Financial instruments are classified as financial assets measured at amortised cost where the objective is to hold these assets in order to collect contractual cash flows, and the contractual cash flows are solely payments of principal and interest. They arise principally from the provision of goods and services to customers (e.g, trade receivables). They are initially recognised at fair value plus transaction costs directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment where necessary.

Impairment of financial assets

Financial assets carried at amortised cost and Fair Value Through Other Comprehensive Income are assessed for indicators of impairment at each reporting end date.

The expected credit losses associated with these assets are estimated on a forward-looking basis. A broad range of information is considered when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

F-9

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

For trade receivables, the simplified approach permitted by IFRS 9 is applied, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

1.8       Financial liabilities

The Company recognizes financial debt when the Company becomes a party to the contractual provisions of the instruments. Financial liabilities are classified as either “financial liabilities at fair value through profit or loss” or “other financial liabilities.”

Other financial liabilities

Other financial liabilities, including borrowings, trade payables and other short-term monetary liabilities, are initially measured at fair value net of transaction costs directly attributable to the issuance of the financial liability. They are subsequently measured at amortised cost using the effective interest method. For the purposes of each financial liability, interest expense includes initial transaction costs and any premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Derecognition of financial liabilities

Financial liabilities are derecognised when, and only when, the Company’s obligations are discharged, cancelled, or they expire.

1.9       Equity instruments

Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the Company.

1.10    Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the consolidated income statements because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

F-10

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

Deferred tax

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences, and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

As at December 31, 2024, the Group had unutilised corporation tax assets of €828,586 (2023: €663,542) available for offset against future taxable profits. These losses arise in the Cyprus tax jurisdiction and may be carried forward indefinitely under local tax legislation. In accordance with IAS 12 – Income Taxes, no deferred tax asset has been recognised in respect of these losses due to the uncertainty regarding the availability of sufficient future taxable profits against which the losses can be utilised. Management will continue to assess the recoverability of these tax losses and will recognise a deferred tax asset when it is considered probable that future taxable profits will be available.”

1.11    Foreign exchange

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation in the period are included in profit or loss.

1.12    Research and development costs

Research expenditures are written off against profits in the year in which it is incurred. Identifiable development expenditure is capitalised to the extent that the technical, commercial and financial feasibility can be demonstrated.

1.13    Segments

The Company has been operating as a single segment for financial reporting purposes since its inception. The Chief Operating Decision Maker is the CEO. He is responsible for making all decisions regarding the use of capital.

1.14    Restatement of previously issued financial statements

The following non cash investing and financing disclosures on the Consolidated Statements of Cash Flows (As Restated) for 2024 and 2023 have been restated due to them being reported in error. The line items “Shares issued for trade and other payables (as restated)” for 2024 was revised to €919,663 and the line item “Shares issued for intangible assets (as restated)” for 2024 was revised to €0 and 2023 was revised to €65,000,000.

Also, additional background information was added to certain sections of Note 7 Intangible Assets and marked “as restated” regarding the acquisition of intellectual property rights for €65,000,000 in 2023 to provide additional disclosure regarding the terms of the related party acquisition of intellectual property rights, as well as, the removal of management’s estimate of fair value of the intellectual property rights at December 31, 2024, which was not consistent with the disclosure requirements of an indefinite lived intangible asset under the cost accounting model.

Finally, Note 11 Borrowings has been restated to reflect that the “Advances from related parties” are amounts paid directly to vendors and represent a non cash transaction to the Company, that the CEO’s advances for 2024 was revised from €1,130,950 to €0.1 million and the balance owed to the CEO as December 31, 2024 was revised from €0 to €30,804 and is classified in “Trade and other payables” on the Consolidated Statement of Financial Condition.

None of the above changes had an impact on the carrying value of assets, liabilities and stockholders’ equity and thus, there is no impact to basic and diluted earnings per share.

2	Adoption of new and revised standards and changes in accounting policies

At the date of approval of these Consolidated Financial statements, certain new and revised standards and interpretations had been issued by the International Accounting Standards Board but were not yet effective.

The Company is currently evaluating the potential impact of these standards on its financial statements. The effect, if any, of the adoption of these standards will be assessed and reflected in the period in which they are adopted.

F-11

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

3	Critical accounting estimates and judgements

In the application of the Company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The estimates and assumptions which have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities are outlined below.

(1)	Impairment of intangible assets

Intangible assets are initially recorded at acquisition cost and are amortized on a straight-line basis over their useful economic life. Intangible assets that are acquired through a business combination are initially recorded at fair value at the date of acquisition. Intangible assets with indefinite useful lives are reviewed for impairment at least once per year. The impairment test is performed using the discounted cash flows expected to be generated through the use of the intangible assets, using a discount rate that reflects the current market estimations and the risks associated with the asset. When it is impractical to estimate the recoverable amount of an asset, the Company estimates the recoverable amount of the cash generating unit in which the asset belongs to.

(2)	Going concern basis

Management has made an assessment of the Company’s ability to continue as a going concern.

4	Operating loss

	2024	2023
	€	€
Operating loss for the year is stated after charging/(crediting):
Exchange gains	(2)	(181)
Research and development costs	8,159	3,015,598

F-12

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

5	Employees

The average monthly number of persons (excluding directors) employed by the Company during the year was:

	2024	2023
	Number	Number
Total	–	–

6	Income tax expense

The charge for the year can be reconciled to the loss per the income statements as follows:

	2024	2023
	€	€
Loss before taxation	(1,320,353)	(5,308,332)
Expected tax credit based on a corporation tax rate of 12.50% (2023: 12.50%)	165,044	663,542
Tax benefits not recognized	(165,044)	(663,542)
Net deferred tax asset for the year	–	–

7	Intangible assets (as restated)

Acquisition and Initial Recognition (as restated)

During the year ended December 31, 2023, the Company acquired certain intellectual property rights from Davion Healthcare Ltd (“a UK company”) at the initial fair value of €65 million in exchange for 12,258,458 shares. These rights were recognized as intangible assets in accordance with the requirements of IAS 38 – Intangible Assets and measured initially at cost.

The non cash transaction was completed at a share price of €5.30 per share (par value being €0.01), with shares being distributed to all shareholders of the UK company on a pari pasu basis to their percentage shareholding in the UK company at the time of transfer. There are no future payment obligations related to the intellectual property rights. General meetings of the shareholders of both the seller and buyer took place, and resolutions were passed by both parties, fully approving the terms of the sale and purchase agreement. This transaction was considered a related party transaction as Jack Kaye, CEO of Davion, was a director and shareholder of both the seller and buyer, but declared his interest prior to the transaction and excluded himself from voting either as a director or shareholder in respect of both buyer and seller. The property rights were developed, but not commercially ready for production pending the Company finalizing the required regulatory requirements for each product.

Subsequent Development Activities and Regulatory Approval

In 2024, the Company invested further in the enhancement and development of the intellectual property; however, none of these costs met the recognition criteria under IAS 38 due to there being no active market in accordance with “IAS” 38. These costs primarily related to technical refinement and commercialization readiness.

F-13

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

During the same period, Footflow and ThermaDerm were added to the portfolio and the regulatory registration for BreastCheck, Testic, Footflow and ThermaDerm was established with the U.S. Food and Drug Administration (FDA), the EU under the CE mark, and the UK Regulatory authority under the UKCA mark, enabling future commercialisation of the related products. These intangible assets were tested for impairment under IAS 36 – Impairment of Assets, and no impairment losses were identified as of December 31, 2024 or December 31, 2023.

Valuation Assessment (as restated)

Management’s estimate of fair value exceeds the carrying value at due to the following post acquisition:

•	The impact of regulatory approval and technical milestones
•	Updated assumptions around market potential and future cash flows
•	A significant distribution agreement entered into during 2024 that supports commercial forecasts

Measurement Basis and Accounting Policy Application

In accordance with IAS 38, in respect of the intellectual property held by the Company, the cost model continues to be applied.

As at December 31, 2024, the asset is carried at cost, plus capitalized development expenditures, less accumulated amortization and any impairment losses, if applicable.

The carrying amount of the intellectual property as of December 31, 2024, was €65 million (2023: €65 million). BreastCheck is expected to be available in the second half of 2026.

Impairment Assessment and Recoverability

Consistent with the Company’s policy under IAS 36, the asset was reviewed for impairment at the reporting date. The recoverable amount, based on a value-in-use model incorporating cash flow projections and commercial assumptions, was higher than the carrying amount. No impairment loss was recorded.

F-14

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

Management Commentary (as restated)

While the estimated fair value of the asset significantly exceeds its carrying value, this difference is not recognized in the statement of financial position, consistent with the Company’s cost accounting policy. The Company believes this asset will contribute materially to revenue and operating income from the second half of 2026 onwards, upon commercial launch of related products.

	Initial Recognition	Revaluation for the period	Fair Value
	€	€	€
BreastCheck IP Rights	60,000,000	0.00	60,000,000
Tricos IP Rights	1,000,000	0.00	1,000,000
Testic IP Rights	1,000,000	0.00	1,000,000
Davion Masks IP Rights	1,500,000	0.00	1,500,000
Bio-Genex IP Rights	1,000,000	0.00	1,000,000
Merit IP Rights	500,000	0.00	500,000
Total	65,000,000	0.00	65,000,000

During the years ended December 31, 2024 and 2023, there was no amortization of these Intellectual Property Rights as they have indefinite useful life and are not subject to amortisation during the period.

Intellectual Property Rights
€
Cost

Additions	65,000,000

At December 31, 2023	65,000,000

At December 31, 2024	65,000,000

Carrying amount

At December 31, 2024	65,000,000

At December 31, 2023	65,000,000

F-15

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

8	Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the reporting date. The Company has policies in place to ensure that sales of products and services are made to customers with an appropriate credit history and monitors on a continuous basis the ageing profile of its receivables. Cash balances are held with high credit quality financial institutions, and the Company has policies to limit the amount of credit exposure to any financial institution.

Except as detailed below, the carrying amount of financial assets recorded in the financial statements, which is net of impairment losses, if any, represents the Company’s maximum exposure to credit risk.

Maximum credit risk

	2024	2023	2022
	€	€	€

Cash and cash equivalents	11	679	–

The Company does not hold any collateral or other credit enhancements to cover this credit risk.

9	VAT Recoverable

	2024	2023	2022
	€	€	€

VAT recoverable	8,138	331	–

10	Trade receivables - credit risk

Fair value of trade receivables

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

No significant receivable balances are impaired at the reporting end dates.

F-16

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

11	Borrowings (as restated)

Non-current

	2024	2023	2022
	€	€	€
Borrowings held at amortised cost:
Advances from related parties	–	4,631,670	–

During the year, Jack Kaye, the Company’s Chief Executive Officer, has paid on behalf of the Company through Malbrite Limited, a related party controlled by Jack Kaye, costs totaling €0.1 million in 2024 (2023: €4.6 million) in order for the Company to meet its obligations. Management has classified these advances, which are paid directly to vendors, within operations due to the nature of the transaction and represent a non cash advance to the Company.

On June 30, 2024, all amounts payable to Jack Kaye, up to that date were converted to Ordinary Shares at a conversion ratio of 1 ordinary share for the equivalent of every $10 owed. Other creditors also converted amounts owed to them to equity on the same ratio, leaving a balance of €39,756 in Trade and other payables on the Consolidated Statements of Financial Position as of December 31, 2024. Included in the balance is €30,804 owed to Jack Kaye. See Note 20 Related party transactions for additional information.

12	Fair value of financial liabilities

The directors consider that the carrying amounts of financial liabilities carried at amortized cost in the financial statements approximate their fair values.

13	Liquidity risk

Liquidity risk is the risk that arises when the maturity of assets and liabilities does not match. An unmatched position potentially enhances profitability, but can also increase the risk of losses. The Board of Directors has procedures with the object of minimizing such losses such as maintaining sufficient cash and other highly liquid current assets and by having the ability to receive advances from related parties and/or an adequate amount of committed credit facilities.

The following table details the remaining contractual maturity for the Company’s financial liabilities with agreed repayment periods. The contractual maturity is based on the earliest date on which the Company may be required to pay.

5+ years
€
At December 31, 2023
Advances from related parties	4,631,670

At December 31, 2024
Advances from related parties	–

F-17

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

14	Market risk

Market risk management

The geopolitical situation in Eastern Europe intensified on February 24, 2022 with the commencement of the conflict between Russia and Ukraine. As at the date of authorising these consolidated financial statements for issue, the conflict continues to evolve as military activity proceeds. In addition to the impact of the events on entities that have operations in Russia, Ukraine, or Belarus or that conducting business with their counterparties, the conflict is increasingly affecting economies and financial markets globally and exacerbating ongoing economic challenges.

The European Union as well as United States of America, Switzerland, United Kingdom and other countries imposed a series of restrictive measures (sanctions) against the Russian and Belarussian government, various companies, and certain individuals. The sanctions imposed include an asset freeze and a prohibition from making funds available to the sanctioned individuals and entities. In addition, travel bans applicable to the sanctioned individuals prevent them from entering or transiting through the relevant territories. The Republic of Cyprus has adopted United Nations and European Union measures. The rapid deterioration of the conflict in Ukraine may as well lead to the possibility of further sanctions in the future.

Emerging uncertainty regarding global supply of commodities due to the conflict between Russia and Ukraine conflict may also disrupt certain global trade flows and place significant upward pressure on commodity prices and input costs as seen through early March 2022. Challenges for companies may include availability of funding to ensure access to raw materials, ability to finance margin payments and heightened risk of contractual non-performance.

The Israel-Gaza conflict has escalated significantly after Hamas launched a major attack on 7 October 2023. Companies with material subsidiary, operations, investments, contractual arrangements or joint ventures in the war area might be significantly exposed. Entities that do not have direct exposure to Israel and the Gaza Strip are likely to be affected by the overall economic uncertainty and negative impacts on the global economy and major financial markets arising from the war. This is a volatile period and situation, however, the Company is not directly exposed. Management will continue to monitor the situation closely and take appropriate actions when and if needed.

The impact on the Company largely depends on the nature and duration of uncertain and unpredictable events, such as further military action, additional sanctions, and reactions to ongoing developments by global financial markets. The financial effect of these current crisis on the global economy and overall business activities cannot be estimated with reasonable certainty at this stage, due to the pace at which these conflicts advance and the high level of uncertainties arising from the inability to reliably predict the outcome.

The Company has no direct exposure to Russia, Ukraine, and Belarus or to Israel and the Gaza Strip and as such does not expect significant impact from direct exposures to these countries.

Despite the limited direct exposure, the conflicts are expected to negatively impact the tourism and services industries in Cyprus. Furthermore, the increasing energy prices, fluctuations in foreign exchange rates, unease in stock market trading, rises in interest rates, supply chain disruptions and intensified inflationary pressures may indirectly impact the operations of the Company. The indirect implications will depend on the extent and duration of these crisis and remain uncertain.

F-18

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

Management has considered the unique circumstances and the risk exposures of the Company and has concluded that there is no significant impact on the Company’s profitability position. These events are not expected to have an immediate material impact on the Company’s business operations. Management will continue to monitor the situation closely and will assess the need for further action in case the crisis becomes prolonged.

15	Trade and other payables

	2024	2023	2022
	€	€	€
Trade payables	2,952	257	–
Accruals	6,000	–	–
Other payables	30,804	600,000	–
	39,756	600,257	–

Accruals	2024	2023	2022
	€	€	€
As of January 1,	–	–	–
Additions	6,000	–	–
As of December 31,	6,000	–	–

16	Share capital

	2024	2023	2022	2024	2023	2022
	Number	Number	Number	€	€	€
Ordinary share capital Authorised Par value of €.01	100,000,000	100,000,000	100,000,000	1,000,000	1,000,000	1,000,000

Issued and fully paid Par value of €.01	25,000,000	20,000,000	12,258,458	250,000	200,000	122,585

Shares Issued and Fully Paid	2024	2023	2022

As of January 1,	20,000,000	12,258,458	–
Additions	5,000,000	7,741,542	12,258,458
As of December 31,	25,000,000	20,000,000	12,258,458

On November 29, 2022, the Company was formed with an initial issuance of 12,258,458 shares of stock at € .01 par value for a total of € 122,585.

F-19

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

During the year ended 2023, the Company exchanged the outstanding 12,258,458 shares of stock in exchange for the purchase of intangible assets valued at € 65,000,000 and issued an additional 7,741,542 shares of stock at € .01 par value for a total of € 77,415.

During the year ended 2024, the Company issued 4,401,800 shares of stock to various creditors and shareholders in exchange of amounts due to them of € 919,663 and issued 598,246 shares of stock to its officers in exchange for amounts due to them of € 5,600,000.

17	Share premium account

	2024	2023
	€	€
As of January 1,	64,877,415	–
Additions	6,469,663	64,877,415
As of December 31,	71,347,078	64,877,415

18	Capital risk management

The Company is not subject to any externally imposed capital requirements.

19	Events after the reporting date

As explained in Note 14, the geopolitical situation in Eastern Europe and the Middle East remains intense with the continuation of the conflict between Russia and Ukraine and the Israel-Gaza conflict. As at the date of authorizing these consolidated financial statements for issue, the conflicts continue to evolve as military activity continues and additional sanctions are imposed. The Company’s activity at present and for the foreseeable future is concentrated on the contract in the USA and depending on the duration of the conflict between Russia and Ukraine, the Israel-Gaza conflict and continued negative impact on economic activity, it is unlikely that the Company’s results will be affected.

Following a Board Meeting on the 6th January 2025, the following individuals re-joined the Board of Directors:

William Eric Peacock

Julian Fernand Sluyters

Kevin Malcolm Riches

Susan Matteson King

F-20

DAVION HEALTHCARE PLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

20	Related party transactions

Remuneration of key management personnel

Key management personnel consisted only of the directors for whom aggregate remuneration was €NIL and any other further required disclosures as per IAS 24.17 are €NIL for these consolidated financial periods.

Other transactions with related parties

For the years ended December 31, 2024 and 2023, the Company incurred €NIL and €1,100,000 respectively, with regards to management fees by Malbrite Limited and Kurdam Inc., companies controlled by Jack Kaye, a director of Davion Healthcare Plc. For the year ended December 31, 2024 and 2023, the Company incurred €400,000 and €600,000, respectively, with regards to director fees by David Paul Alexander Over, a director of Davion Healthcare Plc. The balance payable to David Paul Alexander Over was paid in full with share issuances. For the year ended December 31, 2023, the Company paid approximately €287,000 for marketing services to Tulk House International Limited, a company controlled by David Paul Alexander Over, a director for Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €77,415, respectively, with regards to management fees by Rallinson Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €1,707,178, respectively, with regards to research and development costs by Rallinson Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

For the year ended December 31, 2024 and 2023, the Company incurred €NIL and €556,279 respectively, with regards to research and development costs by Malbrite Limited, a company controlled by Jack Kaye, a director of Davion Healthcare Plc.

	Year ended December 31, 2024	Year ended December 31, 2023
	€	€

Administrative expenses
Rent	2,184	2,942
Service charge payable	1,090,330	821,165
Software costs	–	26,562
Travelling expenses	–	15,049
Legal and professional fees	50,602	19,933
Consultancy fees	152,910	1,113,150
Accountancy	15,163	–
Bank charges	1,007	827
Public relations	–	292,857
Sundry expenses	–	430
Profit or loss on foreign exchange	(2)	(181)
Total Administrative expenses	1,312,194	2,292,734

F-21

CONSOLIDATED FINANCIAL STATEMENTS

Company registration number 772522 (Republic of Ireland)

DAVION HEALTHCARE PLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED

JUNE 30, 2025 and 2024

F-22

DAVION HEALTHCARE PLC

F-23

DAVION HEALTHCARE PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

		Six Months Ended	Six Months Ended
	Notes	June 30, 2025	June 30, 2024

Administrative expenses		€(277,441)	€(1,080,597)
Research and development expenses		–	–
Operating loss		(277,441)	(1,080,597)
Income tax expense	3	–	–
Loss and total comprehensive loss for the year		€(277,441)	€(1,080,597)
Net loss per common share:
Basic and diluted		€(0.01)	€(0.05)
Weighted-average common shares outstanding:
Basic and diluted		25,000,000	20,444,444

The notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

DAVION HEALTHCARE PLC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Notes	June 30, 2025	December 31, 2024
		(Unaudited)
ASSETS
Non-current assets
Intangible assets		€65,000,000	€65,000,000
Current assets
VAT receivable		13,640	8,138
Cash and cash equivalents		4,396	11
		18,036	8,149
Total assets		€65,018,036	€65,008,149

EQUITY
Share capital	5	€250,000	€250,000
Share premium	5	71,347,078	71,347,078
Deficit		(6,906,126)	(6,628,685)

Total equity		€64,690,952	€64,968,393

LIABILITIES
Non-current liabilities
Advances from related parties	4	321,084	–

Current liabilities
Trade and other payables		6,000	39,756

Total liabilities		327,084	39,756

Total equity and liabilities		€65,018,036	€65,008,149

The notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

DAVION HEALTHCARE PLC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Notes	Share capital	Share premium	Deficit	Total

Balance at December 31, 2023		€200,000	€64,877,415	€(5,308,332)	€59,769,083
Loss and total comprehensive income for the period		–	–	(1,080,597)	(1,080,597)
Shares issued for payment of trade and other payables	5	5,982	5,594,018	–	5,600,000

Balance at June 30, 2024		€250,000	€71,347,078	€(6,388,929)	€65,208,149

Balance at December 31, 2024		€250,000	€71,347,078	€(6,628,685)	€64,968,393
Loss and total comprehensive income for the period		–	–	(277,441)	(277,441)

Balance at June 30, 2025		€250,000	€71,347,078	€(6,906,126)	€64,690,952

The notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

DAVION HEALTHCARE PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

		Six Months Ended	Six Months Ended
	Notes	June 30, 2025	June 30, 2024

Cash flows from operating activities:
Net loss		€(277,441)	€(1,080,597)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Increase in VAT Receivable		(5,502)	(4,972)
Increase in prepaid assets		–	(236,882)
Increase in amount due to related parties		321,084	890,915
Increase / (decrease) in trade and other payables		(33,756)	431,237
Net cash (used in)/provided by operating activities		4,385	(299)

Net cash from investing activities		–	–

Net cash from financing activities		–	–

Net (decrease)/increase in cash and cash equivalents		4,385	(299)
Cash and cash equivalents at beginning of period		11	679
Cash and cash equivalents at end of period		€4,396	€380

Non cash investing and financing activities:
Shares issued for amounts due to related parties		€–	€5,600,000
Shares issued for trade and other payables		€–	€919,663

The notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

DAVION HEALTHCARE PLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

Company information

Davion Healthcare Plc was incorporated in the Republic of Cyprus on 29 November 2022 as a Public Company and re-registered in Ireland as a Public Limited Company on 25 September 2024. Davion Healthcare Plc is a healthcare company that specialises in inventing and commercialising innovative medical technologies, pharmaceutical products and healthcare services. All references to “DAVI”, “the Company”, “we”, “us”, “the Group” or “our” refer to Davion Healthcare Plc and its wholly owned subsidiary Davion Healthcare Ltd. unless the context otherwise indicates.

1	Basis of unaudited interim financial statements

The unaudited condensed consolidated financial statements are for the six months ended June 30, 2025 and are presented in currency units Euro, which is the functional currency of the ultimate parent company. They have been prepared in accordance with IAS 34 “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”). They do not include all of the information required in annual financial statements in accordance with International Financial Reporting Standards (“IFRS”), and should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2024.

The interim condensed consolidated financial statements have been prepared in accordance with the accounting policies adopted in the Company’s most recent annual audited consolidated financial statements for the year ended December 31, 2024.

When preparing the unaudited condensed consolidated financial statements, management undertakes a number of judgements, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results may differ from the judgements, estimates and assumptions made by management, and will seldom equal the estimated results. The judgements, estimates and assumptions applied in the interim unaudited condensed consolidated financial statements and the key sources of estimation uncertainty, were the same as those applied in the Company’s last annual consolidated financial statements for the year December 31, 2024. The only exception is the estimate of income tax liabilities which is determined in these condensed consolidated financial statements using the estimated average annual effective income tax rate applied to the pre-tax income of the interim period.

1.1       Significant transactions and events

During the six months ended June 30, 2025 management has been focused on readying its commercial products for launch and preparing to become a listed public company. The significant transactions and events in 2025 are as follows:

•	In January our two executive officers, Jack Kaye, Chief Executive Officer, and David Over, Chief Commercial Officer entered into service agreements with the Company to provide ongoing services and

•	In January the Company added four independent directors to the Board of Directors.

The Company continues to rely on funding from its CEO to fund operations. Additionally, the executive officers and the Board of Directors have waived their right to renumeration in 2025 and going forward until the Company’s ordinary shares are listed on Nasdaq. Management expects that the operating costs for second half of 2025 will be consistent with the first half’s operating results, notwithstanding the costs associated with the Company listing on Nasdaq. See Note 6 for additional information regarding subsequent events.

F-28

DAVION HEALTHCARE PLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

1.2       Liquidity

The Company incurred a loss of €277,441 in the six months ended June 30, 2025 and €1,320,353 during the year ended December 31, 2024. The Company’s current assets exceeded its current liabilities by €12,036. The Company has received a Letter of Support from its Chief Executive Officer stating that that he will continue to support the Company for a period of 18 months from the filing of the Company’s annual audited financial statements approved on September 25, 2025.

Management has evaluated whether there are any material uncertainties that cast significant doubt on the entity’s ability to continue as a going concern. This includes consideration of:

•	The expected timing and risk associated with initial revenue generation.
•	The robustness of the shareholder support.
•	The adequacy of the current and forecasted cash position to meet obligations as they fall due.

Having considered all relevant factors, management does not believe that any material uncertainties exist that would cast significant doubt on the entity’s ability to continue as a going concern.

2	Adoption of new and revised standards and changes in accounting policies

The Company has evaluated the following new or amended International Financial Reporting Standards (IFRS) and Interpretations that became effective for annual reporting periods beginning on or after January 1, 2025, or were otherwise applicable to the preparation of the Company’s interim financial statements for the six months ended June 30, 2025:

Standard / Amendment	Effective Date	Key Requirement / Description
IAS 21 – Lack of Exchangeability	Annual periods beginning on or after January 1, 2025	Clarifies how to assess when a currency is not exchangeable, how to estimate an appropriate exchange rate, and adds related disclosures.
IAS 12 – International Tax Reform (Pillar Two Model Rules)	Annual periods beginning on or after January 1, 2023	Provides a temporary exception from recognizing deferred taxes related to Pillar Two top-up taxes and introduces related disclosure requirements.

F-29

DAVION HEALTHCARE PLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

Management assessment:

Management has considered each of the above amendments and standards in the preparation of the interim condensed consolidated financial statements as of and for the six months ended June 30, 2025. None of these pronouncements have had a material effect on the Company’s financial position, performance, or disclosures for the period presented.

The Company has not identified any currencies lacking exchangeability. The Company has applied the IAS 12 temporary exception for Pillar Two income taxes but has no exposure based on current operations.

Management will continue to monitor future developments in IFRS, including any further amendments to IAS 12 and the forthcoming IFRS 18 – Presentation and Disclosure in Financial Statements (effective 2027), to assess any potential future impact on the Group’s financial reporting.

3	Income tax expense

The Company’s effective tax rate was 0% for the respective periods and can be reconciled to the loss per the income statements as follows:

	June 30, 2025	June 30, 2024
	€	€
Loss before taxation	(277,441)	(1,080,597)
Expected tax credit based on a corporation tax rate of 12.50% (June 30, 2024: 12.50%)	34,680	135,075
Tax benefits not recognized	(34,680)	(135,075)
Net deferred tax asset for the year	–	–

4	Borrowings

Non-current liabilities	June 30, 2025	December 31, 2024
	€	€
Borrowings held at amortised cost:
Advances from related parties	321,084	–

During the period, Jack Kaye, the Company’s Chief Executive Officer, has paid on behalf of the Company through Malbrite Limited, a related party controlled by Jack Kaye, costs totaling €0.3 million in the 6 months to June 30, 2025 (2024: €0.1 million) in order for the Company to meet its obligations. Management has classified these advances, which are paid directly to vendors, within operations due to the nature of the transaction and represent a non cash advance to the Company. Advances are non-interest bearing and repayable only if and when the Company is able to do so.

In June 2024, all amounts payable to Jack Kaye up to that date, approximately €4.6 million, were converted to ordinary shares at a conversion ratio of 1 ordinary share for the equivalent of every $10 owed. Other creditors also converted amounts owed to them to equity on the same ratio, leaving a balance of €39,756 in Trade and other payables on the Consolidated Statements of Financial Position as of December 31, 2024. Included in the balance is €30,804 owed to Jack Kaye.

F-30

DAVION HEALTHCARE PLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

5	Share capital

In June 2024, the Company issued 4,401,800 shares of stock to various creditors and shareholders in exchange of amounts due to them of €919,663 and issued 598,246 shares of stock to its officers in exchange for amounts due to them of €5,600,000.

6	Events after the reporting date

Public listing

In August 2025, the Company filed a registration statement with the United States Securities & Exchange Commission to list its 25 million outstanding ordinary shares on Nasdaq’s Global Market, solely to permit its registered shareholders the ability to trade their shares in the United States. The registered shareholders may or may not, elect to sell their ordinary shares covered by the registration statement, as and to the extent they determine. Note, the registration statement is a secondary offering and the Company will receive no proceeds from it. Such registration statement has yet to be declared effective. Upon the Company’s listing on Nasdaq, the Company will owe its direct listing advisor a fee of 125,000 ordinary shares and $200,000, plus reimbursable expenses of up to $100,000.

Infrastructure and software development agreement

In September 2025, the Company entered into an infrastructure, software and services agreement related to its test portal for Breastcheck for $0.7 million payable over a 1 year term.

Commercial distribution agreement

In September 2025, we finalized our first global manufacturing and distribution agreement with NeuRX Health, Inc (“NeuRX”). The agreement, as amended in December 2025, provides for $120 million in staged license fee payments together with minimum annual royalties of $10 million per year over the initial ten-year term. The $120 million license fee is payable with $20 million in cash in the first year with an additional $100 million of NeuRx freely tradable shares payable in 10 equal installments over the 10 year term. Cash royalty payments are based on manufacturing and distribution volumes, subject to the minimum annual royalty. The initial term is for 10 years and Davion has an option to renew for an additional 10 year term. Under the agreement, Davion is required to provide ongoing access to our proprietary test portal. The Company may terminate the agreement if the licensee fails to make royalty and license payments when due and for other uncured breaches of contract.

7	Related party transactions

Remuneration of key management personnel

In January 1st 2025, the Chief Executive Officer, Jack Kaye and the Chief Commercial Officer, David Paul Alexander (“the Executive Directors), entered into service agreements with the Company in exchange for annual renumeration of €1,800,000 and €1,200,000, respectively including other executive level benefits. In March of 2025, the Executive Directors agreed to freeze their service contracts without any accrual being credited, until such time the Company is listed on a public exchange, at which time the agreements will commence.

Also, in January 2025, as part of the Company’s relocation to Ireland in 2024, the Company added four additional independent directors to the Board of Directors, whom have agreed to have their compensation frozen without any accrual being credited, until such time that the Company is listed on a public exchange, at which time their renumeration will commence.

F-31

Part II – Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers

Under Irish law, the Companies Act 2014, a company may not exempt or indemnify a director or officer of the company from liability for negligence, default, breach of duty or breach of trust in relation to the company. This restriction is set out in Section 235 of the Irish Companies Act 2014, which provides that any provision, whether contained in the company’s constitution or in a contract with the company or otherwise, which purports to exempt any officer of the company from, or indemnify him or her against, any such liability is void.

However, under Section 235(3) of the Companies Act 2014, a company is permitted to indemnify a director or officer against any liability incurred in defending proceedings—whether civil or criminal—in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application in which relief is granted by the court under Section 233 (relief from liability for negligence, default, breach of duty or breach of trust).

In addition, Section 235(5) allows companies to purchase and maintain directors’ and officers’ liability insurance (commonly known as “D&O insurance”) for any of its directors or officers. Davion Healthcare Plc maintains such insurance coverage for its directors and officers against certain liabilities they may incur in their capacity as such, subject to customary exclusions and limitations.

Section 133 of the Articles of Association of the Company states:

Subject to the provisions of and so far as may be permitted by the Act every Director, Managing Director, Auditor, Secretary and other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

Furthermore, Section 235(5) of the Companies Act 2014 permits a company to purchase and maintain insurance for directors and officers in respect of liability arising from their acts or omissions in that capacity.

The Company currently does not maintain directors’ and officers’ liability insurance. However, the Company intends to procure such insurance coverage prior to the commencement of trading of its ordinary shares on The Nasdaq Stock Market. This insurance will provide coverage against certain liabilities that may be incurred by the Company’s directors and officers in the performance of their duties, subject to customary limitations, exclusions, and deductibles.

Item 7. Recent Sales of Unregistered Securities

The Company has not sold any equity securities during the past three years that were not registered under the Securities Act of 1933, as amended.

II-1

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See “Index to Exhibits” on page II-3 of this Registration Statement.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the Company*
5.1	David E. Price, Esq. Legal Opinion**
10.1	Transfer Agency Agreement with VStock Transfer, LLC*
10.2	Outline Agreement between the Company and NeuRX Health Inc*
10.3	NeuRx Health Inc. Distribution Agreement*
10.4	Jack Kaye Service Agreement*
10.5	David Over Service Agreement*
10.6	Davion Healthcare Purchase and Sale Agreement dated 2/6/23*
10.7	Davion NeuRX Exhibit Addendum**
10.8	BreastTest Clinical Trials**
10.9	Andreas Ttofi Service Agreement**
23.1	Consent of Independent Auditors**
31.1	Certification by the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act*
31.2	Certification by the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act*
32	Certification by the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act*
99.1	BreastCheck EU Declaration of Conformity*
99.2	Executive Waiver of Salary Under Service Contracts*
99.3	Directors Lockup Agreement*
99.4	Letter of Support*
99.5	Representations pursuant to Instruction 2 to Item 8.A.4 of Form 20-F**
107	Filing Fee Table*

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* Previously Filed

** Filed herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cork, Ireland on 4 March, 2026.

Davion Healthcare Plc

By:	/s/ Jack Kaye
Jack Kaye
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Kaye	Chief Executive Officer	March 4, 2026
/s/ Andreas Ttofi	Chief Financial Officer	March 4, 2026
/s/ David Over	Chief Commercial Officer	March 4, 2026
/s/ Eric Peacock	Non-Executive Chairman	March 4, 2026
/s/ Kevin Riches	Non-Executive Director	March 4, 2026
/s/ Susan M King	Non-Executive Director	March 4, 2026
/s/ Julian Sluyters	Non-Executive Director	March 4, 2026
/s/ Jan Dulman	Non-Executive Director	March 4, 2026

II-4